As filed with the Securities and Exchange Commission on February 7, 2024

Registration No. 333-276663

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXPION360 INC.

(Exact name of registrant as specified in its charter)

Nevada	3691	81-2701049
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

2025 SW Deerhound Ave.

Redmond, OR 97756

(541) 797-6714

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company

112 North Curry Street

Carson City, NV 89703

(775) 684-5708

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan C. Wilkins

Amanda McFall

Stradling Yocca Carlson & Rauth LLP

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

(949) 725-4000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment, which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2024

PRELIMINARY PROSPECTUS

EXPION360 INC.

Up to 1,781,978 shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 1,781,978 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Expion360 Inc. (the “Company,” “Expion360,” “we,” “us,” or “our”) by Tumim Stone Capital, LLC (“Tumim”), or its permitted transferees or other successors-in-interest (the “Offering”). The Shares may be issued pursuant to a common stock purchase agreement, dated December 27, 2023, that we entered into with Tumim (the “Equity Line Purchase Agreement”). See the sections of this prospectus titled “The Equity Line Transaction” for a description of the Equity Line Purchase Agreement and “Selling Stockholder” for additional information regarding Tumim.

Tumim, or its permitted transferees or other successors-in-interest, may offer and sell the Shares in a number of different ways and at varying prices, including through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how Tumim may sell the Shares in the “Plan of Distribution” section on page 78 of this prospectus. Tumim is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Tumim will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of the Shares. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the Shares, including legal and accounting fees. No placement agent participated in this Offering. See the section of this prospectus titled “Plan of Distribution” for additional information. References to “Tumim” in this prospectus shall refer to any permitted transferees or other successors-in-interest to Tumim.

We are not offering any shares of Common Stock for sale under this prospectus and will not receive proceeds from the sale of the Shares by Tumim, if any. We are registering the offer and resale of the Shares to satisfy contractual obligations owed by us to Tumim pursuant to the Equity Line Purchase Agreement and documents ancillary thereto. Our registration of the Shares does not mean that Tumim will offer or sell any of the Shares. If the 1,781,978 Shares offered by Tumim under this prospectus were issued and outstanding as of the date hereof, such Shares would represent, as of the date hereof, approximately 25.5% of the total number of shares of our Common Stock outstanding as of January 12, 2024, and approximately 33.3% of the total number of outstanding shares of our Common Stock held by non-affiliates as of January 12, 2024. Any Shares resold hereunder will have been issued by us and acquired by Tumim prior to such resale.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “XPON.” On January 22, 2024, the last reported sale price of our Common Stock on Nasdaq was $4.37 per share. We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our Common Stock is speculative and involves a high degree of risk. See the section of this prospectus titled “Risk Factors“ beginning on page 9 for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2024.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-1 (as amended from time to time, the “Registration Statement”), pursuant to which Tumim may offer and sell the Shares in a number of different ways and at varying prices, including through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices from time to time in one or more offerings as described in this prospectus. We will not receive any of the proceeds from such sales of our Common Stock by Tumim. Tumim will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of the Shares. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the Shares, including legal and accounting fees. See the section of this prospectus titled “Plan of Distribution.”

We may also file a prospectus supplement or post-effective amendment to the Registration Statement of which this prospectus forms a part that may contain material information relating to this Offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any Shares, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described in the “Where You Can Find More Information” section of this prospectus.

Neither we nor Tumim has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and Tumim take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and Tumim will not make an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section of this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

ii

MARKET, INDUSTRY, AND OTHER DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal Company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies, and industry publications, articles, and surveys. Industry surveys, publications, consultant surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts, and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

The sources of certain statistical data, estimates, and forecasts contained in this prospectus are provided below:

●	Clean Energy Group, Report Shows Strong Solar + Storage Market Growth…and Plenty of Room For Improvement, August 2021.

●	Consumer Affairs, How many U.S. homes have solar panels?, November 2023.

●	Expert Market Research, Global Recreational Vehicle Market Outlook, January 2024.

●	Global Market Insights, U.S. Electric Vehicle Market Size, August 2023.

●	The International Market Analysis Research and Consulting Group (“IMARC”), Lithium-ion Battery Market Report, March 2023.

●	Markets and Markets, Global Battery Energy Storage Systems Market, February 2022.

●	Research and Markets, Global Electric Vehicle Market Size, Share & Trends Analysis Report, November 2023.

iii

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under the section of this prospectus titled “Risk Factors.” Some of the statements contained in this prospectus, including statements under this section and “Risk Factors,” are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus. See the section of this prospectus titled “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Expion360 focuses on the design, assembly, manufacturing, and sales of lithium iron phosphate (“LiFePO4”) batteries and supporting accessories for recreational vehicles (“RVs”), marine applications and recently announced our expansion into home energy storage products with plans to expand into industrial applications. We design, assemble, and distribute high-powered, lithium battery solutions using ground-breaking concepts with a creative sales and marketing approach. We believe that our product offerings include some of the most dense and minimal-footprint batteries in the RV and marine industries. We are developing the e360 Home Energy Storage, a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple intellectual property strategies with cutting-edge research and unique products to sustain and scale the business. We currently have customers consisting of dealers, wholesalers, private label customers and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are currently the RV and marine industries. We believe that we are well positioned to capitalize on the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy storage with our introduction of two LiFePO4 battery storage solutions, where we aim to provide a cost-effective, low barrier of entry, flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV, marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding electric forklift and industrial material handling markets.

Expion360’s e360 product line, which is manufactured for the RV and marine industries, was launched in December 2020. The e360 product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. In December 2023, we announced our entrance into the home energy storge market with our introduction of two premium LiFePO4 battery storage solutions that enable residential and small business customers to create their own stable micro-energy grid and lessen the impact of increasing power fluctuations and outages. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate detailed-oriented design and engineering and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Recent Developments

In December 2023, John Yozamp retired as our Chief Business Development Officer. In connection with Mr. Yozamp’s retirement, the Company and Mr. Yozamp entered into: (i) a consulting agreement pursuant to which Mr. Yozamp has agreed to provide services as an independent sales representative for the Company for a period of six months, subject to extension or earlier termination as provided for in the agreement, and (ii) a standard release agreement pursuant to which Mr. Yozamp agreed to release certain claims against the Company.

In December 2023, we entered into a securities purchase agreement (the “Note Purchase Agreement”) with 3i, LP (“3i”) pursuant to which we sold, and 3i purchased: (i) a senior unsecured convertible note issued by the Company in the aggregate principal amount of $2,750,000, with an 10.0% original issue discount and an interest rate of nine percent (9.0%) per annum (the “3i Note”), (ii) up to $247,500 in newly issued shares of Common Stock (the “Interest Shares”), which may be payable, at the Company’s option and subject to the fulfillment of certain conditions set forth in the 3i Note, to satisfy interest payments under the Note, and (c) 63,497 shares of Common Stock (the “3i Commitment Shares”), which is equal to $300,000 of shares of Common Stock calculated as of the date of the Note Purchase Agreement issued to 3i as consideration for its commitment to purchase the Note (collectively, the “3i Note Transaction”). The 3i Note is convertible into a maximum of 727,387 shares of Common Stock. The conversion of the 3i Note is subject to the terms of the Note Purchase Agreement, including the beneficial ownership limitations and share issuance caps specified therein. In connection with the 3i Note Transaction, we filed a prospectus supplement with the SEC pursuant to Rule 424(b) under the Securities Act.

In December 2023, we entered into the Equity Line Purchase Agreement with Tumim, pursuant to which we, in our sole discretion, may sell up to $20.0 million in aggregate of newly issued common stock to Tumim, subject to certain beneficial ownership limitations and limitations on the maximum number of shares we may issue and sell in accordance with Nasdaq listing requirements. In connection with the Equity Line Transaction (as defined below), we entered into a registration rights agreement with Tumim, pursuant to which we will file a resale registration statement with respect to the shares we may sell to Tumim under the Equity Line Purchase Agreement.

Risk Factor Summary

Before you invest in our Common Stock, you should carefully consider all of the information in this prospectus, including matters set forth under the section of this prospectus titled “Risk Factors.” These risks include, but are not limited to, the following:

●	We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

●	Our audited financial statements include a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

●	We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our sales in 2022 and 2021.

●	Nearly all of our raw materials enter the United States through a limited number of ports and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product deliver difficulties could interfere with our distribution plans and reduce our revenue.

●	Increases in costs, disruption of supply or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.

●	We are currently, and will likely continue to be, dependent on our two warehouse facilities. If our facilities become inoperable for any reason, our ability to produce our products could be negatively impacted.

●	Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements and our stockholders may be diluted by future securities offerings.

●	Our stock price may fluctuate significantly, and you may lose all or a part of your investment.

●	You may be diluted by the future issuance of additional Common Stock in connection with our incentive plans, acquisitions or otherwise.

●	Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

●	We may not be able to maintain a listing of our Common Stock on Nasdaq.

●	Our long-term lease and debt obligations could adversely affect our ability to raise additional capital to fund operations and limit our ability to enter into certain transactions.

●	Our principal stockholder continues to have substantial control over us.

●	It is not possible to predict the actual number of Shares we will sell under the Equity Line Purchase Agreement, or the actual gross proceeds resulting from such sales. We may not have access to the full amount available under the Equity Line Purchase Agreement with Tumim.

●	We may require additional financing to sustain our operations and without it we will not be able to continue operations.

●	Tumim may choose to sell the Shares at prices below the current market price.

●	You may experience future dilution as a result of issuance of the Shares, future equity offerings by us and other issuances of our Common Stock or other securities. In addition, the issuance of the Shares and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation and an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or golden parachute arrangements.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of their public company effective dates.

We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering; (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation from time to time pursuant to SEC rules); (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Common Stock held by non-affiliates were at least $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our public float is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our public float is less than $700.0 million measured on the last business day of our second fiscal quarter. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to take advantage of many of the same exemptions from disclosure requirements, such as reduced disclosure regarding executive compensation, among others.

For certain risks related to our status as an emerging growth company, see “Risk Factors — Risks Related to Ownership of our Common Stock — We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.”

Channels For Disclosure of Information

We announce material information to the public through filings with the SEC, the investor relations page on our website (expion360.com), press releases, public conference calls, and public webcasts. We encourage investors, the media and others to follow the channels listed above and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website. The inclusion of our website address in this prospectus is an inactive textual reference only.

Corporate Information

Expion360 was initially organized as a limited liability company under the name “Yozamp Products Company, LLC” in the State of Oregon on June 16, 2016, and converted to a Nevada corporation under its current name pursuant to articles of conversion dated as of November 16, 2021. Our principal executive offices are located at 2025 SW Deerhound Ave, Redmond, Oregon 97756 and our phone number is (541) 797-6714. Our principal website is expion360.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or the Registration Statement of which it forms a part. The inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our Common Stock.

THE OFFERING

On December 27, 2023, we entered into the Equity Line Purchase Agreement with Tumim, pursuant to which Tumim committed to purchase up to $20.0 million of our Common Stock (the “Total Commitment”), at our direction from time to time over the term of the Equity Line Purchase Agreement, subject to certain terms, conditions and limitations in the Equity Line Purchase Agreement. On December 27, 2023, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Tumim, pursuant to which we are filing the Registration Statement of which this prospectus forms a part. Such Registration Statement is being filed to register for resale, under the Securities Act, the Shares that may be issued to Tumim under the Equity Line Purchase Agreement.

The sale of our Common Stock by us to Tumim under the Equity Line Purchase Agreement is subject to certain limitations and may occur, from time to time at our sole discretion, over a 24-month period, commencing upon the date the Registration Statement of which this prospectus forms a part is declared effective by the SEC (the “Effective Date”), provided that a final prospectus in connection therewith is filed, and the other conditions set forth in the Equity Line Purchase Agreement are satisfied (collectively, the “Commencement”). From and after the date on which the Commencement occurs (the “Commencement Date”), we have the right, but not the obligation, from time to time at our sole discretion, to direct Tumim to purchase certain amounts of our Common Stock, subject to certain limitations in the Equity Line Purchase Agreement, that we specify in purchase notices that we deliver to Tumim under the Equity Line Purchase Agreement (each such purchase, a “Purchase”). The purchase price of the shares of our Common Stock that we may direct Tumim to purchase in a Purchase will be equal to ninety-five percent (95.0%) of the lowest daily volume weighted average price (“VWAP”) of our Common Stock on Nasdaq during the three consecutive trading day-period immediately following the trading day on which Tumim has received, after 4:00 p.m. New York City time but prior to 6:30 p.m. New York City time on such trading day, the applicable purchase notice for such Purchase (each such period, a “VWAP Purchase Valuation Period” and the trading day on which Tumim has received such applicable purchase notice, the “VWAP Purchase Exercise Date”).

There is no upper limit on the price per share that Tumim could be obligated to pay for our Common Stock under the Equity Line Purchase Agreement. The purchase price per share of our Common Stock sold in a Purchase will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable VWAP Purchase Valuation Period for such Purchase.

Tumim has no right to require us to sell any shares of our Common Stock to it, but Tumim is obligated to make purchases as directed by us, subject to the satisfaction of conditions set forth in the Equity Line Purchase Agreement at Commencement and thereafter at each time that we direct Tumim to purchase shares of our Common Stock under the Equity Line Purchase Agreement. Actual sales of shares of our Common Stock to Tumim will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for us and our operations.

Under the Nasdaq listing rules, in no event may we issue or sell to Tumim under the Equity Line Purchase Agreement and the transactions contemplated thereby, shares of our Common Stock in excess of 1,383,890 shares (the “Exchange Cap”), which is equal to 19.99% of the number of shares of our Common Stock outstanding immediately prior to the execution of the Equity Line Purchase Agreement. We will need to obtain stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap, unless the average price of all applicable sales of our Common Stock to Tumim under the Equity Line Purchase Agreement equals or exceeds $5.45 (which is the Nasdaq official closing price of the Common Stock on the date of the Equity Line Purchase Agreement), in which case, under the Nasdaq listing rules, the Exchange Cap will not apply to issuances and sales of our Common Stock under the Equity Line Purchase Agreement. In any event, the Equity Line Purchase Agreement specifically provides that we may not issue or sell any shares of our Common Stock under the Equity Line Purchase Agreement if such issuance or sale would breach any Nasdaq listing rule.

The Equity Line Purchase Agreement also prohibits us from directing Tumim to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Tumim (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Tumim beneficially owning more than 9.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

The net proceeds under the Equity Line Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our Common Stock to Tumim. We expect that any proceeds received by us from such sales will be used for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Equity Line Purchase Agreement or Registration Rights Agreement, other than a prohibition on entering into certain types of “dilutive” equity transactions during a pending purchase and prior to the full settlement thereof under the Equity Line Purchase Agreement, and a requirement for us to pay certain liquidated damages to Tumim if we fail to meet certain obligations under the Registration Rights Agreement. Tumim has agreed not to cause, or engage in any manner whatsoever, any direct or indirect short selling or hedging of our Common Stock during the term of the Equity Line Purchase Agreement.

The Equity Line Purchase Agreement will automatically terminate upon the earliest of: (i) the first day of the calendar month immediately following the 24-month anniversary of the Effective Date, (ii) the date on which Tumim shall have purchased the Total Commitment worth of Shares pursuant to the Equity Line Purchase Agreement, or (iii) the occurrence of certain other events set forth in the Equity Line Purchase Agreement. We have the right to terminate the Equity Line Purchase Agreement at any time after Commencement, at no cost or penalty, upon ten trading days’ prior written notice to Tumim.

Neither we nor Tumim may assign or transfer any rights and obligations under the Equity Line Purchase Agreement, and no provision of the Equity Line Purchase Agreement or the Registration Rights Agreement may be modified or waived by either the Company or Tumim.

The Equity Line Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the Company and Tumim. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the Company and Tumim and may be subject to limitations agreed upon by the Company and Tumim.

We do not know what the purchase price for our Common Stock will be and therefore cannot be certain as to the number of shares we might issue to Tumim under the Equity Line Purchase Agreement.

As of January 12, 2024 there were 6,986,409 shares of our Common Stock outstanding. If all of the Shares offered by Tumim for resale under this prospectus were issued and outstanding as of the date hereof (without taking into account the Exchange Cap or the Beneficial Ownership Limitation), such Shares would represent approximately 25.5% of the total number of shares of our Common Stock outstanding and approximately 33.3% of the total number of outstanding shares held by non-affiliates, in each case as of January 12, 2024. If we elect to issue and sell more than the Shares to Tumim, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Tumim is dependent upon the number of shares we may elect to sell to Tumim under the Equity Line Purchase Agreement from and after the Commencement Date.

There are substantial risks to our stockholders as a result of the sale and issuance of our Common Stock to Tumim under the Equity Line Purchase Agreement. These risks include substantial dilution, significant declines in our stock price and our inability to draw sufficient funds when needed. See the section of this prospectus titled “Risk Factors.” Issuances of our Common Stock in this Offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuances to Tumim. See the section of this prospectus titled “Dilution.”

SECURITIES OFFERED

The following summary contains basic information about this Offering and our Common Stock and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our Common Stock, please refer to “Description of Capital Stock.”

Common Stock offered by Tumim	Up to 1,781,978 Shares we may sell to Tumim under the Equity Line Purchase Agreement from time to time after the date hereof.

Common Stock outstanding prior to this Offering(1)	6,986,409 shares of Common Stock.

Common Stock to be outstanding after this Offering(1)	Up to 8,768,387 shares of Common Stock, assuming the sale of an aggregate 1,781,978 Shares to Tumim under the Equity Line Purchase Agreement from time to time after the date hereof. The actual number of shares issued will vary depending upon the actual sales prices under this Offering.

Use of proceeds	We will not receive any proceeds from the resale of the Shares by Tumim included in this prospectus. We may receive up to $20.0 million in aggregate gross proceeds under the Equity Line Purchase Agreement from sales of our Common Stock that we may elect to make to Tumim pursuant to the Equity Line Purchase Agreement from time to time in our sole discretion, from and after the Commencement Date. We may use the proceeds from sales of our Common Stock to Tumim for working capital and general corporate purposes. See the section of this prospectus titled “Use of Proceeds.”

Nasdaq symbol	“XPON”

Risk factors	Investing in our Common Stock is speculative and involves a high degree of risk. See the section of this prospectus titled “Risk Factors” beginning on page 9 and other information appearing elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our Common Stock. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

(1)	The number of shares of our Common Stock that will be outstanding immediately after this Offering is based on 6,986,409 shares outstanding as of January 12, 2024, and excludes the following:

●	78,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of January 12, 2024, at an exercise price of $2.90 per share;

●	521,825 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of January 12, 2024, at an exercise price of $3.32 per share;

●	148,005 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of January 12, 2024, at an exercise price of $9.10 per share;

●	25,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of January 12, 2024, at an exercise price of $5.00 per share;

●	30,000 shares of Common Stock issuable upon the exercise of options outstanding as of January 12, 2024, which were not issued under a specified plan;

●	1,111,585 shares of Common Stock issuable upon the exercise of equity incentive awards outstanding under our 2021 Incentive Award Plan as of January 12, 2024;

●	575,843 shares of Common Stock available for future issuance under our 2021 Incentive Award Plan as of January 12, 2024;

●	any shares of Common Stock available for future issuance under our 2021 Incentive Award Plan, which will continue to increase in future years pursuant to the plan’s evergreen provision;

●	2,500,000 shares of Common Stock available for future issuance under our 2021 Employee Stock Purchase Plan as of January 12, 2024;

●	an aggregate of up to 779,669 shares of Common Stock, which consists of 727,387 shares issuable upon conversion of the 3i Note and up to 52,282 Interest Shares under the Note Purchase Agreement; and

●	any additional shares of Common Stock we have issued or may issue from time to time after January 12, 2024.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. We have also identified a number of these factors under the heading “Risk Factors” in our periodic reports we file with the SEC, including our quarterly reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, and will do so in our future filings. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity, results of operations, and prospects. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. If any of the following risks or other risks not specified below materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our shares of Common Stock could decline.

Risks Related to Our Business

We operate in an extremely competitive industry and are subject to pricing pressures.

We compete with a number of major international and domestic manufacturers, assemblers and distributors, as well as a large number of smaller, regional competitors. In addition, our customers have many choices for energy storage solutions in the markets that we serve including both traditional lead-acid products as well as lithium-ion products. We anticipate continued competitive pricing pressure, including due to foreign producers who are able to employ labor at significantly lower costs than producers in the U.S., expand their export capacity and increase their marketing presence in our major Americas markets. Several of our competitors have strong technical, marketing, sales, manufacturing, distribution and other resources, as well as significant name recognition, established positions in the market and long-standing relationships with OEMs and other customers. Our ability to maintain and improve our operating margins has depended, and continues to depend, on our ability to control and reduce our costs. We cannot assure you that we will be able to continue to control our operating, assembly and manufacturing expenses, to raise or maintain our prices or increase our unit volume or unit mix, in order to maintain or improve our operating results.

We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

We have experienced net losses in each period since inception. We generated net losses of $7,536,540 and $4,720,858 for the years ended December 31, 2022 and 2021, respectively.

Part of our business strategy is to focus on our long-term growth. As a result, our profitability may be lower in the near-term than it would be if our strategy were to maximize short-term profitability. Significant expenditures on sales and marketing efforts, expanding our platform, products, features, and functionality, and expanding our research and development, each of which we intend to continue to invest in, may not ultimately grow our business or cause long-term profitability. If we are ultimately unable to achieve profitability at the level anticipated by industry or financial analysts and our stockholders, our stock price may decline.

Our efforts to grow our business may be costlier than we expect, or our revenue growth rate may be slower than we expect, and we may not be able to increase our revenue enough to offset the increase in operating expenses resulting from these investments. If we are unable to continue to grow our revenue, the value of our business and common stock may significantly decrease, which may in turn have a material adverse effect on our ability to raise capital to grow our business.

Our audited financial statements include a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

Our audited financial statements as of and for the years ended December 31, 2022 and 2021 were prepared on the assumption that we would continue as a going concern. For the years ended December 31, 2022 and 2021, the Company has sustained recurring losses and negative cash flows from operations. These factors raise substantial doubt about our ability to continue as a going concern over the next 12 months and our independent auditors have included a “going concern” explanatory paragraph in their report on our financial statements as of and for the years ended December 31, 2022 and 2021. If our operating results fail to improve and/or if we fail to raise additional debt or equity financing, then our financial condition could render us unable to continue as a going concern.

Our business and future growth depends on the needs and success of our customers.

Our customers include dealers, wholesalers, private-label customers and original equipment manufacturers (“OEMs”). The demand for our products ultimately depends on consumers in our current end markets (primarily owners of RVs and marine vessels). These markets can be impacted by numerous factors, including, consumer spending, travel restrictions, fuel costs and energy demands (including an increasing trend towards the use of green energy) and overall economic conditions. Increases or decreases in these variables may significantly impact the demand for our products. If we fail to accurately predict demand, we may be unable to meet our customers’ needs, resulting in the loss of potential sales, or we may produce excess products, resulting in increased inventory and overcapacity in our production facilities, increasing our unit production cost and decreasing our operating margins.

We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our sales in 2022 and 2021.

We currently derive a significant portion of our revenues from a limited number of customers. During the year ended December 31, 2022, sales to our top three customers totaled $2,905,326, comprising approximately 41% of our total sales, including sales to one customer, which totaled $1,346,344 or approximately 19% of our total sales. Amounts due from these customers totaled $127,795, representing approximately 43% of our total accounts receivable at December 31, 2022. During the year ended December 31, 2021, sales to one customer totaled $488,860 and comprised approximately 11% of our total sales. There were no accounts receivable from this customer as of December 31, 2021; however, amounts due from three other customers totaling $658,317 represented approximately 85% of our total accounts receivable at December 31, 2021. There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. In addition, our sales are completed on a purchase order basis and most are without firm, long-term revenue commitments or sales arrangements. It is not possible for us to predict the future level of demand for our products and services that will be generated by our customers or the future demand for the products and services of our other customers. If any of our customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our products which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations and/or trading price of our Common Stock. Furthermore, there is inherent risk associated with accounts receivable concentration as a deterioration in the financial condition of a limited number of account debtors, or any other factor which affects their ability or willingness to pay could in turn have a material adverse effect on our financial condition.

We may not be able to successfully manage our growth.

We have been continuously expanding our operations since our founding in 2016. As we continue to grow, we must continue to improve our managerial, technical and operational knowledge and allocation of resources, and to implement an effective management information system. To effectively manage our expanded operations, we need to continue to recruit and train managerial, accounting, internal audit, engineering, assembly and manufacturing, technical, sales and other staff to satisfy our development requirements and there are currently significant labor shortages in the market. In order to fund our ongoing operations and our future growth, we need to have sufficient internal sources of liquidity or access to additional financing from external sources. Furthermore, we will be required to manage relationships with a greater number of customers, suppliers, contractors, service providers, lenders and other third parties. We will need to further strengthen our internal control and compliance functions to ensure that we are able to comply with our legal and contractual obligations and to reduce our operational and compliance risks. We cannot assure you that we will not experience issues such as capital constraints, construction delays, operational difficulties at new locations, or difficulties in expanding our existing business and operations and in recruiting and training an increasing number of personnel to manage and operate the expanded business. Our expansion plans may also adversely affect our existing operations and thereby have a material adverse effect on our business, prospects, financial condition and results of operations.

Our results of operations may be negatively impacted by public health epidemics or outbreaks.

We are exposed to risks associated with public health crises and epidemics or pandemics. A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact our operations and demand for our products and therefore have a material adverse effect on our business and results of operations. For example, the COVID-19 global pandemic adversely impacted our operations, supply chains, and distribution systems as well as those of our third-party suppliers and manufacturers, which are located in the United States, Asia and Europe. A future public health epidemic or outbreak may make it more difficult for us and our third-party manufacturers to find sufficient components or raw materials and component parts on a timely basis or at a cost-effective price. Any performance failure on the part of any of our significant suppliers or third-party manufacturers could interrupt production of our products, which would have a material adverse effect on our business, financial condition and results of operations. In addition, during the COVID-19 pandemic we experienced shortages and workforce slowdowns due to stay-at-home mandates, illness among our workforce, delays in shipping finished products to customers, and delays in our receiving batteries and certain components. The highly competitive labor market made it difficult to recruit and maintain a workforce properly sized and suited for our operational and strategic needs, which further adversely impacted our business, and any future incidence of disease could similarly impact our business. In addition, while the COVID-19 pandemic positively impacted our battery sales due to more consumers adopting the RV lifestyle, there is no guarantee that any such increase would be sustained, which could cause our results of operations to fluctuate.

If we fail to expand our sales and distribution channels, our business could suffer.

Our success, and our ability to increase sales and operate profitably, depends on our ability to identify target customers and convert these customers into meaningful orders, as well as our continued development of existing customer relationships. If we are unable to expand our sales and distribution channels, we may not be able to increase revenue or achieve market acceptance of our products. We have recently expanded our direct sales force and plan to recruit additional sales personnel. New sales personnel will require training and take time to achieve full productivity, and there is strong competition for qualified sales personnel in our business. In addition, we believe that our future success is dependent upon establishing successful relationships with a variety of distribution partners. To date, we have entered into agreements with only a small number of these distribution partners. We cannot be certain that we will be able to reach agreement with additional distribution partners on a timely basis or at all, or that these distribution partners will devote adequate resources to selling our products. Furthermore, if our distribution partners fail to adequately market or support our products, the reputation of our products in the market may suffer. In addition, we will need to manage potential conflicts between our direct sales force and any third-party reselling efforts. There can be no assurances that any of our efforts to expand our sales and distribution channels will be successful.

Our ability to expand into international markets is uncertain.

Our strategy is to expand our operations into international markets. In addition to general risks associated with international expansion, such as foreign currency fluctuations and political and economic instability, we face the following risks and uncertainties any of which could prevent us from selling our products in a particular country or harm our business operations once we have established operations in that country:

●	the difficulties and costs of localizing products for foreign markets;

●	the need to modify our products to comply with local requirements in each country; and

●	our lack of a direct sales presence in other countries, our need to establish relationships with distribution partners to sell our products in these markets and our reliance on the capabilities and performance of these distribution partners.

If we are unable to expand into international markets in the manner expected, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Nearly all of our raw materials enter the United States through a limited number of ports and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product deliver difficulties could interfere with our distribution plans and reduce our revenue.

We currently rely exclusively on foreign manufacturers to manufacture the lithium-ion batteries used as raw materials in our products, as well as certain other of our raw materials. We may suffer delays in receiving raw materials due to work stoppages, strikes or lockouts or other bottlenecks at the ports through which our raw materials are shipped. Likewise, we rely on trucking carriers to deliver products from the port of arrival to our distribution facilities and from our distribution facilities to our customers. Additionally, in some cases, third parties sort, store and direct-ship products to our customers. Labor unrest or other disruptions could result in product shortages and delays in distributing our products to retailers, which could materially and adversely affect our business, financial condition, results of operations and prospects.

The uncertainty in global economic conditions could negatively affect the Company’s operating results.

Our operating results are directly affected by the general global economic conditions of the industries in which our major customer groups operate. Our business is also highly dependent on the economic and market conditions in each of the geographic areas in which we operate. Our products are heavily dependent on the end markets that we serve and our operating results will vary by location, depending on the economic environment in these markets. Sales of our RV and marine power products, for example, depend significantly on demand for new electric products for RVs and marine applications, which, in turn, depends on end-user demand for RVs and boats. The uncertainty in global economic conditions varies by geographic location and can result in substantial volatility in global credit markets, particularly in the United States. These conditions, including levels of consumer spending, economic recessions, slow economic growth, economic and pricing instability, inflation levels, increase of interest rates, credit market volatility and adverse developments affecting financial institutions, could affect our business by reducing prices that our customers may be able or willing to pay for our products or by reducing the demand for our products. In addition, the Russia-Ukraine conflict has and may continue to further exacerbate disruptions in the global supply chain. As a result of sanctions imposed in relation to the Russia-Ukraine conflict, gas prices in the United States have risen to historic levels. This rise in price may cause a decrease in RV travel, which could ultimately negatively impact sales of our batteries for RVs. In 2022, we also experienced increased shipping costs as a result of increased fuel costs and shutdowns at the ports through which our lithium-ion batteries and other raw materials are shipped due to COVID-19 restrictions. Any of the above factors could, in turn, negatively impact our sales and earnings generation and result in a material adverse effect on our business, cash flow, results of operations and financial position.

Government reviews, inquiries, investigations, and actions could harm our business or reputation.

As we operate in various locations around the world, our operations in certain countries are subject to significant governmental scrutiny and may be adversely impacted by the results of such scrutiny. The regulatory environment with regard to our business is evolving, and officials often exercise broad discretion in deciding how to interpret and apply applicable regulations. From time to time, we receive formal and informal inquiries from various government regulatory authorities, as well as self-regulatory organizations, about our business and compliance with local laws, regulations or standards. Any determination that our operations or activities, or the activities of our employees, are not in compliance with existing laws, regulations or standards could result in the imposition of substantial fines, interruptions of business, loss of supplier, vendor, customer or other third-party relationships, termination of necessary licenses and permits, or similar results, all of which could potentially harm our business and/or reputation. Even if an inquiry does not result in these types of determinations, regulatory authorities could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business, and it potentially could create negative publicity which could harm our business and/or reputation.

Our operating results could be adversely affected by changes in the cost and availability of raw materials and we are dependent on third-party manufacturers and suppliers.

We currently rely on multiple third-party manufacturers located in China who also produce our battery cells and we intend to continue to rely on these suppliers going forward. Lithium-ion batteries are our most significant raw material and are used along with significant amounts of plastics, steel, copper and other materials in our assembly and manufacturing processes. Our third-party manufacturers source the raw materials and battery components required for the production of our batteries directly from third-party suppliers and thus we may have limited control over the agreed pricing for these raw materials and battery components. We estimate that raw material costs account for over half of our cost of goods sold. The costs of these raw materials, particularly lithium-ion batteries, are volatile and beyond our control. Additionally, availability of the raw materials used to manufacture our products may be limited at times resulting in higher prices and/or the need to find alternative suppliers. Furthermore, the cost of raw materials may also be influenced by transportation costs. Volatile raw material costs can significantly affect our operating results and make period-to-period comparisons extremely difficult. We cannot assure you that we will be able to either hedge the costs or that we or our third-party manufacturers will be able to secure the availability of our raw material requirements at a reasonable level or that we will be able to pass on to our customers the increased costs of our raw materials without affecting demand, or that limited availability of materials will not impact our production capabilities. Our inability to raise the price of our products in response to increases in prices of raw materials or to maintain a proper supply of raw materials could have an adverse effect on our revenue, operating profit, and net income.

In addition, during the years ended December 31, 2022 and 2021, approximately 85% and 90%, respectively, of inventory purchases were made from foreign suppliers in China and Hong Kong. Our dependence on a limited number of key third-party manufacturers and suppliers exposes us to challenges and risks in ensuring that we maintain adequate supplies required to produce our batteries. We do not have long-term purchase arrangements with our third-party manufacturers and our purchases are completed on a purchase order basis. Thus, although we carefully manage our inventory and lead-times, we may experience a delay or disruption in our supply chain and/or our current suppliers may not continue to provide us with lithium-ion batteries in our required quantities or to our required specifications and quality levels or at attractive prices. Our close working relationships with our China-based suppliers to-date, reflected in our ability to increase our purchase order volumes (qualifying us for related volume-based discounts) and to order and receive delivery of components in advance of required demand, has helped us moderate or offset increased supply-related costs associated with inflation, currency fluctuations and tariffs imposed on our battery imports by the U.S. government and avoid potential shipment delays. If we are unable to enter into or maintain commercial arrangements with these suppliers on favorable terms, or if any of these suppliers experience unanticipated delays, disruptions or shutdowns or other difficulties ramping up their supply of products or materials to meet our requirements, our assembly operations and customer deliveries would be seriously impacted, potentially resulting in liquidated damages and harm to our customer relationships. Although we believe we could locate alternative suppliers to fulfill our needs, we may be unable to find a sufficient alternative supply in a reasonable time or on commercially reasonable terms.

Further, our dependence on these third-party suppliers entails additional risks, including:

●	inability, failure or unwillingness of third-party suppliers to comply with regulatory requirements;

●	breach of supply agreements by the third-party suppliers;

●	misappropriation or disclosure of our proprietary information, including our trade secrets and know-how;

●	relationships that third-party suppliers may have with others, which may include our competitors, and failure of third-party suppliers to adequately fulfill contractual duties, resulting in the need to enter into alternative arrangements, which may not be available, desirable or cost-effective; and

●	termination or nonrenewal of agreements by third-party suppliers at times that are costly or inconvenient for us.

Because our key manufacturers and suppliers are located in China, we are exposed to the possibility of product supply disruption and increased costs in the event of changes in the policies, laws, rules and regulations of the United States or Chinese governments, as well as political unrest or unstable economic conditions in China. For example, trade tensions between the United States and China have been escalating in recent years. Most notably, several rounds of U.S. tariffs have been placed on Chinese goods being exported to the United States. Each of these U.S. tariff impositions against Chinese exports was followed by a round of retaliatory Chinese tariffs on U.S. exports to China. Our batteries and other components we purchase from China have been, and may in the future be, subject to these tariffs, which could increase our manufacturing costs and could make our products, if successfully developed and approved, less competitive than those of our competitors whose inputs are not subject to these tariffs. We may otherwise experience supply disruptions or delays, and although we carefully manage our inventory and lead-times, our suppliers may not continue to provide us with battery components in our required quantities, to our required specifications and quality levels or at attractive prices.

Further, we may be unable to control price fluctuations for these components or negotiate supply arrangements on favorable terms to us. We may also be exposed to fluctuations in the value of the U.S. dollar relative to the Renminbi with any appreciation in the value of the Renminbi increasing our costs for lithium-ion batteries and other raw materials sourced from China. Substantial increases in the prices for our lithium-ion batteries and other raw materials would increase our operating costs and negatively impact our results of operations. In addition, foreign currency fluctuations relative to the value of the U.S. dollar could affect the price of components and materials used in our batteries and sourced from countries other than the United States.

Increases in costs, disruption of supply or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.

From time to time, we may experience increases in the cost or a sustained interruption in the supply or shortage of battery components. For example, a global shortage and component supply disruptions of electronic battery components are currently being reported, and the full impact to us is yet unknown. Other examples of shortages and component supply disruptions could include the supply of electronic components and raw materials (such as resins and other raw metal materials) that go into the production of our battery components. Any such cost increase or supply interruption could materially and negatively impact our business, prospects, financial condition and operating results. The prices for our battery components fluctuate depending on market conditions and global demand, and could adversely affect our business, prospects, financial condition and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for battery cells. These risks include, but are not limited to:

●	supply shortages caused by the inability or unwillingness of suppliers and their competitors to build or operate component production facilities to supply the numbers of battery components required to support the rapid growth of the electric RV and marine component vehicle industry and other industries in which we operate as demand for such components increases;

●	disruption in the supply of electronic circuits due to quality issues or insufficient raw materials;

●	a decrease in the number of manufacturers of battery components; and

●	an increase in the cost of raw materials.

We are dependent on the continued supply of battery components for our products. Any disruption in the supply of battery components could temporarily disrupt production of our products by our third-party manufacturers until a different supplier is fully qualified. The cost of our battery products depends in part upon the prices and availability of raw materials such as lithium, nickel, cobalt, and/or other metals which are used to produce battery components. Our third-party manufacturers source the raw materials and battery components required for the production of our batteries directly from third-party suppliers and thus we may have limited control over the agreed pricing for these raw materials and battery components. The prices for these materials fluctuate and their available supply may be unstable, depending on market conditions and global demand for these materials, including as a result of increased global production of electric vehicles (“EVs”) and energy storage products Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges. Any reduced availability of these raw materials or substantial increases in the prices for such materials may increase the cost of our components and consequently, the cost of our products. There can be no assurance that we will be able to recoup increasing costs of our components by increasing prices, which in turn could damage our brand, business, prospects, financial condition and operating results.

We are currently, and will likely continue to be, dependent on our two warehouse facilities. If our facilities become inoperable for any reason, our ability to produce our products could be negatively impacted.

All of our battery assembly currently takes place at our headquarters located in Redmond, Oregon. We currently operate one battery production line, which has been sufficient to meet customer demand. If this production line were to be inoperable for any period of time, we would face delays in meeting orders, which could prevent us from meeting demand or require us to incur unplanned costs, including capital expenditures. In addition, we have a second distribution warehouse in Elkhart, Indiana to service and provide a stocking location for several large manufacturers in the area.

Our facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, utility and transportation infrastructure disruptions, acts of war or terrorism, or by public health crises, such as the ongoing COVID-19 pandemic, which may render it difficult or impossible for us to assemble our products for an extended period of time. The inability to produce our products or the backlog that could develop if any of our facilities is inoperable for even a short period of time may result in increased costs, harm to our reputation, a loss of customers or a material adverse effect on our business, financial condition or results of operations. Although we maintain property damage and business interruption insurance, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, if at all.

Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States. As part of this agenda, we have leased another facility in Redmond, Oregon and are in the process of constructing a new assembly line at this facility. Our plans for expansion may experience delays, incur additional costs or cause disruption to our existing production lines. The costs to successfully achieve our expansion goals may be greater than we expect, and we may fail to achieve our anticipated cost efficiencies, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, while we are generally responsible for delivering products to the customer, we do not maintain our own fleet of delivery vehicles and outsource this function to third parties. Any shortages in trucking capacity, any increase in the cost thereof or any other disruption to the highway systems could limit our ability to deliver our products in a timely manner or at all.

Lithium-ion battery cells have been observed to catch fire or release smoke and flame, which may have a negative impact on our reputation and business.

Our lithium-ion batteries use LiFePO4 as the cathode material for lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by releasing smoke and flames in a manner that can ignite nearby materials and other lithium-ion cells. This faulty result could subject us to lawsuits, product recalls, or redesign efforts, all of which would be time consuming and expensive. Further, negative public perceptions regarding the suitability or safety of lithium-ion cells or any future incident involving lithium-ion cells, such as a vehicle or other fire, even if such incident does not involve our products, could seriously harm our business and reputation.

To facilitate an uninterrupted supply of lithium-ion batteries, we store a significant number of lithium-ion batteries at our facilities. Any mishandling, other safety issue or fire related to the cells or batteries could disrupt our operations. In addition, any accident, whether occurring at our facilities or from the use of our batteries, may result in significant production interruption, delays or claims for substantial damages caused by personal injuries or property damage. Such damage or injury could lead to adverse publicity and potentially a product recall, which could have a material adverse effect on our brand, business, financial condition and results of operations.

We could face potential product liability claims relating to our products, which could result in significant costs and liabilities, which would reduce our profitability.

We face an inherent business risk of exposure to product liability claims in the event that the use of any of our products results in personal injury or property damage. We are also exposed to potential liability and product performance warranty risks that are inherent in the design, assemble, manufacture and sale of our products. In the event that any of our products prove to be defective, we may be required to recall or redesign such products, which would result in significant unexpected costs. Any insurance we maintain may not be available on terms acceptable to us or such coverage may not be adequate for liabilities actually incurred. Further, any claim or product recall could result in adverse publicity against us, which could adversely affect our sales or increase our costs.

Our operations expose us to litigation, tax, environmental and other legal compliance risks.

We are subject to a variety of litigation, tax, environmental, health and safety and other legal compliance risks. These risks include, among other things, possible liability relating to product liability matters, personal injuries, intellectual property rights, contract-related claims, government contracts, taxes, health and safety liabilities, environmental matters and compliance with competition laws and laws governing improper business practices. We could be charged with wrongdoing as a result of such matters. If convicted or found liable, we could be subject to significant fines, penalties, repayments or other damages (in certain cases, treble damages). In the area of taxes, changes in tax laws and regulations, as well as changes in related interpretations and other tax guidance could materially impact our tax receivables and liabilities and our deferred tax assets and tax liabilities. We plan to manufacture lithium-ion batteries in the future which involves processing, storing, disposing of and otherwise moving large amounts of hazardous materials. As a result, we will be subject to extensive and changing environmental, health and safety laws, and regulations governing, among other things: the generation, handling, storage, use, transportation and disposal of hazardous materials; remediation of polluted ground or water; emissions or discharges of hazardous materials into the ground, air or water; and the health and safety of our employees. Our ongoing compliance with environmental, health and safety laws, regulations and permits could require us to incur significant expenses, limit our ability to modify or expand our facilities or continue production and require us to install additional pollution control equipment and make other capital improvements. In addition, private parties, including employees, could bring personal injury or other claims against us due to the presence of, or exposure to, hazardous substances used, stored or disposed of by us or contained in our products.

Certain environmental laws assess liability on owners or operators of real property for the cost of investigation, removal or remediation of hazardous substances at their current or former properties or at properties at which they have disposed of hazardous substances. These laws may also assess costs to repair damage to natural resources. We may be responsible for remediating damage to our properties caused by former owners by our existing operations or by our future operations.

Changes in environmental and climate laws or regulations could lead to new or additional investment in production designs and could increase environmental compliance expenditures. For example, the United States Environmental Protection Agency has promulgated regulations applicable to projects involving greenhouse gas emissions above a certain threshold, and the United States and certain states within the United States have enacted, or are considering, limitations on greenhouse gas emissions.

Changes in climate change concerns, or in the regulation of such concerns, including greenhouse gas emissions, could subject us to additional costs and restrictions, including increased energy and raw materials costs. Additionally, we cannot assure you that we have been or at all times will be in compliance with environmental laws and regulations or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits, or that we will not be exposed to material environmental, health or safety litigation.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in the jurisdictions in which we conduct or in the future may conduct activities, including, the U.S. Foreign Corrupt Practices Act (“FCPA”). The FCPA generally prohibits companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. The FCPA applies to companies, individual directors, officers, employees and agents. Under the FCPA, U.S. companies may be held liable for actions taken by strategic or local partners or representatives. The FCPA also imposes accounting standards and requirements on publicly traded U.S. corporations and their foreign affiliates, which are intended to prevent the diversion of corporate funds to the payment of bribes and other improper payments. Our policies mandate compliance with these antibribery laws. Despite meaningful measures that we undertake to facilitate lawful conduct, which include training and internal control policies, these measures may not always prevent reckless or criminal acts by our employees or agents as we expand our operations from the United States domestically to abroad. As a result, we could be subject to criminal and civil penalties, disgorgement, further changes or enhancements to our procedures, policies and controls, personnel changes or other remedial actions. Violations of these laws, or allegations of such violations, could disrupt our operations, involve significant management distraction and result in a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

Many new energy storage technologies have been introduced over the past several years. For certain important and growing markets, such as aerospace and defense, lithium-based battery technologies have a large and growing market share. Our ability to achieve significant and sustained penetration of key developing markets, including the RV and marine markets, will depend upon our success in developing or acquiring these and other technologies, either independently, through joint ventures, or through acquisitions, which in each case may require significant capital. If we fail to develop or acquire, assemble and manufacture and sell, products that satisfy our customers’ demands, or we fail to respond effectively to new product announcements by our competitors by quickly introducing competitive products, then market acceptance of our products could be reduced and our business could be adversely affected. We cannot assure you that our portfolio of primarily lithium-ion products will remain competitive with products based on new technologies.

We may not be able to adequately protect our proprietary intellectual property and technology and we may need to defend ourselves against intellectual property infringement claims.

We rely on a combination of copyright, trademark, patent and trade secret laws, non-disclosure agreements and other confidentiality procedures and contractual provisions to establish, protect and maintain our proprietary intellectual property and technology and other confidential information. Certain of these technologies, especially battery case construction, are important to our business and are not protected by patents. Despite our efforts to protect our proprietary intellectual property and technology and other confidential information, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property and proprietary technologies. If we are unable to protect our intellectual property and technology, we may lose any technological advantage we currently enjoy and may be required to take an impairment charge with respect to the carrying value of such intellectual property or goodwill established in connection with the acquisition thereof. In either case, our operating results and net income may be adversely affected. In addition, entities holding intellectual property rights relating to our technology may bring suits alleging infringement of such rights or otherwise asserting their rights and seeking licenses. Any such litigation or claims, whether or not valid or successful, could result in substantial costs and diversion of resources and our management’s attention. If we are determined to have infringed upon a third-party’s intellectual property rights, we may have to pay substantial damages, obtain a license or cease making certain products, which in turn could have a material adverse effect on our business, operating results and financial condition.

Quality problems with our products could harm our reputation and erode our competitive position.

The success of our business will depend upon the quality of our products and our relationships with customers. In the event that our products fail to meet our customers’ standards, our reputation could be harmed, which would adversely affect our marketing and sales efforts. We cannot assure you that our customers will not experience quality problems with our products.

Any acquisitions that we complete may dilute stockholder ownership interests in the Company, may have adverse effects on our financial condition and results of operations and may cause unanticipated liabilities.

As part of our growth strategy, we may make future investments in businesses, new technologies, services and other assets that complement our business. Future acquisitions may involve the issuance of our equity securities as payment, in part or in full, for the businesses or assets acquired. Any future issuances of equity securities would dilute stockholder ownership interests. In addition, future acquisitions might not increase, and may even decrease, our earnings or earnings per share and the benefits derived by us from an acquisition might not outweigh or might not exceed the dilutive effect of the acquisition. We also may incur additional debt or suffer adverse tax and accounting consequences in connection with any future acquisitions.

If our electronic data is compromised, our business could be significantly harmed.

We and our business partners maintain significant amounts of data electronically in locations around the world. This data relates to all aspects of our business, including current and future products and services under development, and also contains certain customer, supplier, partner and employee data. We maintain systems and processes designed to protect this data, but notwithstanding such protective measures, there is a risk of intrusion, cyberattacks, tampering, theft, misplaced or lost data, programming and/or human errors that could compromise the integrity and privacy of this data, improper use of our systems, software solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, defective products, production downtimes and operational disruptions, which in turn could adversely affect our reputation, competitiveness, and results of operations. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, nonetheless those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, harm our customers, employees and other business partners, damage our reputation, violate applicable laws and regulations, subject us to potentially significant costs and liabilities and result in a loss of business that could be material. We operate a number of critical computer systems throughout our business that can fail for a variety of reasons. If such a failure were to occur, we may not be able to sufficiently recover from the failure in time to avoid the loss of data or any adverse impact on certain of our operations that are dependent on such systems. This could result in lost sales and the inefficient operation of our facilities for the duration of such a failure.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements and our stockholders may be diluted by future securities offerings.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both or by entering into credit facilities or securing other types of financing. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, or at all, we may be unable to fund our capital requirements. Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, such as the closure of Silicon Valley Bank and the placement into receivership of Signature Bank in March 2023, have in the past and may in the future lead to market-wide liquidity problems. Although we do not have any cash or cash equivalent balances on deposit at Silicon Valley Bank as of the date of this prospectus, if other banks and financial institutions enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, our ability to raise additional financing or to access our existing cash, cash equivalents and investments may be threatened.

If we incur new debt, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. If we issue additional equity securities, existing stockholders may experience dilution, and the new equity securities could have rights senior to those of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our Common Stock and diluting their interest.

We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

Our success depends in part on our ability to attract, retain and motivate senior management and other key employees. Achieving this objective may be difficult due to many factors, including fluctuations in global economic and industry conditions, competitors’ hiring practices, cost reduction activities, and the effectiveness of our compensation programs. Competition for qualified personnel can be very intense. We must continue to recruit, retain and motivate senior management and other key employees sufficient to maintain our current business and support our future projects. We are vulnerable to attrition among our current senior management team and other key employees. A loss of any such personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business, financial condition and results of operations. In addition, if we are unsuccessful in our succession planning efforts, the continuity of our business and results of operations could be adversely affected.

Changes in tax laws or tax rulings could materially affect our financial position, results of operations, and cash flows.

The income and non-income tax regimes we are subject to or operate under are unsettled and may be subject to significant change. Changes in tax laws or tax rulings, or changes in interpretations of existing laws, could materially affect our financial position, results of operations, and cash flows. For example, changes to U.S. tax laws enacted in December 2017 had a significant impact on our tax obligations and effective tax rate beginning 2018. These enactments and future possible guidance from the applicable taxing authorities may have a material impact on the Company’s operating results. The Company closely monitors these proposals as they arise in the countries where it operates. Changes to the statutory tax rate may occur at any time, and any related expense or benefit recorded may be material to the fiscal quarter and year in which the law change is enacted. The Company regularly assesses the likely outcomes of its tax audits and disputes to determine the appropriateness of its tax reserves. However, any tax authority could take a position on tax treatment that is contrary to the Company’s expectations, which could result in tax liabilities in excess of reserves.

A failure to keep pace with developments in technology could impair our operations or competitive position.

Our business continues to demand the use of sophisticated systems and technology. These systems and technologies must be refined, updated and replaced with more advanced systems on a regular basis in order for us to meet our customers’ demands and expectations. If we are unable to do so on a timely basis or within reasonable cost parameters, or if we are unable to appropriately and timely train our employees to operate any of these new systems, our business could suffer. We also may not achieve the benefits that we anticipate from any new system or technology, such as fuel abatement technologies, and a failure to do so could result in higher than anticipated costs or could impair our operating results.

Risks Related to Ownership of Our Common Stock

Our stock price may fluctuate significantly, and you may lose all or a part of your investment.

The trading price of our securities may be volatile and subject to wide price fluctuations in response to various factors, including:

●	market conditions in the broader stock market;

●	actual or anticipated fluctuations in our quarterly financial condition and results of operations, or those of other companies in our industry;

●	actual or anticipated strategic, technological, or regulatory threats, whether or not warranted by actual events;

●	whether any securities analysts cover our stock;

●	issuance of new or changed securities analysts’ reports or recommendations, if any;

●	investor perceptions of our Company, the lithium battery and accessory industry;

●	the volume of trading in our stock;

●	changes in accounting standards, policies, guidance, interpretations, or principles;

●	sales, or anticipated sales, of large blocks of our stock;

●	additions or departures of key management personnel, creative, or other talent;

●	regulatory or political developments, including changes in laws or regulations that are applicable to our business;

●	litigation and governmental investigations;

●	sales or distributions of our common stock by significant shareholders, the entity through which our controlling shareholder holds its investment, or other insiders;

●	natural disasters and other calamities; and

●	macroeconomic conditions.

Furthermore, the stock market has experienced extreme volatility that in some cases has been unrelated or disproportionate to the operating performance of particular companies. These and other factors may cause the market price and demand for our securities to fluctuate substantially, which may limit or prevent investors from readily selling their securities and it may otherwise negatively affect the liquidity of our securities. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the Company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

We do not anticipate paying dividends on our Common Stock in the foreseeable future, you may not receive any return on investment unless you sell your Common Stock for a price greater than that which you paid for it.

We do not anticipate paying any dividends in the foreseeable future on our Common Stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Our credit documents contain, and any future indebtedness likely will contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our Common Stock may be your major source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our securities may be influenced by the research and reports that securities or industry analysts publish about us or our business (or the absence of such research or reports). If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock prices or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock prices could decline and such decline could be material.

You may be diluted by the future issuance of additional Common Stock in connection with our incentive plans, acquisitions or otherwise.

You will experience additional dilution upon the exercise of options and warrants to purchase our Common Stock, including those options currently outstanding and possibly those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. As of January 12, 2024, we had 200,000,000 shares of Common Stock authorized of which 6,986,409 were issued. Our Articles of Incorporation authorizes us to issue shares of Common Stock and options, rights, warrants and appreciation rights relating to Common Stock for the consideration and on the terms and conditions established by our Board of Directors (“Board”) in its sole discretion, whether in connection with our incentive plans, acquisitions or otherwise. We have reserved 1,000,000 shares of common stock for issuance upon the exercise of outstanding stock options under the 2021 Incentive Award Plan and 2,500,000 shares of Common Stock for issuance pursuant to our 2021 Employee Stock Purchase Plan. In addition, as of March 27, 2023, there were 770,436 outstanding warrants to purchase 770,436 shares of our Common Stock. Any Common Stock that we issue, including stock issued under our 2021 Incentive Award Plan or other equity incentive plans that we may adopt in the future, as well as under outstanding options or warrants would dilute the percentage ownership held by our common stockholders. To the extent we raise additional capital by issuing equity securities, our stockholders may also experience substantial additional dilution.

Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

If our existing stockholders sell substantial amounts of our securities in the public market, the market price of our securities could decrease significantly. The perception in the public market that our stockholders might sell securities could also depress our market price. As of January 12, 2024, we had 6,986,409 shares of Common Stock outstanding. Pursuant to the terms of the Underwriter Warrants (as defined below), the holders of the Underwriter Warrants have the right, subject to certain conditions, to require us to register the sale of the shares of our Common Stock underlying their Underwriter Warrants under the Securities Act.

If the holders of the Underwriter Warrants exercise their registration rights, the market price of shares of our securities may drop significantly. In addition, all of the shares of Common Stock issuable upon exercise of outstanding stock options under the 2021 Incentive Award Plan and all of the shares of Common Stock issuable pursuant to the 2021 Employee Stock Purchase Plan have been registered for public resale under the Securities Act. A decline in the price of shares of our securities might impede our ability to raise capital through the issuance of additional shares of our Common Stock or other equity securities.

We will continue to incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to comply with public company regulations.

As a public company, and particularly after we cease to be an “emerging growth company,” as defined in the JOBS Act, we will continue to incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley, as well as rules promulgated by the SEC and Nasdaq, require us to adopt corporate governance practices applicable to U.S. public companies. Compliance with these rules and regulations will continue to increase our legal and financial compliance costs.

Sarbanes-Oxley, as well as rules and regulations subsequently implemented by the SEC and Nasdaq, have imposed increased disclosure and enhanced corporate governance practices for public companies. Our efforts to continue to comply with evolving laws, regulations and standards are likely to result in increased expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. We may not be successful in continuing to implement these requirements and implementing them could adversely affect our business, results of operations and financial condition. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our financial results on a timely and accurate basis could be impaired.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. These obligations and constituents require significant attention from our senior management and can divert their attention away from the day-to-day management of our business, which can harm our business, operating results and financial condition.

We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

As an “emerging growth company,” we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our securities less attractive because we chose to rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We choose to avail ourselves of this extended transition period and defer adoption of certain changes in accounting standards.

As described in Section 101 of the JOBS Act, the “emerging growth company” classification can be retained for up to five years following our initial public offering or until the earlier occurrence of the following:

●	the last day of the fiscal year: (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeded $700.0 million as of the prior June 30; or

●	the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

If some investors find our securities less attractive as a result of any choices to reduce future disclosure, there may be a less active market for our securities and our stock price may be more volatile.

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley could have a material adverse effect on our business and stock price.

We are required to comply with certain SEC rules that implement Sections 302 and 404 of Sarbanes-Oxley, which require management to certify financial and other information in our quarterly and annual reports and beginning with the Annual Report on Form 10-K filed for the year ended December 31, 2023 (the “Annual Report”), provide an annual management report on the effectiveness of our internal control over financial reporting. Though we are required to disclose changes made in our internal control procedures on a quarterly basis, we take advantage of certain exceptions from reporting requirements that are available to “emerging growth companies” under the JOBS Act. For example, each independent registered public accounting firm that performs an audit for us has not been required to attest to and report on our annual assessment of our internal controls over financial reporting pursuant to Section 404 and will not be required to do so until we are no longer an “emerging growth company” as defined in the JOBS Act and a non-accelerated filer in accordance with Rule 12b-2 under the Exchange Act. While we expect to be ready to comply with Section 404 of Sarbanes-Oxley by the applicable deadline, we cannot assure you that this will be the case. Furthermore, we may identify material weaknesses that we may be unable to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of Sarbanes-Oxley. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may be unable to conclude that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. If we are unable to implement the requirements of Section 404 of Sarbanes-Oxley in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Our management continues to have broad discretion as to the use of the net proceeds from our initial public offering.

While there have been no changes to our planned use of proceeds from our initial public offering, as disclosed in the final prospectus for our initial public offering, our management continues to have broad discretion in the application of the net proceeds. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from our initial public offering in ways that holders of the shares may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

We may not be able to maintain a listing of our Common Stock on Nasdaq.

As our Common Stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq listing requirements, our Common Stock may be delisted. If we fail to meet any of Nasdaq’s listing standards, our Common Stock may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. The delisting of our Common Stock could significantly impair our ability to raise capital and the value of your investment.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our Common Stock is less than $5.00, our Common Stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

Risks Related to Our Capital Structure

Our long-term lease and debt obligations could adversely affect our ability to raise additional capital to fund operations and limit our ability to enter into certain transactions.

As of December 31, 2022, we had total liabilities of $5,091,966, of which $3,220,019 was related to operating lease liabilities and $510,475 was related to debt obligations.

If we cannot generate sufficient cash flow from operations to service our lease and debt obligations, we may need to further refinance our debt, dispose of assets or issue equity to obtain necessary funds. We do not know whether we will be able to do any of this on a timely basis or on terms satisfactory to us, or at all. Our substantial lease and debt obligations could have important consequences, including:

●	our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes may be limited;

●	a portion of our cash flows from operations will be dedicated to payments on our lease and debt obligations and will not be available for other purposes, including operations, capital expenditures and future business opportunities;

●	we may be vulnerable in a downturn in general economic conditions or in business or may be unable to carry on capital spending that is important to our growth;

●	restrictive covenants in our debt documents may impose significant operating and financial restrictions on us, including our ability to pay dividends and make other restricted payments or sell our collateral (other than inventory in the ordinary course of business);

●	our ability to introduce new products or new technologies or exploit business opportunities may be restricted; and

●	we may be placed at a disadvantage compared with competitors that have proportionately less lease and debt obligations.

Our principal stockholder continues to have substantial control over us.

As of January 12, 2024, John Yozamp, our Founder and former Chief Business Development Officer, beneficially owns approximately 24.1% of our outstanding Common Stock, and, together with his brother, James Yozamp, Jr., 7.9%. As a consequence, Mr. Yozamp and his affiliates, including his brother, are able to substantially influence matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. The interests of Mr. Yozamp and/or his affiliates may not always align with our interests or the interests of our other stockholders. For instance, this concentration of ownership may have the effect of delaying or preventing a change of control otherwise favored by our other stockholders and could depress our stock price.

Our Articles of Incorporation provides that the Nevada Eighth Judicial District Court of Clark County Nevada shall be the exclusive forum for certain litigation that may be initiated by our stockholders, including claims under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Articles of Incorporation provides that, subject to limited exceptions, the Nevada Eighth Judicial District Court of Clark County Nevada shall be, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of Nevada Revised statutes Chapters 78 or 92A, our Articles of incorporation or our Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine.

Although these choice of forum provisions would not apply to suits brought to enforce any duty or liability created by the Exchange Act or rules and regulations thereunder, and suits brought to enforce the Securities Act or rules and regulations thereunder are granted concurrent jurisdiction in federal and state courts pursuant to preemptive federal law, these choice of forum provisions may otherwise limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Nevada Eighth Judicial District Court of Clark County Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Nevada. The Nevada Eighth Judicial District Court of Clark County Nevada may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our Articles of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

Risks Related to This Offering

It is not possible to predict the actual number of Shares we will sell under the Equity Line Purchase Agreement, or the actual gross proceeds resulting from such sales. We may not have access to the full amount available under the Equity Line Purchase Agreement with Tumim.

On December 27, 2023, we entered into the Equity Line Purchase Agreement with Tumim, pursuant to which Tumim committed to purchase up to $20.0 million of our Common Stock, subject to certain limitations and conditions set forth in the Equity Line Purchase Agreement.

The sale of our Common Stock by us to Tumim under the Equity Line Purchase Agreement is subject to certain limitations and may occur, from time to time at our sole discretion, over a 24-month period, commencing upon the Commencement Date. We generally have the right to control the timing and amount of any sales of our Common Stock to Tumim under the Equity Line Purchase Agreement. Sales of our Common Stock to Tumim under the Equity Line Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Tumim all or a portion of the Shares that may be available pursuant to the Equity Line Purchase Agreement, or decide to terminate the Equity Line Purchase Agreement and not sell to Tumim any Shares that may be available for us to sell to Tumim thereunder.

Because the purchase price per share to be paid by Tumim for the Shares that we may elect to sell to Tumim under the Equity Line Purchase Agreement will fluctuate based on the market prices of our Common Stock during the applicable VWAP Purchase Valuation Period for each Purchase, it is not possible for us to predict, as of the date of this prospectus, the number of Shares that we will sell to Tumim under the Equity Line Purchase Agreement, the purchase price per share that Tumim will pay for Shares purchased from us under the Equity Line Purchase Agreement, or the aggregate gross proceeds that we will receive from such purchases by Tumim under the Equity Line Purchase Agreement.

If we elect to sell to Tumim all of the Shares in the Registration Statement of which this prospectus forms a part, the actual gross proceeds from the sale of all such Shares may be substantially less than the Total Commitment originally available to us under the Equity Line Purchase Agreement, which could materially adversely affect our liquidity.

If it becomes necessary for us to issue and sell to Tumim under the Equity Line Purchase Agreement more than the 1,781,978 Shares being registered for resale under the Registration Statement of which this prospectus forms a part in order to receive aggregate gross proceeds equal to the Total Commitment under the Equity Line Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by Tumim of any such additional shares of our Common Stock we wish to sell from time to time under the Equity Line Purchase Agreement, which the SEC must declare effective. We will need to obtain stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap under the Equity Line Purchase Agreement in accordance with the Nasdaq listing rules, unless the average per share purchase price paid by Tumim for all shares of our Common Stock sold under the Equity Line Purchase Agreement equals or exceeds $5.45, in which case, under the Nasdaq listing rules, the Exchange Cap limitation will not apply to issuances and sales of our Common Stock under the Equity Line Purchase Agreement. In addition, Tumim will not be required to purchase any shares of our Common Stock if such sale would result in Tumim’s beneficial ownership exceeding 9.99% of the then outstanding shares of our Common Stock.

Any issuance and sale by us under the Equity Line Purchase Agreement of a substantial amount of Shares could cause additional substantial dilution to our stockholders. The number of Shares ultimately offered for resale by Tumim is dependent upon the number of shares of our Common Stock we ultimately sell to Tumim under the Equity Line Purchase Agreement.

Our inability to access a portion or the full amount available under the Equity Line Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business. The extent to which we rely on Tumim as a source of funding will depend on a number of factors including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Tumim were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we were to receive all $20.0 million in gross proceeds under the Equity Line Purchase Agreement, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could have a material adverse effect on our business, operating results, financial condition and prospects.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Equity Line Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of Shares sold to Tumim. If and when we do elect to sell Shares to Tumim under the Equity Line Purchase Agreement, after Tumim has acquired such Shares, Tumim may resell all or a portion of such Shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase Shares from Tumim at different times will likely pay different prices for those Shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the Shares they purchase from Tumim as a result of future sales made by us to Tumim at prices lower than the prices such investors paid for their Shares.

We may require additional financing to sustain our operations and without it we will not be able to continue operations.

Subject to the terms and conditions of the Equity Line Purchase Agreement, as applicable, we may, at our sole discretion, direct Tumim to purchase up to $20.0 million of our Common Stock under the Equity Line Purchase Agreement from time to time over a 24-month period beginning on the Commencement Date. The purchase price per share for the Shares that we may elect to sell to Tumim under the Equity Line Purchase Agreement will fluctuate based on the market prices of our Common Stock during the applicable VWAP Purchase Valuation Period for each Purchase made pursuant to the Equity Line Purchase Agreement. Accordingly, it is not currently possible to predict the number of Shares that will be sold to Tumim, the actual purchase price per share to be paid by Tumim for such Shares, the actual gross proceeds to be raised in connection with those sales, and whether or not we will need to register additional shares for resale by Tumim.

Assuming a purchase price of $5.45 per share (which represents the Nasdaq official closing sale price of our Common Stock on the date the Equity Line Purchase Agreement was executed), the purchase by Tumim of all the Shares under the Equity Line Purchase Agreement being registered for resale pursuant to the Registration Statement of which this prospectus forms a part would result in aggregate gross proceeds to us of approximately $9.7 million, which is substantially less than the Total Commitment available to us under the Equity Line Purchase Agreement.

The extent to which we rely on Tumim as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Tumim were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our working capital needs. Even if we were to sell to Tumim all of the Shares available for sale to Tumim under the Equity Line Purchase Agreement, we will still need additional capital to fully implement our business plan. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would have a material adverse effect on our business, operating results, financial condition and prospects.

Management will have broad discretion as to the use of the proceeds from our sale of Shares to Tumim under the Equity Line Purchase Agreement, and such uses may not improve our financial condition or market value.

We currently intend to use the proceeds from any sales of Shares under the Equity Line Purchase Agreement for the working capital and general corporate purposes. Our management will have broad discretion in the application of such proceeds, including for any of the purposes described in the section titled “Use of Proceeds,” and we could spend the proceeds from the sale of Shares under the Equity Line Purchase Agreement, if any, in ways our stockholders may not agree with or that do not yield a favorable return, or for corporate purposes that may not improve our financial condition or advance our business objectives. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our Common Stock to decline.

Tumim may choose to sell the Shares at prices below the current market price.

Tumim is not restricted as to the prices at which it may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our Common Stock.

Neither we nor Tumim has authorized any other party to provide you with information concerning us or this Offering.

You should carefully evaluate all of the information in this prospectus. We may receive media coverage regarding the Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor Tumim has authorized any other party to provide you with information concerning us or this Offering, and recipients should not rely on this information.

You may experience future dilution as a result of issuance of the Shares, future equity offerings by us and other issuances of our Common Stock or other securities. In addition, the issuance of the Shares and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

The Shares sold by Tumim will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this Offering. If there are significantly more shares of our Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock. The issuance of the Shares or any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could also adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

In addition, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share as prior issuances of Common Stock. We may not be able to sell shares of our Common Stock or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the prices per share previously paid. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the issuance of the Shares and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of such shares of Common Stock or the availability of such shares for sale will have on the market price of our Common Stock.

Future sales and issuances of our Common Stock under the Equity Line Purchase Agreement or otherwise, or future sales of other securities, might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell our Common Stock, convertible securities or other equity securities in one or more transactions other than those contemplated by the Equity Line Purchase Agreement, at prices and in a manner we determine from time to time. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by Tumim, and Tumim or investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into our Common Stock, in future transactions may be higher or lower than the price per share paid by Tumim. Any sales of additional shares will dilute our stockholders.

Sales of a substantial number of shares of our Common Stock in the public market or the perception that these sales might occur could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock. In addition, the sale of substantial amounts of our Common Stock could adversely impact its price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, together with any accompanying prospectus supplement, may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this prospectus, together with any accompanying prospectus supplement, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including, without limitation, any projections regarding the markets where we operate, any statements of the plans and objectives of our management for future operations, any statements concerning proposed new products or services, any statements regarding expected capital expenditures, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements are made as of the date on which they were made and are based on information available to us as of such dates. We assume no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “should,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “potential,” “forecasts,” “continue,” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct. Actual results will likely differ, and could differ materially, from those projected or assumed in the forward-looking statements. Prospective investors are cautioned not to unduly rely on any such forward-looking statements.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	We operate in an extremely competitive industry and are subject to pricing pressures.

●	We have a history of losses and our audited financial statements include a statement that there is a substantial doubt about our ability to continue as a going concern. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

●	Our business and future growth depends on the needs and success of our customers, and we have substantial customer concentration.

●	We may not be able to successfully manage our growth.

●	We may be negatively impacted by public health epidemics or outbreaks, including the COVID-19 global pandemic, as well as uncertainty in global economic conditions.

●	We may fail to expand our sales and distribution channels and our ability to expend into international markets is uncertain.

●	Nearly all of our raw materials enter the United States through a limited number of ports, and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product delivery difficulties could interfere with our distribution plans and reduce our revenue.

●	Government reviews, inquiries, investigations, and actions could harm our business or reputation.

●	We are dependent on third-party manufacturers and suppliers, including suppliers located outside the United States, and our operating results could be adversely affected by changes in the cost and availability of raw materials as well as increases in costs, disruption of supply, or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts.

●	We rely on two warehouse facilities and if any of our facilities becomes inoperable for any reason or if our expansion plans fail, our ability to produce our products could be negatively impacted.

●	Lithium-ion battery cells have been observed to catch fire or release smoke and flame, which may have a negative impact on our reputation and business.

●	We could face potential product liability claims relating to our products, which could result in significant costs and liabilities, which would reduce our profitability.

●	Our operations expose us to litigation, tax, environmental, and other legal compliance risks.

●	Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

●	We may not be able to adequately protect our proprietary intellectual property and technology and we may need to defend ourselves against intellectual property infringement claims.

●	Quality problems with our products could harm our reputation and erode our competitive position.

●	Our ability to raise capital in the future may be limited and our stockholders may be diluted by future securities offerings.

●	We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

●	We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Our actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and we assume no obligation to update or disclose revisions to those estimates. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections.

USE OF PROCEEDS

The Shares offered by this prospectus are being registered for the account of Tumim and we will not receive any proceeds from the resale of the Shares by Tumim.

We may receive up to $20.0 million in aggregate gross proceeds from sales of our Common Stock that we may elect to make to Tumim pursuant to the Equity Line Purchase Agreement from time to time in our sole discretion, from and after the Commencement Date. We may use the proceeds from sales of our Common Stock to Tumim for working capital and general corporate purposes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and Note 5, 6, 7, 8, 9, and 15 to the notes to our consolidated financial statements included elsewhere in this prospectus, and Notes 4, 5, 6, 7, 8, and 13to the notes to our unaudited condensed consolidated financial statements included elsewhere in this prospectus for additional information regarding our outstanding indebtedness, including the interest rates and maturity dates of such indebtedness. The proceeds of such indebtedness were used for working capital and general corporate purposes.

Our expected use of proceeds from sales of our Common Stock that we may elect to make to Tumim pursuant to the Equity Line Purchase Agreement (if any) represents our intentions based on our present plans and business conditions, which could change as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including cash flows from operations, the extent and results of our research and development efforts, the anticipated growth of our business, and other factors described under “Risk Factors.” We may find it necessary or advisable to use such proceeds for other purposes, and, except as set forth above, we will have broad discretion in the application of such proceeds.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which the Shares may be sold by Tumim under this prospectus.

MARKET INFORMATION AND DIVIDEND POLICY

Market Information

Our Common Stock began trading on Nasdaq on April 1, 2022 under the symbol “XPON.” As of January 12, 2024, there were approximately 11 registered holders of our Common Stock.

Dividend Policy

We have never declared or paid cash dividends on our Common Stock. We do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. See “Description of Capital Stock.” We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our Board and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, and other factors our Board may deem relevant. “Further, the 3i Note and any future debt facilities we may enter into may contain restrictions on our ability to pay dividends or make distributions, and any new credit facilities we may enter into may contain similar restrictions.

DILUTION

The sale of our Common Stock to Tumim pursuant to the Equity Line Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell Shares to Tumim, the more shares of our Common Stock we will have to issue to Tumim pursuant to the Equity Line Purchase Agreement, as a result of which our existing stockholders would experience greater dilution.

The net tangible book value of our Common Stock as of September 30, 2023 was approximately $6.8 million, or approximately $0.99 per share of Common Stock. Net tangible book value per share of our Common Stock is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of Common Stock outstanding as of September 30, 2023.

Dilution per share represents the difference between the assumed offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock included in this Offering after giving effect to this Offering. Any sale of our Common Stock in this Offering at a price per share greater than the net tangible book value per share will result in (after giving effect to estimated offering expenses payable by us) an increase in our pro forma net tangible book value per share of Common Stock with respect to our existing stockholders and an immediate dilution in net tangible book value per share of Common Stock to investors in shares of Common Stock in this Offering.

After giving effect to:

●	the assumed sale of 1,781,978 Shares to Tumin pursuant to the Equity Line Purchase Agreement at an assumed sale price of $5.45 per Share (which is the Nasdaq official closing price of the Common Stock on the date of the Equity Line Purchase Agreement); and

●	after deducting $80,000 in estimated offering expenses payable by us,

our pro forma net tangible book value as of September 30, 2023 would have been approximately $16.5 million, or approximately $1.89 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.90 per share to our existing stockholders and immediate dilution of $1.08 per share to new investors in this Offering.

The following table illustrates this dilution on a per share basis. The pro forma information is illustrative only and will adjust based on the actual number of Shares issued in this Offering and other terms of this Offering determined at the time Shares are issued pursuant to this prospectus.

Amount
Assumed offering price per share(1)	$5.45
Historical net tangible book value per share at September 30, 2023	$0.99
Increase in net tangible book value per share attributable to this Offering	$1.89
Pro forma net tangible book value per share attributable to this Offering	$0.90
Dilution per share to new investors in this Offering	$1.08

(1)	The assumed offering price per share is the Nasdaq official closing price of the Common Stock on the date of the Equity Line Purchase Agreement.

The number of shares of our Common Stock that will be outstanding immediately after this Offering is based on 6,986,409 shares outstanding as of January 12, 2024, and excludes the following:

●	78,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of January 12, 2024, at an exercise price of $2.90 per share;

●	521,825 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of January 12, 2024, at an exercise price of $3.32 per share;

●	148,005 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of January 12, 2024, at an exercise price of $9.10 per share;

●	25,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock outstanding as of January 12, 2024, at an exercise price of $5.00 per share;

●	30,000 shares of Common Stock issuable upon the exercise of options outstanding as of January 12, 2024, which were not issued under a specified plan;

●	1,111,585 shares of Common Stock issuable upon the exercise of equity incentive awards outstanding under our 2021 Incentive Award Plan as of January 12, 2024;

●	575,843 shares of Common Stock available for future issuance under our 2021 Incentive Award Plan as of January 12, 2024;

●	any shares of Common Stock available for future issuance under our 2021 Incentive Award Plan, which will continue to increase in future years pursuant to the plan’s evergreen provision;

●	2,500,000 shares of Common Stock available for future issuance under our 2021 Employee Stock Purchase Plan as of January 12, 2024;

●	an aggregate of up to 779,669 shares of Common Stock, which consists of 727,387 shares issuable upon conversion of the 3i Note and up to 52,282 Interest Shares under the Note Purchase Agreement; and

●	any additional shares of Common Stock we have issued or may issue from time to time after January 12, 2024.

To the extent that outstanding options or warrants are exercised, or restricted stock awards are settled, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our unaudited interim financial statements and the related notes and other information for the three and nine months ended September 30, 2023 and 2022 and our audited financial statements and related notes for the fiscal years ended December 31, 2022 and 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023 (the “2022 Form 10-K”). Historic results are not necessarily indicative of future results. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements based upon current plans, expectations and beliefs that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by these forward-looking statements. You should carefully read the “Risk Factors” section to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see “Special Note Regarding Forward-Looking Statements.”

OVERVIEW

Expion360 focuses on the design, assembly, manufacturing, and sales of LiFePO4 batteries and supporting accessories for RVs, marine applications and recently announced our expansion into home energy storage products with plans to expand into industrial applications. We design, assemble, and distribute high-powered, lithium battery solutions using ground-breaking concepts with a creative sales and marketing approach. We believe that our product offerings include some of the most dense and minimal-footprint batteries in the RV and marine industries. We are developing the e360 Home Energy Storage, a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple intellectual property strategies with cutting-edge research and unique products to sustain and scale the business. We currently have customers consisting of dealers, wholesalers, private label customers and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our main target markets are currently the RV and marine industries. We believe that we are well-positioned to capitalize on the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy storage with our introduction of two LiFePO4 battery storage solutions, where we aim to provide a cost-effective, low barrier of entry, flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV, marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding electric forklift and industrial material handling markets.

Expion360’s e360 product line, which is manufactured for the RV and marine industries, was launched in December 2020. The e360 product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. In December 2023, we announced our entrance into the home energy storge market with our introduction of two premium LiFePO4 battery storage solutions that enable residential and small business customers to create their own stable micro-energy grid and lessen the impact of increasing power fluctuations and outages. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate detailed-oriented design and engineering and strong case materials and internal and structural layouts, and are backed by responsive customer service.

RECENT DEVELOPMENTS AND TRENDS

Recent Developments

In December 2023, John Yozamp retired as our Chief Business Development Officer. In connection with Mr. Yozamp’s retirement, the Company and Mr. Yozamp entered into: (i) a consulting agreement pursuant to which Mr. Yozamp has agreed to provide services as our independent sales representative for a period of six months, subject to extension or earlier termination as provided for in the agreement, and (ii) a standard release agreement pursuant to which Mr. Yozamp agreed to release certain claims against us.

In December 2023, we entered into a securities purchase agreement (the “Note Purchase Agreement”) with 3i, LP (“3i”) pursuant to which we sold, and 3i purchased: (i) a senior unsecured convertible note we issued in the aggregate principal amount of $2,750,000, with an 10.0% original issue discount and an interest rate of 9.0% per annum (the “3i Note”), (ii) up to $247,500 in newly issued shares of Common Stock (the “Interest Shares”), which may be payable, at our option and subject to the fulfillment of certain conditions set forth in the 3i Note, to satisfy interest payments under the Note, and 63,497 shares of Common Stock, which is equal to $300,000 of shares of Common Stock calculated as of the date of the Note Purchase Agreement issued to 3i as consideration for its commitment to purchase the Note (collectively, the “3i Note Transaction”). The 3i Note is convertible into a maximum of 727,387 shares of Common Stock. The conversion of the 3i Note is subject to the terms of the Note Purchase Agreement, including the beneficial ownership limitations and share issuance caps specified therein. In connection with the 3i Note Transaction, we filed a prospectus supplement with the SEC pursuant to Rule 424(b) under the Securities Act.

Key Factors Affecting Our Operating Results

Our operating results and financial performance are significantly dependent on the following factors:

Consumer Demand

Although most of our current sales are generated through dealers, wholesalers and original equipment manufacturers (“OEM”) focused on the RV and marine markets, ultimate demand for our products is reliant on demand from consumers. Our sales are completed on a purchase order basis, and most are without firm, long-term revenue commitments or sales arrangements, which we expect to continue going forward. Therefore, our future sales will be subject to risks and uncertainties related to end user demand.

Demand from end users is affected by a number of factors which may include fuel costs, overall macroeconomic conditions, and travel restrictions (resulting from COVID-19 or otherwise). During the COVID-19 pandemic, the increased adoption of the RV lifestyle benefited battery suppliers. However, more recently we have seen a rise in fuel costs, higher interest rates, and other changes in macroeconomic conditions which have created a decrease in end user spending decisions which is affecting our markets. These conditions could have a negative effect on our business.

While RV and marine applications drive current revenues, Expion360 announced in December 2023 its entry into the home energy storage market with its introduction of two LiFePO4 battery storage solutions. Our e360 Home Energy Storage System aims to provide a cost-effective, low barrier of entry, flexible system for those looking to power their homes via solar energy, wind, or grid back-up. We see the vision of stored energy as a portable, moving concept, where stored energy can be transported from the home to other devices outside of it. The success of our strategy requires (1) continued growth of these addressable markets in line with our expectations and (2) our ability to successfully enter these markets. We expect to incur significant marketing costs understanding these new markets, and researching and targeting customers in these end markets, which may not result in sales. If we fail to execute on this growth strategy in accordance with our expectations, our sales growth would be limited to the growth of existing products and existing end markets.

Manufacturing and Supply Chain

Our batteries are manufactured by multiple third-party manufacturers located in China, who also produce our battery cells. We then assemble and package the batteries in the United States for sale to our customers. While we do not have long-term purchase arrangements with our third-party manufacturers and our purchases are completed on a purchase order basis, we have had strong relationships with our third-party manufacturers spanning many years. Our close working relationships with our China-based third-party manufacturers and cell suppliers, reflected in our ability to increase our purchase order volumes (qualifying us for related volume-based discounts) and to order and receive delivery of cells in anticipation of required demand, has helped us moderate increased supply-related costs associated with inflation, currency fluctuations, and U.S. government tariffs imposed on our imports and to avoid potential shipment delays. We aim to maintain an appropriate level of inventory to satisfy our expected supply requirements. We believe that we could locate alternative third-party manufacturers to fulfill our needs.

Our third-party manufacturers source the raw materials and battery components required for the production of our batteries directly from third party suppliers that meet our approval and quality standards, and as a result, we may have limited control over the agreed pricing for these raw materials and battery components. We estimate that raw material costs account for over half of our cost of goods sold. The costs of these raw materials, particularly lithium-ion batteries, are volatile and beyond our control. Additionally, availability of the raw materials used to manufacture our products may be limited at times, resulting in higher prices and/or the need to find alternative suppliers. For example, a global shortage and component supply disruptions of electronic battery components were reported during 2021 and 2022, but it is not currently affecting our supply chain. Our battery cell manufacturers also have joint venture factories outside of China and have secured sourcing contracts from lithium suppliers in South America and Australia. In addition, we secured a secondary source for lithium iron phosphate cells used in its batteries from a supplier in Denmark, enabling us to source materials outside of China in the event it becomes necessary to do so.

Product and Customer Mix

As of December 31, 2023, we sell eight models of LiFEPO4 batteries, the AURA POWERCAP, and individual or bundled accessories for battery systems, two of which we have released over the last 12 months. Our products are sold to different customers (i.e., dealers, wholesalers, OEMs, etc.) at differing prices and have varying costs. The average selling price and costs of goods sold for a particular product, will vary with changes in the sales channel mix, volume of products sold, and the prices of such products sold relative to other products. While we work with our suppliers to limit price and supply cost increases, our products may see price increases resulting from a rise in supply costs due to currency fluctuations, inflation, and tariffs. Accessory and OEM sales typically have lower average selling prices and resulting margins which could decrease our margins and therefore negatively affect our growth or require us to increase the prices of our products. However, the benefits of increased sales volumes typically offset these reductions. The relative margins of products sold also impact our results of operation. As we introduce new products, we may see a change in product and sales channel mix which could result in period-to-period fluctuations in our overall gross margin.

Competition

We compete with both traditional lead-acid and lithium-ion battery manufacturers that primarily either import their products or components or manufacture products under a private label. As we develop new products and expand into new markets, we may experience competition with a broader range of companies. These companies may have more resources than us and be able to allocate more resources to their current and future products. Our competitors may source products or components at a lower cost than us which may require us to evaluate our own costs, lower our product prices, or increase our sales volume to maintain our expected profitability levels.

Research and Development

We anticipate that additional investments in our infrastructure and research and development spending will be required to scale our operations and increase productivity, to address the needs of our customers, to further develop and enhance our service, and to expand into new geographic areas and market segments.

New technologies are rapidly emerging in the markets where we conduct business and many new energy storage technologies have been introduced over the past several years. Our ability to achieve significant and sustained penetration of key developing markets, including the RV and marine markets, will depend upon our success in developing these and other technologies, either independently, through joint ventures, or through acquisitions, which in each case may require significant capital and commitment of resources to research and development. As a result, we may need to raise additional funds for these research and development efforts.

KEY LINE ITEMS

Revenue

Our revenue is generated from the sale of products consisting primarily of batteries and accessories. We recognize revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. All of our sales are primarily within the United States.

Cost of Sales

Our primary cost of sales as a percentage of sales is related to our direct product and landing costs. Direct labor costs consist of payroll costs (including taxes and benefits) of employees directly engaged in assembly activities. Per full absorption cost accounting, overhead related to our cost of sales is added, consisting primarily of warehouse rent and utilities. The costs can increase or decrease based on costs of product and assembly parts (purchased at market pricing), customer supply requirements, and the amount of labor required to assemble a product, along with the allocation of fixed overhead.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of salaries, benefits, and sales and marketing costs. Other costs include facility and related costs, professional fees and other legal expenses, consulting, and tax and accounting services.

Interest and Other Income, net

Interest expense consists of interest costs on loans with interest rates ranging from 3.75% to 10.0% and amortization of debt issuance costs. As of September 30, 2023, all debt issuance costs have been fully amortized.

Provision for Income Taxes

We are subject to corporate federal and state income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

We have adopted the provisions in ASC 740, Income Taxes, related to accounting for uncertain tax positions. It requires that the Company recognize the impact of a tax position in the financial statements if the position is more likely than not to be sustained upon examination and on the technical merits of the position. Management has concluded that there were no material unrecognized tax benefits as of September 30, 2023 or December 31, 2022.

Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense. We had no accrual for interest or penalties on our balance sheet at September 30, 2023 or December 31, 2022 and recognize interest and/or penalties in the statement of operations for the years ended September 30, 2023 and 2022, since there are no material unrecognized tax benefits. Management believes no material change to the amount of unrecognized tax benefits will occur within the next twelve months.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (UNAUDITED)

The following table sets forth certain operational data as a percentage of sales:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	75.0	70.9	73.2	65.7
Gross profit	25.0	29.1	26.8	34.3
Selling, general, and administrative expenses	121.2	120.2	124.2	112.9
Loss from operations	(96.2)	(91.0)	(97.5)	(78.5)
Other expense - net	(0.3)	1.5	5.4	27.1
Loss before income taxes	(95.9)	(92.5)	(102.9)	(105.7)
Net loss	(96.0)	(92.5)	(102.9)	(105.7)

Sales, net

Sales, net for the three months ended September 30, 2023 increased by $507,000, or 36.7%, compared to the three months ended September 30, 2022. Sales were $1.4 million for the three months ended September 30, 2022 and $1.9 million for the three months ended September 30, 2023.

The increase for the three-month period was primarily attributable to our expanded relationships with OEMs and integration partners.

Sales, net for the nine months ended September 30, 2023 decreased by $619,000, or 10.8%, compared to the nine months ended September 30, 2022. Sales were $5.7 million for the nine months ended September 30, 2022 and $5.1 million for the nine months ended September 30, 2023.

The decrease for the nine-month period was primarily attributable to a large initial stocking order for one of our resellers which was fulfilled in the first and second quarters of 2022. Additionally, the second quarter of 2022 included back orders that were fulfilled with inventory purchased with initial public offering proceeds.

Cost of Sales

Total cost of sales for the three months ended September 30, 2023 increased by $437,000, or 44.6%, compared to the three months ended September 30, 2022. Cost of sales were $980,000 for the three months ended September 30, 2022 and $1.4 million for the three months ended September 30, 2023. Cost of sales as a percentage of sales increased by 4.1% in that period.

The percentage increase in cost of sales as a percentage of sales for the three-month period was primarily due to changes in our product mix that resulted in reduced margins, the purchase of tooling and molds to continue intellectual property development, and increased warehouse capacity needs.

Total cost of sales for the nine months ended September 30, 2023 decreased by $18,000, or 0.5%, compared to the nine months ended September 30, 2022. Cost of sales were $3.8 million for the nine months ended September 30, 2022 and $3.8 million for the nine months ended September 30, 2023. Cost of sales as a percentage of sales increased by 7.6% in that period.

The percentage increase in cost of sales as a percentage of sales for the nine-month period was primarily related to the lower sales volume resulting in lower absorption of our fixed facilities costs and labor, along with changes in product mix related to sales, discount levels related to specific customer groups, purchases of tooling and molds, and supplier and shipping costs, which we are currently monitoring.

Gross Profit

Our gross profit for the three months ended September 30, 2023 increased by $70,000, or 17.3%, compared to the three months ended September 30, 2022. Gross profit was $403,000 for the three months ended September 30, 2022 and $473,000 for the three months ended September 30, 2023. Gross profit as a percentage of sales decreased by 4.1% for that period, from 29.1% for the three months ended September 30, 2022 to 25.0% for the three months ended September 30, 2023.

The decrease in gross profit as a percentage of sales for the three-month period was primarily attributable to changes in our product mix that resulted in reduced margins, the purchase of tooling and molds to continue intellectual property development, and increased warehouse capacity needs.

Our gross profit for the nine months ended September 30, 2023 decreased by $601,000, or 30.5%, compared to the nine months ended September 30, 2022. Gross profit was $2.0 million for the nine months ended September 30, 2022 and $1.4 million for the nine months ended September 30, 2023. Gross profit as a percentage of sales decreased by 7.6% for that period, from 34.3% for the nine months ended September 30, 2022 to 26.8% for the nine months ended September 30, 2023.

The decrease in gross profit as a percentage of sales for the nine-month period was primarily attributable to the lower sales volume resulting in lower absorption of our fixed facilities costs and labor, along with changes in product mix related to sales, discount levels related to specific customer groups, purchase of tooling and molds, and supplier and shipping costs, which we are currently monitoring.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by $629,000, or 37.8%, compared to the three months ended September 30, 2022. Selling, general and administrative expenses were $1.7 million for the three months ended September 30, 2022 compared to $2.3 million for the three months ended September 30, 2023.

Selling, general and administrative expenses decreased by $116,000, or 1.8%, compared to the nine months ended September 30, 2023. Selling, general and administrative expenses were $6.5 million for the nine months ended September 30, 2022 compared to $6.4 million for the nine months ended September 30, 2023.

The change in the three months ended September 30, 2023 is primarily due to increases in salary and benefits, legal and professional, and research and development. A significant portion of our increased research and development expense was related to new product development, such as our new home energy storage solution and our most energy dense 4.5 Ah battery cell which we introduced in the third quarter of 2023. The change in the nine months ended September 30, 2023 is primarily due to a decrease in non-cash stock-based compensation under salary and benefits, which was partially offset by an increase in legal and professional services, research and development, and sales and marketing.

Presented in the table below is the composition of selling, general and administrative expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Salaries and benefits	$922,110	$723,225	$2,547,848	$4,153,793
Legal and professional	586,183	255,726	1,608,428	518,258
Sales and marketing	238,163	215,994	690,995	527,732
Research and development	145,111	41,355	316,369	153,730
Rents, maintenance, utilities	137,390	158,640	432,191	469,437
Software, fees, tech support	62,795	51,633	167,976	127,694
Travel expenses	51,298	85,564	159,438	158,718
Depreciation	47,033	44,112	135,480	107,005
Insurance	43,513	41,676	110,055	81,077
Supplies, office	11,719	31,796	50,431	118,764
Other	45,640	12,284	144,303	63,746
Total	$2,290,955	$1,662,005	$6,363,514	$6,479,954

Other (Income) / Expense

Our other (income)/expense for the three months ended September 30, 2023 and 2022 was ($6,000) and $20,000, respectively. Other income for the three months ended September 30, 2023 was made up of interest income related to investments and interest expense related to debt. Other expense for the three months ended September 30, 2022 was made up almost entirely of interest expense related to debt, partially offset by gains on sale of property and equipment.

Our other (income) / expense for the nine months ended September 30, 2023 and 2022 was $276,000 and $1.6 million, respectively. Other (income) / expense for the nine months ended September 30, 2023 was made up almost entirely of interest income related to investments, interest expense related to debt, and settlement expense. Other expense for the nine months ended September 30, 2022 was made up almost entirely of interest expense of debt obligations and the amortization of debt discount.

During the three months ended September 30, 2023 and 2022, non-cash amortization of debt discount totaled $0 and $0, respectively. Interest expense attributable to debt obligations totaled $27,000 and $34,000 during the three months ended September 30, 2023 and 2022, respectively. During the nine months ended September 30, 2023 and 2022, non-cash amortization of debt discount totaled $0 and $1.20 million, respectively. Interest expense attributable to debt obligations totaled $92,000 and $375,000 during the nine months ended September 30, 2023 and 2022, respectively.

In April 2022, with the use of proceeds from the initial public offering, the Company paid off approximately $2.46 million in debt with interest rates ranging from 10 to 15%.

Net Loss

Our net loss for the three months ended September 30, 2023 and 2022 was $1.8 million and $1.3 million, respectively. Our net loss for the nine months ended September 30, 2023 and 2022 was $5.3 million and $6.1 million, respectively. The increase in net loss for the three months ended September 30, 2023 was primarily due to increases in legal and professional fees, salary and benefits, and research and development. The decrease in net loss for the nine months ending September 30, 2023 was primarily the result of decreased interest expense, and salary and benefits, which were partially offset by an increase in legal and professional fees. Within other expenses, for the nine months ended September 30, 2023, the Company recognized $281,680 in non-cash stock-based settlement expenses, compared to $0 for the period ended September 30, 2022. See Item 1, “Legal Proceedings,” of Part II Other Information.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

The following table sets forth certain operational data as a percentage of sales:

	Fiscal Year Ended December 31, 2022		Fiscal Year Ended December 31, 2021
	$	% of Net sales	$	% of Net sales
Net sales	$7,162,837	100.0%	$4,517,499	100.0%
Cost of sales	4,874,392	68.1	2,871,770	63.6
Gross profit	2,288,445	31.9	1,645,729	36.4
Selling, general, and administrative expenses	8,241,859	115.1	2,909,085	64.4
Loss from operations	(5,953,414)	-83.1	(1,263,356)	-28.0
Other expense - net	(1,591,976)	-22.2	(3,448,202)	76.3
Loss before income taxes	(7,545,390)	-105.3	(4,711,558)	-104.3
Net loss	(7,536,540)	-105.2	(4,720,858)	-104.5

Sales, net

Sales, net for the year ended December 31, 2022 increased by $2.6 million, or 58.6%, compared to the year ended December 31, 2021. Sales were $4.5 million for the year ended December 31, 2021 and $7.2 million for the year ended December 31, 2022. The year over year increase was primarily attributable to increases in our overall sales volumes as a result of our expanding product offerings, growing distribution network, and expanded OEM market penetration.

Cost of Sales

Total cost of sales for the year ended December 31, 2022 increased by $2.0 million, or 69.7%, compared to the year ended December 31, 2021. Cost of sales were $2.9 million for the year ended December 31, 2021 and $4.9 million for the year ended December 31, 2022. Cost of sales as a percentage of sales increased by 4.5% in that period. The increase in cost of sales was primarily related to increases in facilities costs and labor as we expanded our operations, and in supplier and shipping costs, which the Company is currently monitoring.

Gross Profit

Our gross profit for the year ended December 31, 2022 increased by $643,000, or 39.1%, compared to the year ended December 31, 2021. Gross profit was $1.6 million for the year ended December 31, 2021 and $2.3 million for the year ended December 31, 2022. Gross profit as a percentage of sales decreased by 4.5% for the year ended December 31, 2022, from 31.9% to 36.4% for the year ended December 31, 2021. The decrease in gross profit for the year ended December 31, 2022 was primarily attributable to increases in facilities costs and labor as we expanded our operations, and in landed costs, which the Company is currently monitoring.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by $5.3 million, or 183%, to $8.2 million for the year ended December 31, 2022 compared to $2.9 million for the year ended December 31, 2021, primarily due to increased costs to support our growth in sales and business development efforts along with various expenses that were incurred due to planning and preparing for our initial public offering. The most substantial increases were in salaries and benefits, of which $2,114,529 was a non-cash expense attributable to stock-based compensation, legal and professional services incurred in anticipation of our initial public offering, sales and marketing, and rents and utilities.

Presented in the table below is the composition of selling, general and administrative expenses:

	Fiscal Year Ended December 31,
	2022	2021
Salaries and benefits	$4,864,239	$1,232,660
Legal and professional	887,741	754,510
Sales and marketing	677,679	316,431
Rents, maintenance, utilities	616,141	165,600
Research and development	278,382	58,544
Travel expenses	217,626	72,354
Software, fees, tech support	190,222	89,613
Depreciation	151,353	56,100
Supplies, office	135,187	88,448
Insurance	128,202	35,563
Other	95,087	39,262
Total	$8,241,859	$2,909,085

Other Expense

Our other expense for the year ended December 31, 2022 and 2021 was $1.6 million and $3.4 million, respectively. Other expense for the year ended December 31, 2022 was made up almost entirely of interest expense. Other expense for the year ended December 31, 2021 was primarily attributable to extinguishment loss on debt settlement. The extinguishment of debt was related to settlement on convertible notes issued in 2021. The noteholders agreed to settle the debt for an aggregate 1,527,647 shares of common stock with a fair value of $5,545,359 ($3.63 per share). Since this transaction involved contemporaneous issuance of shares of common stock by the Company to the converting noteholders, we evaluated the transaction for modification and extinguishment accounting and determined that the debt was extinguished as a result of the issuance of shares that do not represent the exercise of a conversion right contained in the original terms of the notes at issuance. The settlement of the debt resulted in a recognized loss of $2,262,658 recorded as extinguishment loss on debt settlement on the accompanying statements of operations, calculated as the excess of the fair value of the shares issued over the carrying amount of the debt. In addition, the fair value of warrants of $407,700 issued in exchange for services related to obtain the notes and the unamortized portion of debt discount remaining at date of settlement of $120,729 were also recorded as extinguishment loss on debt settlement for an aggregate loss of $2,791,087 on the accompanying statements of operations.

During the year ended December 31, 2022 and 2021, non-cash amortization of debt discount totaled $1.2 million and $118,000, respectively. Interest expense attributable to debt obligations totaled $409,000 and $436,000 during the year ended December 31, 2022 and 2021, respectively. In April 2022, with the use of proceeds from the IPO, the Company paid off approximately $2.46 million in debt with interest rates ranging from 10% to 15%.

Net Loss

Our net loss for the years ended December 31, 2022 and 2021 was $7.5 million and $4.7 million, respectively. The increase in net loss was primarily the result of increased selling, general, and administrative expenses as we invested in human resources, facilities, and business development in preparation of our expanded growth objectives along with an increase in legal and professional costs in connection with our initial public offering. Additionally, for the year ended December 31, 2022, the Company recognized $2.1 million in non-cash expenses related to stock-based compensation, compared to $188,000 for the year ended December 31, 2021. Further, for the year ended December 31, 2022, the Company recognized non-cash interest expense of approximately $1.2 million. Therefore, of the $7.5 million net loss for the year ended December 31, 2022, a total of $3.3 million was non-cash expenses.

LIQUIDITY AND CAPITAL RESOURCES

Overview

Our operations have been financed primarily through net proceeds from the sale of securities and from borrowings. As of December 31, 2022 and 2021, our current assets exceeded current liabilities by $10.8 million and $3.2 million, respectively, and we had cash and cash equivalents of $7.2 million and $773,000, respectively. On April 1, 2022, we closed our initial public offering which resulted in approximately $14.8 million of net proceeds.

As of September 30, 2023 and December 31, 2022, our current assets exceeded current liabilities by $5.9 million and $10.8 million, respectively, and we had cash and cash equivalents of $2.9 million and $7.2 million, respectively. On April 1, 2022, we closed our initial public offering which resulted in approximately $14.8 million of net proceeds.

We generally consider our short-term liquidity requirements to consist of those items that are expected to be incurred within the next 12 months and believe those requirements to consist primarily of funds necessary to pay operating expenses, interest and principal payments on our debt, and capital expenditures related to assembly line expansion.

As of December 31, 2022, we expect our short-term liquidity requirements to include (a) approximately $379,000 of capital additions; (b) principal debt payments totaling approximately $571,000; and (c) lease obligation payments of approximately $719,000, including imputed interest.

As of September 30, 2023, we expect our short-term liquidity requirements to include (a) approximately $270,000 of capital additions; (b) principal debt payments totaling approximately $675,000; and (c) lease obligation payments of approximately $731,000, including imputed interest.

We generally consider our long-term liquidity requirements to consist of those items that are expected to be incurred beyond the next 12 months.

Our activities are subject to significant risks and uncertainties, including failing to secure additional funding before the Company achieves sustainable revenues and profit from operations. We expect to continue to incur additional losses for the foreseeable future, and we may need to raise additional debt or equity financing to expand our presence in the marketplace, develop new products, achieve operating efficiencies, and accomplish its long-term business plan over the next several years. There can be no assurance as to the availability or terms upon which such financing and capital might be available. For the three and nine months ended September 30, 2023 and 2022, we sustained recurring losses and negative cash flows from operations. These factors raise substantial doubt about our ability to continue as a going concern within 12 months after the date that the financial statements for the period ended September 30, 2023 are issued. However, management is working to address its cash flow challenges, including raising additional capital, managing inventory levels, identifying alternative supply chain resources, and managing operational expenses. See also the risk factor entitled “Our audited financial statements include a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern” in Item 1A, “Risk Factors” of our 2022 Form 10-K.

Financing Obligations

On April 1, 2022, we closed our initial public offering which resulted in approximately $14.8 million of net proceeds, of which approximately $2,464,000 was used to pay down principal and accrued interest on high interest-bearing debt.

As of September 30, 2023, our debt totaled $361,000, comprised of $148,000 outstanding under a COVID-19 Economic Injury Disaster Loan, $207,000 outstanding under vehicle financing arrangements, and an equipment loan for $7,000. In January 2023, we repaid a vehicle loan with an interest rate of 11.21% in the amount of $89,360 which included principal, interest, and fees. In May 2023, we sold a vehicle including repayment of the related vehicle loan with an interest rate of 5.89% in the amount of $31,568 which included principal and interest. In addition, as of September 30, 2023, we had outstanding stockholder loans totaling $825,000.

Stockholder Promissory Notes

Unsecured promissory notes due to stockholders had an outstanding principal balance of $825,000 as of September 30, 2023. The unsecured promissory notes require monthly interest-only payments at 10% per annum and mature at various dates from January 2024 to December 2024.

Vehicle Financing Arrangements

As of September 30, 2023, the Company has five notes payable to GM Financial for vehicles. In addition, the commercial line secured in April 2022 for $300,000 was renewed in April 2023 and increased to $350,000. This commercial line may be used to finance vehicle purchases and expires in April 2024. The notes are payable in aggregate monthly installments of $4,084, including interest at rates ranging from 5.89% to 7.29% per annum, mature at various dates from October 2027 to May of 2028, and are secured by the related vehicles. Two of the notes are personally guaranteed by a co-founder of the Company. A separate vehicle financing note has a current balance outstanding of $16,000, with monthly payments of $508 at an interest rate of 5.45% and a maturity date of July 2026. See Note 7, Long-Term Debt.

Cash Flows

The following tables shows summaries of our cash flows for the periods presented:

	Year Ended December 31,

	2022	2021

Net cash used in operating activities	$(5,468,572)	$(3,896,830)
Net cash used in investing activities	$(515,692)	$(113,694)
Net cash provided by financing activities	$12,412,270	$(4,493,087

	Nine Months Ended September 30,

	2023	2022

Net cash provided by / (used in) operating activities	$(4,207,717)	$(4,699,620)
Net cash provided by / (used in) investing activities	$16,578	$(382,779)
Net cash provided by / (used in) financing activities	$(99,209)	$12,426,190

Cash flows used in operating activities

Our largest source of operating cash is cash collection from sales of our products. Our primary use of cash in operating activities are for increases in inventory purchases, legal and professional services, increased marketing, and research and development. In the last several years, we have generated negative cash flows from operating activities and have supplemented working capital requirements through net proceeds from the sales of Common Stock.

We generated negative cash flows from operating activities of $5.5 million for the year ended December 31, 2022, compared to negative cash flows of $3.9 million for the corresponding period in 2021. Factors affecting operating cash flows during the periods included:

●	For the year ended December 31, 2022, our loss of $7.5 million was reduced by non-cash transactions including stock-based compensation of $2.1 million, amortization of debt discount on convertible notes of $1.2 million, and depreciation of $165,000. For the year ended December 31, 2021, our loss of $4.7 million was reduced by non-cash transactions including extinguishment loss on debt settlement of $2.8 million related to the settlement of convertible notes issued in 2021, stock-based compensation of $188,000, amortization of debt discount on convertible notes of $118,000, and debt conversion expense on induced conversion of $112,000.

●	Cash provided/(used) by accounts receivable was $458,000 and ($566,000), for the year ended December 31, 2022 and 2021, respectively, representing a decrease in accounts receivable for the year ended December 31, 2022 and an increase in accounts receivable for the year ended December 31, 2021, respectively. Sales are generally collected within 30 to 45 days. These changes are mainly due to timing where a few large orders were placed and had open balances as of December 31, 2021, but they were within payment terms.

●	Other significant changes include a decrease in customer deposits of $437,000 during the year ended December 31, 2022, representing a use of cash in 2022 that customers deposited in 2021. Additionally, long-term deposits had no change during the year ended December 31, 2022 compared to an increase of $56,000 for the corresponding period in 2021. The increase in deposits in 2021 was primarily due to the addition of lease properties with corresponding security deposits paid in late 2021. No new deposits were made in 2022.

●	Cash used for inventory and prepaid inventories increased by $1.5 million and $2.4 million for the years ended December 31, 2022 and 2021, respectively. These increases are primarily due to significant purchases and prepayments of inventory to Chinese suppliers that were made in 2022 in order to have sufficient inventory for projected sales in 2022 and 2023. Turnaround time for receiving inventory from foreign sources can take up to 120 days, with prepayments required. Sales for the year ended December 31, 2022 increased over sales for the year ended December 31, 2021 by $2.6 million.

We generated negative cash flows from operating activities of $4.2 million for the nine months ended September 30, 2023, compared to negative cash flows of $4.7 million for the corresponding period in 2022. Factors affecting operating cash flows during the periods included:

●	For the nine months ended September 30, 2023, our loss of $5.3 million was reduced by non-cash transactions including a stock-based settlement of $252,000, stock-based compensation of $190,000, and depreciation of $154,000. For the nine months ended September 30, 2022, our loss of $6.1 million was adjusted and reduced by non-cash transactions including stock-based compensation of $2.1 million, amortization of debt discount of $1.2 million, and depreciation of $116,000.

●	Accounts receivable increased by $156,000 and decreased by $475,000 for the nine months ended September 30, 2023 and 2022, respectively. Sales are generally collected within 30 to 45 days. These changes are mainly due to timing where a few large orders were placed and had open balances at a given date.

●	Accounts payable increased by $207,000 and decreased by $87,000 for the nine months ended September 30, 2023 and 2022, respectively. These changes are mainly due to timing of when payments are due. Payments are generally made within 30 days.

●	Cash used for inventory and prepaid inventories decreased by $411,000 and increased by $2.2 million for the nine months ended September 30, 2023 and 2022, respectively. The changes are primarily due to timing of significant purchases and prepayments of inventory to foreign suppliers. Turnaround time for receiving inventory from foreign sources can take up to 120 days, with prepayments required.

●	Other significant changes include:

o	Customer deposits increased $46,000 during the nine months ended September 30, 2023 and decreased $275,000 during the nine months ended September 30, 2022. These changes are mainly due to timing of customers paying deposits for customer orders and then placing orders against which the deposits are applied.

o	Prepaid expenses and other current assets increased $46,000 and $134,000 for the nine months ended September 30, 2023 and 2022, respectively. These changes are mainly due to the timing of the prepayments versus the expenses being incurred.

Cash flows provided by / (used in) investing activities

We used cash in investing activities of $516,000 for the year ended December 31, 2022. Cash used for capital purchases of property and equipment related to expanding and improving our facilities and infrastructure was $567,000 during the year ended December 31, 2022. This was offset by net proceeds of $52,000 received for the sale of property and equipment during the year ended December 31, 2022. We anticipate that we will spend up to $379,000 in 2023 as we continue to automate our new assembly line and enhance our quality control measures.

Net cash used in investing activities of $114,000 for the year ended December 31, 2021 consisted entirely of purchases of property and equipment.

Cash was provided by investing activities in the amount of $17,000 for the nine months ended September 30, 2023, and cash was used in investing activities in the amount of $383,000 for the nine months ended September 30, 2022. We have had fewer purchases of property and equipment in the nine months ended September 30, 2023 than we had in the same period in 2022. We have also received proceeds from selling property and equipment in the nine months ended September 30, 2023 that we did not have in the same period in 2022. We anticipate that we will spend up to $270,000 in the fourth quarter of 2023 as we continue to enhance our quality control measures.

Cash flows provided by / (used in) financing activities

Cash provided by financing activities was $12.4 million for the year ended December 31, 2022. For the year ended December 31, 2022, we paid down debt principal of $2.4 million, which was offset by net cash proceeds of $14.8 million from the sale of common stock.

Net cash provided by financing activities of $4.5 million for the year ended December 31, 2021, consisted of $4.2 million net proceeds from issuance of convertible notes and long-term debt, proceeds of $838,000 from the issuance of membership units/common stock, and proceeds of $125,000 on sale of future revenues. This was partially offset by payments on debt and liability of future revenues of $636,000.

Cash used in financing activities was $99,000 for the nine months ended September 30, 2023 and cash provided by financing activity was $12.4 million for the nine months ended September 30, 2022. For the nine months ended September 30, 2023, we paid down debt principal of $149,000, which was offset by net cash proceeds of $50,000 from the exercise of warrants. For the nine months ended September 30, 2022, we had net proceeds from the issuance of Common Stock of $14.8 million due to the initial public offering, paid down debt principal of $1.8 million, and paid lines of credit of $550,000.

Contractual and Other Obligations

Our estimated future obligations consist of long-term operating lease liabilities. As of September 30, 2023, the Company had $2.9 million in long-term operating lease liabilities.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The above discussion and analysis of our financial condition and results of operations is based upon our financial statements. The preparation of financial statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and disclosures of contingent assets and liabilities. Our significant accounting policies are described in Note 2 of the accompanying unaudited interim financial statements. Critical accounting policies are those that we consider to be the most important in portraying our financial condition and results of operations and also require the greatest number of judgments by management. Judgments or uncertainties regarding the application of these policies may result in materially different amounts being reported under different conditions or using different assumptions. We consider the following policies to be the most critical in understanding the judgments that are involved in preparing the financial statements.

Inventory

Inventory is stated at the lower of cost (first in, first out) or net realizable value and consists of batteries and accessories, resale items, components, and related landing costs. As of September 30, 2023 and December 31, 2022, the Company had inventory that consisted of finished assemblies totaling $3,306,972 and $3,243,485, respectively, and raw materials (inventory components, parts, and packaging) totaling $851,511 and $1,286,651, respectively. The valuation of inventory includes fixed production overhead costs based on normal capacity of the assembly warehouse.

The Company periodically reviews its inventory for evidence of slow-moving or obsolete inventory and provides for an allowance when considered necessary. The Company determined that no such reserve was necessary as of September 30, 2023 or December 31, 2022. The Company prepays for inventory purchases from foreign suppliers. Prepaid inventory totaled $102,646 and $141,611 at September 30, 2023 and December 31, 2022, respectively, and included inventory in transit where title had passed to the Company but had not yet been physically received.

Property and Equipment

Property and equipment are stated at cost less depreciation calculated on the straight-line basis over the estimated useful lives of the related assets as follows:

Vehicles and transportation equipment	5 - 7 years
Office furniture and equipment	3 - 7 years
Manufacturing equipment	3 - 10 years
Warehouse equipment	3 - 10 years
QA equipment	3 - 10 years
Tooling and molds	3 - 10 years

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the Statements of Operations.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long-term operating lease liabilities on the Company’s Balance Sheets. The Company does not have any finance leases.

Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated using the Company’s incremental borrowing rate applicable to the lease asset, unless the implicit rate is readily determinable. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the Company’s Balance Sheet. The Company’s leases do not contain any residual value guarantees. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company accounts for lease and non-lease components as a single lease component for all its leases.

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer, as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified in the Statement of Operations in “Sales, net” and totaled $27,398 and $6,133 during the three months ended September 30, 2023 and 2022, respectively, and $52,296 and $17,514 during the nine months ended September 30, 2023 and 2022, respectively. Shipping and handling costs for shipping product to customers totaled $58,141 and $54,840 during the three months ended September 30, 2023 and 2022, respectively, and $149,898 and $137,497 during the nine months ended September 30, 2023 and 2022, respectively, and are classified in selling, general, and administrative expense in the accompanying Statements of Operations.

Research and Development

Research and development costs are expensed as incurred. Research and development costs charged to expense amounted to $145,111 and $41,355 for the three months ended September 30, 2023 and 2022, respectively, and $316,369 and $153,730 for the nine months ended September 30, 2023 and 2022, respectively, and are included in selling, general and administrative expenses in the accompanying Statements of Operations.

Income Taxes

Effective November 1, 2021, the Company converted from an LLC to a C corporation and, as a result, became subject to corporate federal and state income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of exiting assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The Cares Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic. Some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. As of September 30, 2023 and December 31, 2022, the Company has not recorded any income tax provision/(benefit) resulting from the CARES Act, mainly due to the Company’s history of net operating losses.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (the “CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders. The Company will continue to evaluate the impact of the CAA and its impact on its financial statements in 2023 and beyond.

NOTICE REGARDING TRADEMARKS

This report includes trademarks, tradenames, and service marks that are our property or the property of others. Solely for convenience, such trademarks and tradenames sometimes appear without any “™” or “®” symbol. However, failure to include such symbols is not intended to suggest, in any way, that we will not assert our rights or the rights of any applicable licensor, to these trademarks and tradenames.

Evaluation of Disclosure Controls and Procedures

Our management is responsible for establishing and maintaining adequate disclosure controls and procedures for our Company. Consequently, our management, with the participation of our chief executive officer and chief financial officer, evaluated the effectiveness of our disclosure controls and procedures pursuant to Rule 13a-15 under the Exchange Act as of September 30, 2023. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and that management is required to apply its judgment in evaluating the benefits of possible controls and procedures relative to their costs. Based on that evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures are designed at a reasonable assurance level and are effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Changes in Internal Control Over Financial Reporting

During the year ended December 31, 2022 and the nine months ended September 30, 2023, there were no changes in our internal control over financial reporting that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934).

BUSINESS

Our Company

Expion360 focuses on the design, assembly, manufacturing, and sales of LiFePO4 batteries and supporting accessories for RVs, marine applications and recently announced our expansion into home energy storage products with plans to expand into industrial applications. We design, assemble, and distribute high-powered, lithium battery solutions using ground-breaking concepts with a creative sales and marketing approach. We believe that our product offerings include some of the most dense and minimal-footprint batteries in the RV and marine industries. We are developing the e360 Home Energy Storage, a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple intellectual property strategies with cutting-edge research and unique products to sustain and scale the business. We currently have customers consisting of dealers, wholesalers, private label customers and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia and Europe. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are currently the RV and marine industries. We believe that we are well positioned to capitalize on the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy storage with our introduction of two LiFePO4 battery storage solutions, where we aim to provide a cost-effective, low barrier of entry, flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV, marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding electric forklift and industrial material handling markets.

Expion360’s e360 product line, which is manufactured for the RV and marine industries, was launched in December 2020. The e360 product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. In December 2023, we announced our entrance into the home energy storge market with our introduction of two premium LiFePO4 battery storage solutions that enable residential and small business customers to create their own stable micro-energy grid and lessen the impact of increasing power fluctuations and outages. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate detailed-oriented design and engineering and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Our Market Opportunity

The trend of vehicle electrification is expected to be a significant growth catalyst for lithium compounds over the next decade and beyond. According to ResearchAndMarkets.com, the global EV market demand is expected to reach $1.66 trillion by 2030, expanding at a compound annual growth rate (“CAGR”) of 14.5% over the forecast period. On a global level, the market is driven by initiatives taken by governments of various countries to promote manufacturing of EVs. For example, the Electric Vehicles Initiative (“EVI”), a multi-government forum with 13 participating countries, works to increase the adoption of EVs globally. Several campaigns and programs have been launched through the EVI forum, including the EV30@30 in 2017 initiative, which aims to have at least 11 countries with EVs reflecting 30% of new vehicle sales by 2030. Further, according to ResearchAndMarkets.com, the United States EV market size was valued at $49.1 billion in 2022 and is anticipated to expand at a CAGR of over 15.5% between 2023 and 2032 due to the growing demand for efficient and eco-friendly vehicles.

Furthermore, the North American RV market was estimated at roughly $33.95 billion in 2021, and is projected to grow at a 5.0% CAGR from 2024 to 2032 according to Expert Market Research. There are over 200 national chain RV dealers in the United States, further underscoring the robust market for these vehicles.

At the intersection of both these trends lies the rapidly expanding lithium battery market. According to IMARC, the market for lithium-ion batteries is projected to grow at 13.2% CAGR to reach $93.3 billion by 2028.

The vast expansion of the lithium battery market can be attributed to global trends promoting clean energy, as well as the compact and flexible nature of lithium battery packs which make them easy to install in RVs and boats. Our technology, which we believe offers industry leading battery pack flexibility for the most efficient energy storage, is poised to be able to offer power to these large vehicles such as RVs and recreational boats.

Expion360 is focused on expanding its position in the deep cycle, off-grid and stationary energy storage markets. According to the Federal Consortium for Advanced Batteries, the United States has five goals in mind to secure battery materials and the U.S. technology supply chain. They include (1) securing access to raw materials; (2) support of the U.S. materials-processing base; (3) stimulation of U.S. electrode, cell, and pack manufacturing; (4) enabling recycling and reuse of critical materials; and (5) support of scientific R&D, STEM education and workforce development. Expion360 is well positioned to benefit from this national focus.

The Biden Administration has also laid out a bold agenda to address the climate crisis and build a clean and equitable energy economy that achieves carbon-pollution-free electricity by 2035 and puts the United States on a path to achieve net-zero emissions, economy-wide. We believe this government support will continue to drive rapid growth in the industry.

Lithium-based batteries power our daily lives, from consumer electronics to national defense. They enable electrification of the transportation sector and provide stationary grid storage, critical to developing the clean-energy economy. The U.S. has a strong research community, a robust innovation infrastructure for technological advancement of batteries, and an emerging lithium-based battery manufacturing industry, according to the US Department of Energy.

It is our desire to work closely with federal, state and local governments, as well as private industry to help America be the leader in lithium battery technology.

Competitive Strengths

We believe the following strengths differentiate Expion360 and create long-term, sustainable competitive advantages:

Superior Capacity to Lead Acid Competitors

Lead-acid batteries have always been the standard in RV and marine transportation vehicles. Our lithium-ion batteries offer superior capacity to our lead-acid competitors. Our batteries utilize lithium iron phosphate, and therefore, are expected to have a lifespan of approximately 12 years - three to four times that of certain lead-acid batteries and with ten times the number of charging cycles. Furthermore, we believe that our typical battery provides three times the power of the typical, lead-acid battery despite being half the weight (comparing, for example, a typical lead-acid battery like Renogy Deep Cycle AGM, which is rated at 100Ah, to our own LFP 100Ah battery and assuming slow discharge at a .1C rate).

In addition, in September 2023, Expion360 introduced a new 4.5 Ah 26650 lithium-ion phosphate battery cell. This will allow us to increase energy density by over 32% compared to traditional 3.4 Ah 26650 cells. The 12 volt 450 Ah battery was introduced in September 2023 as our first e360 battery incorporating our 4.5 Ah cell technology.

Battery Pack Flexibility

Our battery packs are also highly flexible, designed to be moved and used in various applications seamlessly. We plan to onshore our semi-automated pack assembly in Redmond, Oregon. The initial equipment has arrived and subject to market conditions, we are working on setup and development of additional equipment to automate the line. This should allow us to use a more flexible approach to forming and creating new battery packs. By onshoring, we expect to be able to react to market demands at a much quicker pace and increase profit levels over our competition.

Long-Time RV and Marine Industry Experience and Relationships and Strong Insider Ownership

Expion360 is managed by a team with a strong track record in the RV and clean energy spaces. John Yozamp, Founder of Expion360 and former Chief Business Development Officer and former Chief Executive Officer, pioneered multiple new recreational concepts in the RV industry. As the founder and previous owner of Zamp Solar, he has leveraged extensive relationships in the RV OEM industry. In addition, our co-founders own significant equity in the company, signaling a strong commitment and personal investment.

Expansion into New Markets

In furtherance of our vision of stored energy, in January 2023, we introduced two portable power generator products: the AURA POWERCAP™ 600 and AURA POWERCAP™ 800 (together, the “Aura”). The AURA POWERCAP™ 600 is designed to fit and convert any one of Expion360’s group 24 lithium batteries into a 600W mobile power station while the AURA POWERCAP™ 800 is designed to fit and convert any one of Expion360’s group 27 lithium batteries into an 800W mobile power station. The Aura’s proprietary patent pending design allows the AURA POWERCAP™ 600 to join seamlessly to 60Ah, 80Ah, and 95Ah Expion360 batteries and the AURA POWERCAP™ 800 to join to 100Ah and 120Ah Expion360 batteries. The AURA POWERCAP™ 600 and AURA POWERCAP™ 800 are an exclusive fit to Expion360 batteries and will not fit other brands. The AURA POWERCAP™ 600 and AURA POWERCAP™ 800 contain beneficial features and functions for a compact portable power unit, including the ability to recharge the battery from the input charge port using the included 7 Amp household charger and the ability to recharge remotely with Expion360’s lightweight portable solar panel options, which are sold separately. We commenced deliveries of the AURA POWERCAP™ 600 in the second quarter of 2023, and are currently accepting pre-orders of the AURA POWERCAP™ 800.

Additionally, in June 2023, we unveiled e360 SmartTalk, an innovative mobile app that allows the seamless integration and management of e360 Bluetooth enabled LiFePO4 batteries. The technology enables users to wirelessly monitor and manage e360 batteries, providing a view of individual battery conditions and performance as well as a comprehensive view of an entire power bank consisting of multiple e360 batteries. The 48 Volt GC2 LiFePO4 battery was also introduced in June 2023 as our first e360 SmartTalk Battery for powering electric golf carts and other light electric vehicles (LEVs).

In December 2023, we entered the home energy storage market with its introduction of two premium LiFePO4 battery storage solutions: a wall mounted all-in-one inverter and 10kW battery and an expandable server rack style battery cabinet system. We believe our new home energy storage product line will benefit from a fast-growing battery energy storage market, which is forecasted by Markets and Markets to grow at a 26.4% CAGR to reach $17.5 billion by 2028. Further, according to Clean Energy Group, approximately 3.2 million homes in the United States have solar panels installed, but only about 6% of residential solar systems have battery storage.

Strong National Retail Customers and Distribution Channels

Expion360 has sales relationships with many major RV retailers and with marine retailers and plans to use what we believe is a strong reputation in the lithium battery space to create an even stronger distribution channel. John Yozamp has used his decades of experience in the energy and RV industries to cultivate relationships with numerous retailers in the space. Expion360 has already established a sales relationship with several large retail customers, including Camping World, a leading national RV retailer, as well as Meyer Distributing, Inc., a leading national marketer and distributor of automotive and RV specialty products.

Expion360 Products

We focus on the design, assembly, and sales of LiFePO4 batteries and supporting accessories for RV and marine applications, as well as our recent expansion into home energy storage solutions. Our batteries are designed and engineered in house using premium lithium iron phosphate cells with quality controls at every step We use high-grade LiFePO4 encased in steel and meeting the UL 1642 standard (UL file no. MH64383). We believe that our materials and engineering enhance the reliability, stability, and safety of our products. We reimagined the standard battery case and included built-in rubber feet, radiused corners, 96.7% larger terminal connection pads, interior molded ribs for structural security, and the highest-grade ABS plastics with additives for fire retardancy. To maximize the power and efficiency of our batteries, we welded our cells via thick copper/tin-machined collector plates, welded all interior pack points, added a press break flange at each end to create a mechanical backbone for the battery monitoring system (the “BMS”), used high-grade wiring and ring terminals throughout, and treated connections with industrial epoxy for long-lasting protection. Our internal “smart” BMS design includes multiple safety and performance features, such as: low temperature discharge, auto shutoff, short circuit protection, low- and high-voltage shutoffs, and overcurrent disconnect. Our structurally sound BMS board features a bolted design, eliminating all unnecessary solder, resulting in one cohesive pack with a long lifespan. We hold our lithium batteries to high safety standards, which has enabled us to achieve a UL 1973 compliance. We stand by our batteries with an industry leading 12-year warranty.

To enable us to provide a full range of components to complement our battery offerings, we offer a suite of accessories and components for new installations or conversions which includes but is not limited to chargers, monitors, inverters, and solar components from brands such as Victron Energy and RedArc.

As of December 31, 2023, we offer the following products for sale:

●	12v batteries:

o	Group 24 batteries:

▪	e360 60Ah lithium battery

▪	e360 80Ah lithium battery

▪	e360 Extreme Density 95Ah lithium battery

o	Group 27 batteries:

▪	e360 100Ah lithium battery

o	e360 Extreme Density 120Ah lithium batterye360 custom form factor battery:

▪	e360 Extreme Density 360Ah lithium battery

●	e360 Extreme Density 450Ah lithium battery 48v batteries:

o	Group CG2 batteries:

▪	e360 36Ah lithium battery

●	Expion360 e360 Lithium Power Bundle™

●	Battery monitors

●	DC battery chargers

●	Industrial tie-downs - 7 models

●	Terminal blocks

●	Bus bars

●	AURA POWERCAP™ 600

●	e360 SmartTalk™ mobile app

As of December 31, 2023, we have the following products in our pipeline:

●	In September 2023, we introduced a new 4.5 Ah 26650 lithium-ion phosphate battery cell and 12 Volt 450 Ah e360 SmartTalk™ lithium-ion battery. Expion360 began taking pre-orders for the new 450 Ah e360 SmartTalk™ battery starting in the fourth quarter of 2023, with initial shipments expected to begin in the first quarter of 2024.

●	In October 2023, we introduced a pilot program to offer transformative solar and energy storage solutions in partnership with Renewable Energy Products Manufacturing Corp., a pioneer in sustainable home and commercial solar technology and installations.

●	In December 2023, we introduced a wall mounted all-in-one inverter and 10kW battery and an expandable server rack style battery cabinet system. Expion360 will begin taking orders for the new home energy storage solutions in first quarter of 2024 with anticipated deliveries beginning in second quarter of 2024. See the section above titled “—Competitive Strengths—Expansion into New Markets” for additional information about the new home energy storage solutions.

Competitors

Our competitors include lithium-ion battery manufacturers, such as Relion (which was acquired by Brunswick Corporation in September 2021), Battle Born Batteries, Renogy, and Dakota Lithium. Lead-acid battery manufactures also continue to have a presence in the marketplace. We have designed custom form factors in both the industry standard Group 24 and Group 27 battery sizes allowing us to visually and structurally differentiate Expion360 within the market space. We believe that our custom 360Ah battery also provides a unique capacity to footprint ratio compared to lead-acid and lithium battery competitors. Our batteries utilize lithium iron phosphate, and therefore, are expected to have a lifespan of approximately 12 years - three to four times that of certain lead-acid batteries and with ten times the number of charging cycles. Furthermore, we believe that our typical battery provides three times the power of the typical, lead-acid battery despite being half the weight (comparing, for example, a typical lead-acid battery like Renogy Deep Cycle AGM, which is rated at 100Ah, to our own LFP 100Ah battery and assuming slow discharge at a .1C rate).

Manufacturing and Supply Chain

Our batteries are manufactured by multiple third-party manufacturers located in China, who also produce our battery cells. We then assemble and package the batteries in the United States for sale to our customers. While we do not have long-term purchase agreements with our third-party manufacturers and our purchases are completed on a purchase order basis, we have had strong relationships with our third-party manufacturers spanning many years. Our close working relationships with our China-based third-party manufacturers and cell suppliers, reflected in our ability to increase our purchase order volumes (qualifying us for related volume-based discounts) and to order and receive delivery of cells in anticipation of required demand, has helped us moderate increased supply-related costs associated with inflation, currency fluctuations, and U.S. government tariffs imposed on our imports and to avoid potential shipment delays. We aim to maintain an appropriate level of inventory to satisfy our expected supply requirements. We believe that we could locate alternative third-party manufacturers to fulfill our needs.

Our third-party manufacturers source the raw materials and battery components required for the production of our batteries directly from third-party suppliers that meet our approval and quality standards and, as a result, we may have limited control over the agreed pricing for these raw materials and battery components. We estimate that raw material costs account for over half of our cost of goods sold. The costs of these raw materials, particularly lithium-ion batteries, are volatile and beyond our control. Additionally, availability of the raw materials used to manufacture our products may be limited at times, resulting in higher prices and/or the need to find alternative suppliers. For example, a global shortage and component supply disruptions of electronic battery components were reported during 2021 and 2022, but it is not currently affecting our supply chain. Our battery cell manufacturers also have joint venture factories outside of China and have secured sourcing contracts from lithium suppliers in South America and Australia. In addition, we secured a secondary source for lithium iron phosphate cells used in its batteries from a supplier in Denmark, enabling us to source materials outside of China in the event it becomes necessary to do so. We aim to maintain an appropriate level of inventory to satisfy our expected supply requirements. We believe that we could locate alternative third-party manufacturers to fulfill our needs.

Lithium is a key raw material used to produce our battery cells and as a result, the cost of our battery cells is dependent on the price and availability of lithium, which may be volatile and unpredictable. From 2010 until 2015, the price of lithium stayed fairly flat. In 2016 the price started to rise, fueled by the fear of material shortages. As a result of the higher prices, new mining operations that had been in development came online and companies invested in more efficient extraction processes. The increases in production led to an oversupply of lithium in 2019 and a sharp drop in prices. The lithium prices in 2020 ended below the 2016 prices.

In addition to increased mining and newly located reserves, there is also an industry push to provide more efficient ways to extract lithium from the mined ore. Another development of the past few years is lithium cell recycling. This process will recapture the raw lithium from the cell for reuse in future cells. The price of lithium remains subject to volatility and thus we aim to monitor any developments that might adversely affect our supply chain.

Customers

We currently have more than 300 customers across the United States consisting of dealers, wholesalers, private-label customers and original equipment manufacturers who then sell our products to end consumers. Our sales are completed on a purchase order basis and most are without firm, long-term revenue commitments or sales arrangements. In addition, we also sell products directly to consumers. Expion360 has sales relationships with many major RV retailers, including Camping World, a leading national RV retailer, as well as Meyer Distributing, Inc., a leading national marketer and distributor of automotive and RV specialty products. In December 2022, we were selected as the exclusive supplier of lithium-ion batteries for an overland trailer to be branded and sold by a top U.S. sports utility vehicle manufacturer. Due to the progress and success with our existing sales and distribution activities and to avoid any channel conflicts, our previously announced value-added reseller program has been deferred, pending additional review. We will continue to focus on our sales and distribution channels in order to develop existing customer relationships and grow our customer base. We also offer a high level of technical support to our customers before and after product sales.

We currently derive a significant portion of our revenues from a limited number of customers. During the year ended December 31, 2022, sales to our top three customers totaled $2,905,326, comprising approximately 41% of our total sales, including sales to one customer, which totaled $1,346,344 or approximately 19% of our total sales.

Intellectual Property

The success of our business and our technology leadership is supported by our proprietary battery technology. We have filed 11 patent applications in the United States to provide protection for our technology, including seven design patent applications and four utility patent applications. In addition, we rely upon a combination of trademark and trade secret laws in the United States, as well as license agreements and other contractual protections, to establish, maintain and enforce rights in our proprietary technologies. We also seek to protect our intellectual property rights through non-disclosure and invention assignment agreements with our employees and consultants and through non-disclosure agreements with business partners and other third parties.

We periodically review our development efforts to assess the existence and patentability of new intellectual property. We pursue the registration of our domain names and trademarks and service marks in the United States and in an effort to protect our brand, as of December 31, 2023, we own 15 trademark registrations to cover our house marks in the United States. We also own nine trademark registrations relating to our house marks in Canada.

Government Regulation

We are subject to inspections by federal, state, and local regulators overseeing environmental health and safety, which could result in possible citations and/or fines. Lithium-ion battery shipments are categorized as “dangerous goods” and are subject to rules governing their transportation. We have implemented policies and procedures, trained our employees, and conducted internal audits to verify compliance with environmental health and safety regulations.

In August of 2022, our Group 24 and Group 27 batteries passed UL 1973 certification. In February 2023, our custom 360Ah battery also passed UL 1973 certification.

Employees

As of December 31, 2023, we had 23 employees, all full time. None of our employees are covered by collective bargaining agreements and we have never experienced an organized work stoppage, strike, or labor dispute. We believe working conditions and compensation packages are competitive with those offered by competitors and consider our relations with our employees to be good.

Environmental, Health, and Safety

We and our third-party manufacturers and suppliers are, and could become, subject to a wide range of international, federal, state, provincial, and local governmental regulations directed at preventing or mitigating environmental harm, as well as to the storage, discharge, handling, generation, disposal and labeling of toxic or other hazardous substances. Although we outsource our manufacturing, the manufacturing of our products by our third-party manufacturers and suppliers require the use of hazardous materials that similarly subject these third parties, and therefore our business, to such environmental laws and regulations. Our failure or the failure of these third parties to comply with these laws or regulations can result in regulatory, civil, or criminal penalties, fines, and legal liabilities, suspension of production, alteration of manufacturing processes, including for our products, reputational damage, and negative impact on our operations or sales of our products and services. Increased compliance costs by our third-party manufacturing partners may also result in increased costs to our business. Our business and operations are also subject to health and safety laws and regulations adopted by government agencies such as OSHA. Although we believe we are in material compliance with applicable law concerning matters relating to health, safety, and the environment, the risk of liability relating to these matters cannot be eliminated completely. To date, we have not incurred significant expenditures relating to environmental compliance nor have we experienced any material issues relating to employee health and safety. See the section titled “Risk Factors” for additional information.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	the requirement that we provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We are also a smaller reporting company as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Company Information

Expion360 Inc. was initially organized as a limited liability company under the name Yozamp Products Company, LLC in the State of Oregon on June 16, 2016, and converted to a Nevada corporation under its current name pursuant to articles of conversion dated as of November 16, 2021.

Our website is found at expion360.com and on the Investor Relations section of our website, we post or will post, as applicable, the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC: the Annual Report, our Proxy Statement on Schedule 14A, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

All of the information on our Investor Relations web page is available to be viewed free of charge. Information contained on our website is not part of this prospectus or our other filings with the SEC. We assume no obligation to update or revise any forward-looking statements in this prospectus whether as a result of new information, future events or otherwise, unless we are required to do so by law.

The SEC also maintains a website found at http://www.sec.gov/ that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Properties

Our corporate headquarters are in Redmond, Oregon. This location houses our engineering, sales, accounting, and operations staff. It is also our primary product warehouse. Our headquarters is approximately 14,976 square feet, leased at a base rent set to increase by 3% every 12 months after January 31 of each year. From January 31, 2022 to January 31, 2023, the rental cost of our headquarters was $18,510 per month. In the first quarter of 2022 we added a second distribution warehouse in Elkhart, Indiana to service and provide a stocking location for several large manufacturers in the area. Elkhart is a hub for RV manufacturing in the United States. Other East Coast customers are supported from this location to reduce shipping times and costs to the customers. The square footage of this facility is approximately 7,000 square feet, leased at a cost of $4,853 per month.

As part of our onshoring agenda, we have also entered into an agreement to lease another facility in Redmond Oregon. This new facility is currently expected to be used for our first battery pack assembly plant in the United States. The square footage of this facility is approximately 31,425 square feet leased at a cost of $31,425 per month. Equipment for the assembly line was received in October 2022 due to a delay by our equipment supplier. We are working on set-up and development of additional equipment to automate the line, subject to market conditions We believe that these facilities are sufficient to meet our current and anticipated needs in the near term and that additional space can be obtained on commercially reasonable terms as needed.

Legal Proceedings

We may become, from time to time, involved in routine litigation or subject to disputes or claims related to our business activities. Other than as described below, we are not currently party to any pending legal proceedings that we believe would, individually or in the aggregate, have a material adverse effect on our financial condition, cash flows or results of operations.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our current executive officers and directors:

Name	Age	Position
Executive Officer
Paul Shoun	52	Co-Founder, President, Chief Operating Officer and Director
Brian Schaffner	54	Chief Executive Officer and Director
Greg Aydelott	51	Chief Financial Officer

Non-Employee Directors
Steven M. Shum(1)(2)(3)	53	Director
George Lefevre(1)(2)(3)	56	Director
Tien Nguyen(1)(2)(3)	60	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Executive Officer

Paul Shoun – Co-Founder, President, Chief Operating Officer, and Director. Mr. Shoun has served as our Co-Founder, President and Chief Operating Officer since January 26, 2023 and was previously our Chief Operating Officer since March 2020. Before joining the Company, Mr. Shoun worked at Tensility International Corporation, a custom cable assemblies company, where he served as a Business Development Manager, Project Manager and Manufacturing Manager from October 2014 to March 2020. Prior to October 2014, Mr. Shoun spent over 17 years as the managing director of a corporate consulting firm. Mr. Shoun brings over 30 years of engineering and corporate management experience. Mr. Shoun brings extensive expertise in project management, product development, engineering leadership, business accounting, ERP/CRM system management, and product marketing. Mr. Shoun’s prior notable clients include Chrysler, Boeing, Nike IHM, Intel, and Daimler Trucks North America. We believe Mr. Shoun is qualified to serve on our Board because of his extensive experience in engineering, product development and product marketing and his role in building the Company.

Brian Schaffner – Chief Executive Officer and Director. Mr. Schaffner has served as our Chief Executive Officer since January 26, 2023 and was previously our Chief Financial Officer beginning in February 2021. Mr. Schaffner also serves as a Professor of Business and Accounting at Walla Walla University, a position he has held since July 2020. Prior to that, he served as Vice Principal of Finance for Monterey Bay Academy from March 2019 to June 2020, and Vice Principal of Finance for Mount Ellis Academy from July 2015 through February 2018. Mr. Schaffner also served as Development, Recruiting, Marketing and Alumni Relations Director of Mount Ellis Academy from March 2018 to February 2019. Mr. Schaffner is a seasoned executive having served over the past three decades in a variety of capacities including CEO, CFO, CIO, controller and VP Finance in senior-living, assisted-living skilled nursing facilities, retail stores and schools. In addition, his educational instructional experience includes the secondary and university levels with courses including accounting, cost accounting, management, personal finance, welding, auto mechanics and aviation ground school. Mr. Schaffner graduated from Walla Walla College with a Bachelor of Science in Business Administration and Accounting in 1992, and from the University of Phoenix with a Master of Business Administration in 1997. We believe Mr. Schaffner is qualified to serve as a member of our Board because of his executive leadership experience and intimate knowledge of the Company.

Greg Aydelott – Chief Financial Officer. Mr. Aydelott has served as our Chief Financial Officer since January 26, 2023 and was previously our Chief Accounting Officer since May 10, 2022. Prior to his appointment as Chief Accounting Officer of the Company, Mr. Aydelott served as our Controller from February 22, 2022 until May 10, 2022. Before joining the Company, Mr. Aydelott worked at Samaritan Health Services in Corvallis, Oregon from June 2021 to March 2022, where he served as Sr. Financial Analyst. Samaritan Health Services is a regional hospital system serving three counties and has no affiliation with the Company. Before joining Samaritan Health Services in June 2021, Mr. Aydelott was Director of Business Operations of Mission Senior Living in Carson City, Nevada from January 2016 to June 2021. Mission Senior Living is a growing senior housing company with communities in four states and has no affiliation with the Company.

Non-Employee Directors

Steven M. Shum – Independent Director. Mr. Shum serves on our Board. Mr. Shum is the CEO and a director of INVO Bioscience, Inc. (Nasdaq: INVO), a healthcare services company focused on fertility treatment, positions he has held since October 10, 2019 and October 11, 2017, respectively. Previously, Mr. Shum was Interim Chief Executive Officer (from May 2019 to October 7, 2019) and Chief Financial Officer of Eastside Distilling (Nasdaq: EAST) (from October 2015 to August 2019). Prior to joining Eastside, Mr. Shum served as an Officer and Director of XZERES Corp, a publicly-traded global renewable energy company, from October 2008 until April 2015 in various officer roles, including Chief Operating Officer from September 2014 until April 2015, Chief Financial Officer, Principal Accounting Officer and Secretary from April 2010 until September 2014 (under former name, Cascade Wind Corp) and Chief Executive Officer and President from October 2008 to August 2010. Mr. Shum also serves as the managing principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP. He was a founder of Revere Data LLC (now part of Factset Research Systems, Inc.) and served as its Executive Vice President for four years, heading up the product development efforts and contributing to operations, business development, and sales. He spent six years as an investment research analyst and portfolio manager of D.N.B. Capital Management, Inc. His previous employers include Red Chip Review and Laughlin Group of Companies. He earned a B.S. in Finance and a B.S. in General Management from Portland State University in 1992. We believe Mr. Shum is qualified to serve on our Board because of his extensive experience serving in leadership roles at other public companies.

George Lefevre – Independent Director. Mr. Lefevre serves on our Board. Mr. Lefevre is a business consultant focused on business development and structural guidance for companies. From 2009 through 2020, Mr. Lefevre was the founder of HAPA Capital, LLC. HAPA was a consulting firm specializing in biotechnology and frontier technology. From 2014 through 2015, Mr. Lefevre was the CEO of a startup company that completed a change in management effective June 26, 2014, and expanded into hemp and cannabidiol (“CBD”) industry. The expansion was focusing on the development, research, and commercialization of products derived from hemp and cannabis plants. From 1991 to 1998, Mr. Lefevre directly invested in and managed investment portfolios. Mr. Lefevre was also the President of GL Investment Group, a regional investment bank in Southern California where he was directly responsible for providing in excess of $500 million in funding to biotechnology and high-tech companies. Mr. Lefevre graduated from California State University, Long Beach with a Bachelor of Science in Business Administration, majoring in Finance. We believe Mr. Lefevre is qualified to serve on our Board because of his extensive experience serving in leadership roles at other public companies and extensive investment experience.

Tien Q. Nguyen – Independent Director. Mr. Nguyen serves on our Board. He is a successful entrepreneur and executive with expertise in engineering, technology, wireless systems, and energy storage. Mr. Nguyen has been managing personal and family investments from 2021 to present. Mr. Nguyen was a partner in Lumini Partner LLC to support and study international energy industrial projects using microgrid systems to reduce utility dependency from 2019 to 2020. Mr. Nguyen was the founder of FitTech Software LLC, an artificial intelligence software company in the health and fitness industry, and served as the Chairman from 2016 until 2019. From 2012 to 2016, Mr. Nguyen was the Chief Executive Officer of Quantum Energy Storage Corporation, an energy storage company. Previously, Nr. Nguyen was the Chief Strategy Officer of Onramp Wireless Inc. from 2010 to 2012 and the Chief Executive Officer of AppleTree Educational LLC from 2007 to 2010. Mr. Nguyen was also the founder of CommASIC Inc., a leading wireless semiconductor broadband company, which was acquired by Freescale Semiconductor in 2005. He served as a director of Freescale Semiconductor from 2005 until 2007. Prior to founding CommASIC Inc., Mr. Nguyen served as the Chief Executive Officer of Linskys Consulting from 1997 until 2001. Mr. Nguyen began his career at General Dynamics and Qualcomm Inc. where he was focused on ASIC engineering. Mr. Nguyen graduated from San Diego State University with a BSEE in 1983. We believe Mr. Nguyen is qualified to serve as a member of our Board because of his extensive experience in the energy storage industry.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Director Independence

A majority of our directors satisfy the criteria for “independent directors,” under the Nasdaq rules. The Nominating and Corporate Governance Committee is required to annually review each director’s independence and any material relationships such director has with the Company. Following such review, only those directors who the Board affirmatively determines have no material relationship to the Company, and otherwise satisfy the independence requirements of the Nasdaq rules, will be considered “independent directors.”

Under the Nasdaq rules, a majority of a listed company’s board must be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act and related Nasdaq rules.

Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In accordance with Rule 10C-1 under the Exchange Act and the Nasdaq rules, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, the company’s board must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including the source of compensation of such director (including any consulting, advisory or other compensatory fee paid by such company to the director), and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board has affirmatively determined that George Lefevre, Steven M. Shum and Tien Nguyen are independent directors under applicable Nasdaq and Exchange Act rules. In addition, David Hendrickson, who was a member of the Board until his resignation on August 15, 2023, was an independent director under applicable Nasdaq and Exchange Act rules.

As a result, a majority of our directors are independent, as required under applicable Nasdaq rules. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board Leadership

Paul Shoun, our President and Chief Operating Officer, also serves as Chairman of the Board. Currently, the Board does not have a Lead Independent Director. Although the Board may assess the appropriate leadership structure from time to time in light of internal and external events or developments and reserves the right to make changes in the future, it believes that the current structure, as described in this prospectus, is appropriate at this time given the size and experience of the Board, as well as the background and experience of management. The Board does not believe that having the President and Chief Operating Officer serve as Chairman of the Board materially impacts its process for risk oversight because Board committees (comprised entirely of independent directors during the fiscal year ended December 31, 2022) play the central role in risk oversight.

Director Compensation

The independent members of the Board are each compensated for their services as directors and committee chairs through cash compensation and equity grants.

The following table sets forth the compensation of our independent directors during 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)		Total ($)
David Hendrickson	$78,750	$60,000	$60,000	$26,250	(4)	$165,000
George Lefevre	$60,000	$60,000	$60,000	$—		$120,000
Steven M. Shum	$70,000	$60,000	$60,000	$—		$130,000
Tien Nguyen	$22,962	$60,000	$60,000	$—		$82,962

(1)	Reflects restricted stock units (“RSUs”) granted to the independent members of our board during our fiscal year ended December 31, 2023. As of December 31, 2023, Messrs. Lefevre, Shum, and Nguyen each held 12,195 unvested RSUs, and Mr. Hendrickson’s 12,195 RSUs had vested and settled in full.

(2)	As of December 31, 2023, Mr. Hendrickson held options to purchase 30,000 shares of our common stock, Mr. Lefevre held 30,000 options to purchase shares of our common stock, and Mr. Shum held options to purchase 40,000 shares of our common stock. As of December 31, 2023, Mr. Nguyen did not hold any options to purchase shares of our common stock.

(3)	Amounts reflect the full grant-date fair value of stock awards and stock options granted during 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to our directors in Note 12 to our audited financial statements for the fiscal year ended December 31, 2023 included herewith.

(4)	Mr. Hendrickson resigned from the Board and each committee of the Board on August 15, 2023. Mr. Hendrickson was engaged as a consultant following his resignation from the Board and paid a consulting fee for his services as such.

Board Committees and Charters

The Board has three standing committees, an audit committee, a compensation committee, and a nominating and corporate governance committee. The Board maintains charters for each of these standing committees, which were filed as appendices to our definitive proxy statement on Schedule 14A filed with the SEC on September 6, 2023.

Audit Committee

We have a separately designated standing audit committee (the “Audit Committee”) established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee consists of Steven M. Shum (chair), George Lefevre and Tien Nguyen, each of whom meet the requirements for independence under the rules of Nasdaq and SEC rules and regulations and is financially literate. Mr. Shum is the chair of the Audit Committee and has been determined by our Board to be an “audit committee financial expert” as such term is defined under SEC rules and regulations. The Board has considered the independence and other characteristics of each existing member and each proposed member of our Audit Committee, and the Board believes that each member meets the independence and other requirements of Nasdaq and the SEC. Our Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

Our Audit Committee, among other things, is responsible for:

●	Overseeing the integrity of our financial statements and the other financial information we provide to our stockholders and other interested parties;

●	Monitoring the periodic reviews of the adequacy of the auditing, accounting, and financial reporting processes and systems of internal control that are conducted by our independent registered public accounting firm and management;

●	Being responsible for the selection, retention, compensation, and termination of our independent registered public accounting firm;

●	Overseeing the independence and performance of our independent registered public accounting firm;

●	Facilitating communication among our independent registered public accounting firm, management, and the Board;

●	Preparing the audit committee report required by SEC rules and regulations to be included in our annual proxy statement; and

●	Performing such other duties and responsibilities as are enumerated in and consistent with the Audit Committee charter.

Compensation Committee

We have a separately designated standing compensation committee (the “Compensation Committee”), which is currently comprised of Tien Nguyen (chair), George Lefevre and Steven M. Shum. The Board has considered the independence and other characteristics of each current and anticipated member of our Compensation Committee. The Board believes that each member of our Compensation Committee meets the requirements for independence under the current requirements of Nasdaq, is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our Compensation Committee oversees the Company’s compensation structure and practices for both executive officers and director compensation, including incentive-based compensation and equity-based plans. The Compensation Committee reviews and evaluates the performance of the Company’s directors and executive officers and provides recommendations to the Board regarding the form and amount of compensation to be paid by the Company to directors and executive officers. The Compensation Committee may use outside consultants it deems necessary or appropriate to carry out its responsibilities.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Our Compensation Committee is, among other things, responsible for:

●	Assisting the Board in developing and reviewing compensation programs applicable to our executive officers and directors;

●	Overseeing our Company’s overall compensation philosophy, strategy, and objectives;

●	Approving the total compensation opportunity, as well as each component of compensation, paid to our executive officers and directors;

●	Administering our equity-based and cash-based compensation plans applicable to our directors, officers and employees;

●	Preparing the report of the compensation committee required by SEC rules to be included in our annual proxy statement; and

●	Performing such other duties and responsibilities as are enumerated in and consistent with the compensation committee charter.

Nominating and Corporate Governance Committee

We have a separately designated standing nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”), which is currently comprised of George Lefevre (chair), Steven M. Shum, and Tien Nguyen. Our Nominating and Corporate Governance Committee operates under a written charter. Under our policy, the independent directors of our Board nominate our directors. We also consider any nominations of director candidates validly made by our stockholders if submitted in a timely manner and will apply the same criteria to all persons being considered.

Our Nominating and Corporate Governance Committee is, among other things, responsible for:

●	Assisting the Board in identifying candidates qualified to serve as directors, consistent with selection criteria approved by the Board and the Nominating and Corporate Governance Committee;

●	Recommending to the Board the appointment of director nominees that meet the selection criteria;

●	Recommending to the Board the appointment of directors to serve on each committee of the Board;

●	Developing and recommending to the Board such corporate governance policies and procedures as the Nominating and Corporate Governance Committee determines is appropriate from time to time;

●	Overseeing the performance of the Board, and of each committee of the Board; and

●	Performing such other duties and responsibilities as are consistent with the Nominating and Corporate Governance Committee charter.

Code of Business Conduct and Ethics

On January 3, 2022, our Board adopted a written Code of Business Conduct and Ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is available on the investor relations page of our website at expion360.com.

We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or our directors, on our website identified above. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Executive Compensation and Compensation Committee Interlocks

None of the members of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or Board of any other entity that has one or more executive officers serving as a member of our Board or compensation committee.

EXECUTIVE COMPENSATION

As an emerging growth company as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2022 and 2023, our “named executive officers” and their positions were as follows:

●	Brian Schaffner, who currently serves as our Chief Executive Officer, and who served as our Chief Financial Officer through January 25, 2023;

●	Paul Shoun, who serves as our Co-Founder, President, and Chief Operating Officer; and

●	John Yozamp, our Co-Founder, who served as Chief Business Development Officer through December 31, 2023 and served as our Chief Executive Officer through January 25, 2023.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2023 and December 31, 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Brian Schaffner(5)	2023	270,400	27,040	203,447	—	—	24,000	497,847
Chief Executive Officer; Former Chief Financial Officer	2022	102,741	—	401,004	—	—	11,805	515,550
Paul Shoun	2023	270,400	27,040	203,447	—	—	24,000	497,847
Chief Operating Officer	2022	260,000	—	534,672	—	—	21,000	815,672
John Yozamp	2023	283,200	—	286,860	—	—	36,000	606,060
Co-Founder; Former Chief Business Development Officer; Former Chief Executive Officer	2022	330,000	—	376,845	—	—	36,000	742,845

(1)	Amounts reflect base salary earned by each named executive officer during the applicable year.

(2)	All of the named executive officers voluntarily chose to forego any bonuses for 2022.

(3)	Amounts reflect the full grant-date fair value of stock options granted during 2022 and 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to executive officers in Note 12 to our audited financial statements included herein.

(4)	For 2022, includes: (i) $1,500 in consulting fees and $10,305 in home office expenses for Mr. Schaffner, (ii) $9,000 in home office expenses and $12,000 in automobile expenses for Mr. Shoun, and (iii) $12,000 in home office expenses and $24,000 in automobile expenses for Mr. Yozamp. For 2023, includes: (i) $1,000 in monthly automobile expenses for Mr. Schaffner and Mr. Shoun, (ii) $2,000 in monthly automobile expenses for Mr. Yozamp, and (iii) $1,000 in monthly home office expenses for each of the named executive officers.

(5)	Mr. Schaffner served as a CFO consultant from March 2021 until his appointment as Chief Financial Officer in February 2022.

Base Salaries; Consulting Fee

The named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. As of January 1, 2022, Mr. Schaffner was providing consulting services to the Company at the rate of $1,500 per month. He began receiving an annual base salary of $120,000 beginning on February 21, 2022. As of January 1, 2022, the annual base salary for Mr. Shoun was $260,000 and the annual base salary for Mr. Yozamp was $330,000. The annual base salaries of Messrs. Schaffner, Shoun and Yozamp were changed to $270,400, $270,400 and $283,200 respectively, effective January 26, 2023.

Annual Bonuses

In 2022, target bonuses were not established for the named executive officers, and they voluntarily declined participation in the discretionary year-end holiday bonuses provided to other employees. Therefore, no annual bonuses were paid to the named executive officers in 2022. In 2023, Mr. Schaffner and Mr. Shoun received cash and equity bonuses.

Equity Compensation

2021 Incentive Award Plan

We have adopted the 2021 Incentive Award Plan (the “2021 Incentive Award Plan”). The purpose of the 2021 Incentive Award Plan is to enhance our ability to attract, retain and motivate persons who make, or we believe can make, important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. We believe that equity awards are necessary to remain competitive in the industry in which we operate in and are essential in recruiting and retaining the highly qualified service providers who help thus meet our goals.

In 2022, Messrs. Yozamp, Shoun and Schaffner were granted stock options under the 2021 Incentive Award Plan as set forth below. The stock options vested immediately upon grant. The executive officers had not been granted stock options prior to 2022.

Named Executive Officer	2022 Stock Options Granted	2023 Stock Options Granted
Brian Schaffner	150,000	50,000
Paul Shoun	200,000	50,000
John Yozamp	179,500	70,500

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Substantially all employees are eligible to participate. We have the option to make profit sharing contributions to our 401(k) plan at our discretion. No profit-sharing contributions have yet been made. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to our 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

Health/Welfare Plans

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, which include medical and vision benefits.

Perquisites

In 2022 and 2023, our named executive officers received reimbursements of automobile and home office expenses. Messrs. Shoun and Yozamp’s Initial Employment Agreements (as defined below) each provide for full time security benefits, they did not receive any such benefits in 2022 or 2023. Each of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, and vision plans, on the same basis as all of our other employees.

Consulting Fees

Mr. Schaffner received $1,500 for consulting work performed for the Company before being named Chief Financial Officer in February 2022.

No Tax Gross Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023:

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Brian Schaffner(1)(2)	5/2/2022	150,000	—	3.36		5/2/2032
	8/23/2023	50,000	—	4.92		8/23/2033
Paul Shoun(1)(2)	5/2/2022	200,000	—	3.36		5/2/2032
	8/23/2023	50,000	—	4.92		8/23/2033
John Yozamp(1)(2)	5/2/2022	179,500	—	3.70	(3)	5/2/2027
	8/23/2023	70,500	—	4.92		8/23/2033

(1)	100% of each of the awards were vested and exercisable immediately upon the grant date.

(2)	All of the stock options granted to the named executive officers in 2023 are incentive stock options.

(3)	Because Mr. Yozamp holds Common Stock in the Company possessing more than 10% of the total combined voting power of all classes of stock in the Company, Section 422 of the Code requires that the exercise price of an incentive stock option granted to him will be at least 110% of the fair market value of a share of Common Stock on the date of grant and will not remain exercisable for a period of longer than five years from the date of grant.

Executive Compensation Arrangements

The Initial Employment Agreements

On November 15, 2021, we entered into employment agreements with our then Chief Executive Officer and Chairman of our Board, John Yozamp, and our Chief Operating Officer, Paul Shoun; on February 21, 2022, we entered into an employment agreement with our then Chief Financial Officer, Brian Schaffner (together, the “Initial Employment Agreements”) to reflect their compensation arrangements. The Initial Employment Agreements entered into with Mr. Shoun and Mr. Yozamp each had a term of employment with a three-year duration, while the Initial Employment Agreement entered into with Mr. Schaffner had an employment term with a one-year duration. Under the terms of the Initial Employment Agreements, Mr. Schaffner was entitled to a base salary of $120,000, Mr. Shoun was entitled to a base salary of $260,000 and Mr. Yozamp was entitled to a base salary of $330,000. Each executive officer was also eligible for an annual bonus, to be granted by the Company’s Board or compensation committee based on performance objectives and targets established annually. Under the Initial Employment Agreements, Messrs. Schaffner, Shoun and Yozamp were also entitled to participate in the Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, vacation, paid time off, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available at any point in time. Under the Initial Employment Agreements, the executive officers were also entitled to annual fringe benefits and perquisites (including auto expense, security and reimbursement for the executive officer’s home office) and reimbursement for reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred in connection with the performance of their duties. In addition, the employment agreements contain provisions providing for severance payments, including both base salary payment throughout the remainder of the executive’s term of employment, and a payment equal to an additional 12 months of base salary, an amount equal to the executive annual bonus measured at target rate of performance, and continuation of benefits under certain circumstances including termination by us without Cause or for Good Reason (each as defined in the Initial Employment Agreements), upon execution of a general release of claims in our favor. The Initial Employment Agreements included restrictive covenants, including a two-year non-competition provision, a two-year non-solicitation and non-disparagement provision and a confidentiality provision.

The Amended and Restated Schaffner Employment Agreement

On January 26, 2023, we promoted Brian Schaffner from his position as our Chief Financial Officer to our Chief Executive Officer. In connection with his new role, we entered into an Amended and Restated Employment Agreement with Mr. Schaffner, effective January 26, 2023 (the “Schaffner Employment Agreement”), setting forth the terms and conditions of Mr. Schaffner’s employment as Chief Executive Officer.

The Schaffner Employment Agreement provides for a one-year term ending on April 1, 2023, the first anniversary of our initial public offering, which term renews automatically unless terminated by the Company or Mr. Schaffner. Pursuant to the Schaffner Employment Agreement, the Company will pay Mr. Schaffner a base salary of $270,400 per year, increased from $120,000. Like Mr. Schaffner’s existing employment agreement, the Schaffner Agreement provides for an annual bonus award based on the achievement of performance objectives and targets established annually by the Company’s Board or Compensation Committee, and standard employee benefits. Upon a termination of Mr. Schaffner’s employment agreement by the Company without Cause or a resignation for Good Reason (each term as defined in the Schaffner Employment Agreement), Mr. Schaffner will be paid (a) if terminated prior to April 1, 2023, an amount equal to the remaining unpaid amounts under the initial employment term, (b) continued base salary for one year, (c) an amount equal to his annual target bonus for the year of termination, (d) any earned but unpaid bonuses and (e) continued medical and dental benefits for up to one year. The Schaffner Agreement provides for the same employee benefits as under Mr. Schaffner’s original employment agreement, except that he will also receive an automobile allowance of $1,000 per month. The restrictive covenants in the Initial Employment Agreement to which Mr. Schaffner is a party will continue to apply.

The Amended and Restated Shoun Employment Agreement

On January 26, 2023, we promoted Paul Shoun from his position as our Chief Operating Officer to our Co-Founder, President and Chief Operating Officer. In connection with his new role, we entered into an Amended and Restated Employment Agreement with Mr. Shoun, effective January 26, 2023 (the “Shoun Agreement”), setting forth the terms and conditions of Mr. Shoun’s employment as our Co-Founder, President and Chief Operating Officer.

The Shoun Employment Agreement provides for a three-year term ending on April 1, 2025, the third anniversary of our initial public offering, which term renews automatically unless terminated by the Company or Mr. Shoun. Pursuant to the Shoun Employment Agreement, the Company will pay Mr. Shoun a base salary of $270,400 per year, increased from $260,000. Like the Initial Employment Agreement to which Mr. Shoun is a party, the Shoun Employment Agreement provides for an annual bonus award based on the achievement of performance objectives and targets established annually by the Company’s Board or Compensation Committee, and standard employee benefits. Upon a termination of the Shoun Employment Agreement by the Company without Cause or a resignation for Good Reason (each term as defined in the Shoun Employment Agreement), Mr. Shoun will be paid (a) if terminated prior to April 1, 2025, an amount equal to the remaining unpaid amounts under the initial employment term, (b) continued base salary for one year, (c) an amount equal to his annual target bonus for the year of termination, (d) any earned but unpaid bonuses and (e) continued medical and dental benefits for up to one year. The Shoun Employment Agreement provides for the same employee benefits as under the Initial Employment Agreement to which Mr. Shoun is a party, except that he will no longer be entitled to security benefits. The restrictive covenants in the Initial Employment Agreement to which Mr. Shoun is a party will continue to apply.

The Amended and Restated Yozamp Employment Agreement

On January 26, 2023, we and Mr. Yozamp agreed that, effective January 25, 2023, he ceased to be our Chief Executive Officer and Chairman of the Company’s Board and a member of our Board, and assumed the position of Co-Founder and Chief Business Development Officer. In connection with his new role, we entered into an Amended and Restated Employment Agreement with Mr. Yozamp, effective January 26, 2023 (the “Yozamp Employment Agreement”), setting forth the terms and conditions of Mr. Yozamp’s employment as our Co-Founder and Chief Business Development Officer. The Yozamp Employment Agreement terminated on December 31, 2023, effective upon Mr. Yozamp’s retirement. The restrictive covenants in the Initial Employment Agreement to which Mr. Yozamp is a party and the Yozamp Employment Agreement continue to apply.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, during our last three fiscal years or currently proposed, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers or beneficial holders of more than 5% of any class of our voting securities had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described under the sections titled “Management—Director Compensation” and “Executive Compensation.”

On August 1, 2018, the Company issued an unsecured promissory note owed to H. Porter Burns, a holder of approximately 0.6% of our outstanding capital stock as of March 27, 2023, and business partner at the time to John Yozamp, our Co-Founder and Chief Business Development Officer at the time (the “Porter Burns Note”), in the principal amount of $500,000. The Porter Burns Note requires monthly interest-only payment at 10% per annum. The Porter Burns Note had an original maturity date of August 1, 2023, but was extended to mature on August 1, 2024 by agreement dated June 30, 2023. As of September 5, 2023, the Company had an outstanding principal balance of $500,000 under the Porter Burns Note.

On December 31, 2019, the Company issued an unsecured promissory note owed to James Yozamp, Jr., a holder of approximately 8.1% of our outstanding capital stock as of March 27, 2023, and brother to John Yozamp, our Co-Founder and former Chief Business Development Officer (the “James Yozamp Note”) in the principal amount of $200,000. The James Yozamp Note requires monthly interest only payments at 10% per annum. The James Yozamp Note matures on December 31, 2024. As of September 5, 2023, the Company had an outstanding principal balance of $200,000 under the James Yozamp Note.

On January 1, 2019, the Company issued an unsecured promissory note to John Yozamp, our Co-Founder and former Chief Business Development Officer (the “John Yozamp Note”) in the amount of $250,000. The John Yozamp Note required monthly interest only payments at 10% per annum. The John Yozamp Note was converted into a convertible debenture in May 2021 which was subsequently converted into 236,498 shares of our Common Stock on October 29, 2021.

Policies and Procedures for Related-Party Transactions

We have adopted a written related-party transaction policy effective January 1, 2022 (the “Related-Party Transaction Policy”), setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This Related-Party Transaction Policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by Tumim of any or all of the Shares that may be issued by us to Tumim under the Equity Line Purchase Agreement. For additional information regarding the issuance of Common Stock covered by this prospectus, see “The Equity Line Transaction.” We are registering the Shares pursuant to the provisions of the Registration Rights Agreement in order to permit Tumim to offer the Shares for resale from time to time. Except for the transactions contemplated by the Equity Line Purchase Agreement and the Registration Rights Agreement, and the beneficial ownership of our securities, neither Tumim nor any persons who have control over Tumim have had any material relationship with us within the past three years. We do not know how long Tumim will hold the Shares before selling them, and we are not currently aware of any existing agreements, arrangements or understandings between Tumim and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares.

The table below presents information regarding Tumim and the Shares that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by Tumim, and reflects holdings as of January 12, 2024. The number of shares in the column “Maximum Number of Shares to be Offered Pursuant to this Prospectus” represents all of the Shares that Tumim may offer under this prospectus. Tumim may sell some, all or none of the Shares in this Offering.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which Tumim has voting and investment power, as well as shares issuable upon the exercise or conversion of securities exercisable or convertible into shares of Common Stock within 60 days of the measurement date held by Tumim. The percentage of shares of Common Stock beneficially owned by Tumim prior to this Offering shown in the table below is based on an aggregate of 6,986,409 shares of our Common Stock outstanding as of January 12, 2024 and assumes the issuance and sale of the Shares that we may sell to Tumim under the Equity Line Purchase Agreement from time to time after the date hereof (without taking into account the 19.99% Exchange Cap). Because the purchase price of the Shares issuable under the Equity Line Purchase Agreement is determined during the applicable VWAP Purchase Valuation Period, with respect to a Purchase, the number of shares that may actually be sold by the Company under the Equity Line Purchase Agreement may be fewer than the number of Shares being offered by this prospectus. The fourth column assumes the sale of all of the Shares offered by Tumim pursuant to this prospectus.

	Shares Beneficially Owned Prior to Offering		Maximum Number of Shares to be Offered Pursuant to this Prospectus	Maximum Number of Shares Beneficially Owned After Offering
Name of Selling Stockholders	Number(1)	Percentage(2)	Number	Number(3)	Percentage(2)
Tumim Stone Capital, LLC(4)	1,821,632	20.8%	1,781,978	39,654	*

______________________________________

* Less than 1%.

(1)	This number reflects 39,654 of the 3i Commitment Shares beneficially owned by Tumim and assumes the issuance and sale of the 1,781,978 Shares that we may sell to Tumim under the Equity Line Purchase Agreement from time to time after the date hereof. The issuance of Shares is subject to certain agreed upon maximum amount limitations set forth in the Equity Line Purchase Agreement. In addition, the Equity Line Purchase Agreement prohibits us from issuing and selling any Shares to Tumim to the extent such Shares, when aggregated with all other shares of our Common Stock then beneficially owned by Tumim, would cause Tumim’s beneficial ownership of our Common Stock to exceed the 9.99% Beneficial Ownership Limitation. The Equity Line Purchase Agreement also prohibits us from issuing or selling Shares under the Equity Line Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless sales of Shares are made at a price equal to or greater than $5.45 per share (which is the Nasdaq official closing price of the Common Stock on the date of the Equity Line Purchase Agreement), such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Subject to the foregoing, neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Equity Line Purchase Agreement.

(2)	Applicable percentage ownership is based on 6,986,409 shares of our Common Stock outstanding as of January 12, 2024, plus the 1,781,978 Shares that we may sell to Tumim under the Equity Line Purchase Agreement.

(3)	Assumes the sale of all Shares being offered pursuant to this prospectus.

(4)	The business address of Tumim is 2 Wooster Street, 2nd Floor, New York, New York 10013. Tumim’s principal business is that of a private investor. 3i, LP is the sole member of Tumim. 3i Management, LLC (“3i Management”) is the general partner of 3i, LP and the sole manager of Tumim. Maier Joshua Tarlow is the manager of 3i Management and has sole voting control and investment discretion over securities beneficially owned directly by Tumim, and indirectly by 3i Management and 3i, LP. Mr. Tarlow disclaims beneficial ownership of the securities owned directly by Tumim, and indirectly by 3i Management and 3i, LP, except to the extent of his pecuniary interest therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of January 12, 2024 as to: (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our Common Stock; (2) each of our directors; (3) each of our executive officers; and (4) all directors and executive officers of the Company as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Expion360, 2025 SW Deerhound Avenue, Redmond, OR 97756.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of Common Stock subject to options or warrants exercisable within 60 days of January 12, 2024, are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 6,986,409 shares of Common Stock outstanding as of January 12, 2024.

Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Class
5% Stockholder:
James Yozamp, Jr.(1)	552,673	7.9
John Yozamp (Co-Founder)(2)	1,685,552	24.1
Directors and Executive Officers:
Brian Schaffner (Chief Executive Officer)(3)	158,332	2.3
Paul Shoun (Chairman, Co-Founder, President, Chief Operating Officer and Director)(4)	345,803	4.9
Greg Aydelott (Chief Financial Officer)(5)	61,115	*
Tien Nguyen (Independent Director)(6)	0	*
George Lefevre (Independent Director)(7)	30,000	*
Steven Shum (Independent Director)(8)	40,000	*
Directors and Executive Officers as a Group (six persons)	635,250	9.1

______________________________________

* Less than 1%.

(1)	Based on a third-party report dated as of August 16, 2023.

(2)	The number of shares of Common Stock shown as beneficially owned by Mr. John Yozamp consists of: (i) 1,500,177 shares of Common Stock owned directly by Mr. John Yozamp and (ii) 185,375 shares of Common Stock issuable upon the exercise of the vested options held by Mr. John Yozamp. As of December 31, 2023, Mr. Yozamp retired as our Chief Business Development Officer.

(3)	The number of shares of Common Stock beneficially owned by Mr. Schaffner consists of 158,332 shares of Common Stock issuable upon exercise of the vested options held by Mr. Schaffner.

(4)	The number of shares of Common Stock shown as beneficially owned by Mr. Shoun consists of: (i) 137,471 shares of Common Stock owned directly by Mr. Shoun and (ii) 208,332 shares of Common Stock issuable upon exercise of the vested options owned by Mr. Shoun.

(5)	The number of shares of Common Stock shown as beneficially owned by Mr. Aydelott consists of: (i) 2,783 shares of Common Stock owned directly by Mr. Aydelott and (ii) 58,332 shares of Common Stock issuable upon exercise of the vested options owned by Mr. Aydelott.

(6)	Mr. Nguyen was appointed to our Board on August 24, 2023.

(7)	The number of shares of Common Stock shown as beneficially owned by Mr. Lefevre consists of 30,000 shares of Common Stock issuable upon exercise of the vested options owned by Mr. Lefevre.

(8)	The number of shares of Common Stock shown as beneficially owned by Mr. Shum consists of 40,000 shares of Common Stock issuable upon exercise of the vested options owned by Mr. Shum.

DESCRIPTION OF CAPITAL STOCK

Expion360 has one class of securities registered under Section 12 of the Securities Exchange Act: the Company’s Common Stock.

The following description of our capital stock is a summary of the rights of our capital stock and summarizes certain provisions of our Articles of Incorporation and our Bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this prospectus forms a part, as well as to the applicable provisions of Nevada law.

General

Our authorized capital stock consists of 200,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.001 per share.

The holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our Common Stock do not have any cumulative voting rights. Holders of our Common Stock are entitled to receive ratably any dividends declared by the Board out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our Common Stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Warrants

$2.90 Warrants

On November 9, 2021, the Company issued warrants to purchase 151,000 of shares of the Company’s Common Stock with an exercise price of $2.90 per share (the “$2.90 Warrants”). The $2.90 Warrants are exercisable for a period of three years from date of grant. If holders of the $2.90 Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their $2.90 Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the difference between the “fair market value” (defined below) multiplied by the number of shares underlying such holder’s $2.90 Warrants and the exercise price multiplied by the number of shares underlying such holder’s $2.90 Warrants by (y) the fair market value. The “fair market value” shall mean the prior five-day average closing price of the Common Stock on the date on which the holder elects to exercise their $2.90 Warrants. The $2.90 Warrants have certain adjustment rights upon certain events.

$3.32 Warrants

On November 22, 2021, the Company issued warrants to purchase 559,431 shares of the Company’s Common Stock at an exercise price of $3.32 per share (the “$3.32 Warrants”). The $3.32 Warrants are exercisable for a period of ten years from date of grant. If holders of the $3.32 Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their $3.32 Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the difference between the “fair market value” (defined below) multiplied by the number of shares underlying such holder’s $3.32 Warrants and the exercise price multiplied by the number of shares underlying such holder’s $3.32 Warrants by (y) the fair market value. The “fair market value” shall mean the volume weighted average of the closing sales price of the Common Stock averaged over 20 consecutive trading days ending on the trading day prior to the date on which “fair market value” is determined. The $3.32 Warrants have certain adjustment rights upon certain events. The Company is required to cause a registration statement registering the resale of the shares of our Common Stock issuable upon exercise of the $3.32 Warrants to become effective in connection with its initial public offering. As of the date of this prospectus, the Company has an effective registration statement which satisfies this requirement.

Underwriter Warrants

Concurrent with the closing of the initial public offering, the Company issued warrants to purchase an aggregate of 128,700 shares of its Common Stock to Alexander Capital LP and Paulson Investment Company LLC (as apportioned in accordance with agreements amongst them), or their designees, at an exercise price of $9.10 per share (the “Underwriter Warrants”). The Underwriter Warrants are initially exercisable on September 27, 2022 and expire on March 31, 2027.

If there is not an effective registration statement registering the resale of the shares of Common Stock issuable upon exercise of the Underwriter Warrants, holders of the Underwriter Warrants may elect to exercise them on a cashless basis and pay the exercise price by surrendering their Underwriter Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Underwriter Warrants, multiplied by the difference between (i) the daily volume weighted average price of the Common Stock on the trading day immediately preceding the date of the exercise notice or on the date of the exercise notice (if delivered after regular trading hours) and (ii) the exercise price of the Underwriter Warrants and by (y) the daily volume weighted average price of the Common Stock on the trading day immediately preceding the date of the exercise notice or on the date of the exercise notice (if delivered after regular trading hours). If the Company does not deliver Common Stock to a holder upon such holder’s exercise of their Underwriter Warrants in compliance with the timing set out in the Underwriter Warrants, the Company will have to pay cash to such holder in accordance with the terms of the Underwriter Warrants. The Underwriter Warrants include anti-dilution provisions (for stock dividends, splits and recapitalizations and similar transactions), which results in the adjustment of the exercise price and entitles holders of the Underwriter Warrants to participate in subsequent rights offerings or distributions to holders of the Company’s Common Stock, as applicable. The Underwriter Warrants also have certain adjustment rights upon certain events. Further, the Underwriter Warrants provide for a one-time demand registration right, exercisable until March 31, 2027 and unlimited piggyback rights, exercisable until September 27, 2024.

Options

Prior to our initial public offering, we issued options to purchase 30,000 shares of Common Stock granted to one individual which had an exercise price of $3.32.

Anti-Takeover Effects of Provisions of Our Charter Documents

The provisions of Nevada law and our Bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

Our Articles of Incorporation include a mandatory forum provision that, to the fullest extent permitted by law, the Nevada Eighth Judicial District of Clark County Nevada shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92Aor any provision of the Articles of Incorporation or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or rules and regulations thereunder and would preempt the choice of forum provisions in our Articles of Incorporation with respect to such matters.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our Common Stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which: (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and Bylaws

Our Articles of Incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation’s Articles of Incorporation. In the event that a few stockholders end up owning a significant portion of our issued and outstanding Common Stock, the lack of cumulative voting would make it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of us by replacing our Board of Directors. Our Articles of Incorporation and Bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Pacific Stock Transfer Company. Pacific Stock Transfer Company’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119; telephone number (800) 785-7782.

Listing

Our Common Stock has been traded on Nasdaq under the symbol “XPON” since April 1, 2022.

PLAN OF DISTRIBUTION

The Shares offered by this prospectus are being offered by Tumim. The Shares may be sold or distributed from time to time by Tumim, or its permitted transferees or other successors-in-interest, directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the ordinary Shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the ordinary shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents; an exchange distribution in accordance with the rules of the applicable exchange;

●	in transactions through broker-dealers that agree with Tumim to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in privately negotiated transactions;

●	any combination of the foregoing; or

●	any other method permitted pursuant to applicable law.

Tumim may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In order to comply with the securities laws of certain states, if applicable, the Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Tumim has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it has acquired and may in the future acquire from us pursuant to the Equity Line Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then-current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Tumim has informed us that each such broker-dealer will receive commissions from Tumim that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the Shares sold by Tumim through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of Shares sold by Tumim may be less than or in excess of customary commissions but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121. Neither we nor Tumim can presently estimate the amount of compensation that any agent will receive from any purchasers of Shares sold by Tumim.

We know of no existing arrangements between Tumim or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares offered by this prospectus.

Tumim is an “underwriter” and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Tumim has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the Registration Statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by Tumim, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by Tumim, any compensation paid by Tumim to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the Shares covered by this prospectus by Tumim, and have agreed to reimburse Tumim for the fees and disbursements of its counsel incurred in connection therewith. We also have agreed to indemnify Tumim and certain other persons against certain liabilities in connection with this Offering of the Shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Tumim has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Tumim specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for this Offering will be approximately $80,000.

Tumim has represented to us that at no time prior to the date of the Equity Line Purchase Agreement has Tumim or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Tumim has agreed that during the term of the Equity Line Purchase Agreement, neither Tumim, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to our Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, Tumim will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our Common Stock by Tumim or any other person. All of the foregoing may affect the marketability of the securities offered by this prospectus. We will make copies of this prospectus available to Tumim and are informing Tumim of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We intend to keep this prospectus effective until the earlier of: (i) the date on which the Shares may be resold by Tumim without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

This Offering will terminate on the date that all Shares have been sold by Tumim.

Our Common Stock is currently listed on Nasdaq under the symbol “XPON.”

THE EQUITY LINE TRANSACTION

On December 27, 2023, we entered into the Equity Line Purchase Agreement and the Registration Rights Agreement with Tumim, pursuant to which Tumim committed to purchase up to $20.0 million of our Common Stock, at our sole direction from time to time over the term of the Equity Line Purchase Agreement, subject to certain terms, conditions and limitations in the Equity Line Purchase Agreement (the “Equity Line Transaction”).

Under the terms and subject to the conditions of the Equity Line Purchase Agreement, we have the right, but not the obligation, to sell to Tumim, and Tumim is obligated to purchase up to $20.0 million of our Common Stock. Such sales of Common Stock, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion, over the 24-month period commencing on the Commencement Date.

Tumim has no right to require us to sell any shares of our Common Stock to it, but Tumim is obligated to make purchases as directed by us, subject to the satisfaction of conditions set forth in the Equity Line Purchase Agreement at Commencement and thereafter at each time that we direct Tumim to purchase shares of our Common Stock under the Equity Line Purchase Agreement. Actual sales of shares of our Common Stock to Tumim will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for us and our operations.

We do not know what the purchase price for our Common Stock will be and therefore cannot be certain as to the number of Shares we might issue to Tumim under the Equity Line Purchase Agreement after the Commencement Date. As of January 12, 2024, there were 6,986,409 shares of our Common Stock outstanding, of which 5,345,938 shares were held by non-affiliates. Although the Equity Line Purchase Agreement provides that we may sell up to $20.0 million of our Common Stock to Tumim, only 1,781,978 Shares are being registered under the Securities Act for resale by Tumim under this prospectus. Depending on the market prices of our Common Stock at the time we elect to issue and sell shares to Tumim under the Equity Line Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our Common Stock in order to receive aggregate gross proceeds equal to the Total Commitment available to us under the Equity Line Purchase Agreement.] If all of the Shares offered by Tumim under this prospectus were issued and outstanding as of the date hereof (without taking into account the 19.99% Exchange Cap limitation), such Shares would represent approximately 25.5% of the total number of shares of our Common Stock outstanding and approximately 33.3% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. If we elect to issue and sell more than the 1,781,978 Shares under this prospectus to Tumim, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of Shares ultimately offered for resale by Tumim is dependent upon the number of Shares we may elect to sell to Tumim under the Equity Line Purchase Agreement from and after the Commencement Date.

Under applicable rules of Nasdaq, in no event may we issue or sell to Tumim under the Equity Line Purchase Agreement shares of our Common Stock in excess of the Exchange Cap, unless: (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap, or (ii) the average price of all applicable sales of our Common Stock to Tumim under the Equity Line Purchase Agreement equals or exceeds $5.45 (which is the Nasdaq official closing price of the Common Stock on the date of the Equity Line Purchase Agreement) plus an incremental amount, such that issuances and sales of our Common Stock to Tumim under the Equity Line Purchase Agreement would be exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Equity Line Purchase Agreement specifically provides that we may not issue or sell any shares of our Common Stock under the Equity Line Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

The Equity Line Purchase Agreement also prohibits us from directing Tumim to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Tumim and its affiliates, would result in Tumim and its affiliates having beneficial ownership, at any single point in time, of more than the Beneficial Ownership Limitation.

The net proceeds under the Equity Line Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our Common Stock to Tumim. We expect that any proceeds received by us from such sales to Tumim will be used for working capital and general corporate purposes.

Purchase of Shares Under the Equity Line Purchase Agreement

Upon the Commencement, we have the right, but not the obligation, from time to time at our sole discretion over the 24-month period from and after Commencement Date, to direct Tumim to purchase amounts of our Common Stock under the Equity Line Purchase Agreement, that we specify in Purchase notices that we deliver to Tumim under the Equity Line Purchase Agreement on any trading day. The maximum number of shares that may be purchased pursuant to a Purchase is equal to a number of shares of Common Stock equal to the lowest of (the “VWAP Purchase Maximum Amount”):

(a)	100% of the average daily trading volume in the Common Stock on Nasdaq (or, in the event the Common Stock is then listed on an Eligible Market (as defined in the Equity Line Purchase Agreement), 100% of the average daily trading volume in our Common Stock on such Eligible Market) for the five consecutive trading-day period ending on (and including) the trading day immediately preceding the applicable VWAP Purchase Exercise Date for such Purchase;

(b)	the product (rounded up or down to the nearest whole number) obtained by multiplying: (i) the daily trading volume in our Common Stock on Nasdaq (or an Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such Purchase by (ii) 0.40; and

(c)	the quotient (rounded up or down to the nearest whole number) obtained by dividing: (i) $2.0 million by (ii) the VWAP on Nasdaq (or an Eligible Market, as applicable) on the trading day immediately preceding the applicable VWAP Purchase Exercise Date for such Purchase (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period).

Tumim is obligated to accept each Purchase notice prepared and timely delivered on the VWAP Purchase Exercise Date by us in accordance with the terms of and subject to the satisfaction of the conditions contained in the Equity Line Purchase Agreement; provided that, Tumim shall not be obligated to purchase any shares of Common Stock set forth in a valid Purchase notice in excess of the VWAP Purchase Maximum Amount. We may deliver a Purchase notice on a VWAP Purchase Exercise Date, provided that: (i) we may not deliver more than one Purchase notice to Tumim on any single trading day, (ii) we may not deliver a Purchase notice to Tumim on any trading day during the period commencing on the VWAP Purchase Exercise Date on which a prior Purchase notice has previously been delivered by us to Tumim under the Equity Line Purchase Agreement, and ending on the applicable trading day immediately following the last trading day of the applicable Purchase Valuation Period (each such date, a “Purchase Settlement Date”) or such later trading day on which Tumim shall have received all of the shares subject to such prior Purchase notice in electronic form as “DWAC Shares” (as defined in the Equity Line Purchase Agreement), (iii) all shares subject to all prior Purchase notices previously delivered by us to Tumim have in fact been received by Tumim as DWAC Shares prior to our delivery of such Purchase notice to Tumim on such VWAP Purchase Exercise Date, and (iv) the Closing Sale Price (as defined in the Equity Line Purchase Agreement) of our Common Stock on such VWAP Purchase Exercise Date is not less than the Threshold Price (as defined in the Equity Line Purchase Agreement).

The purchase price of the shares of Common Stock that we may direct Tumim to purchase pursuant to a Purchase under the Equity Line Purchase Agreement will be equal to ninety-five (95%) of the arithmetic average of the three VWAPs during the VWAP Purchase Valuation Period as set forth in the Equity Line Purchase Agreement.

The payment for, against simultaneous delivery of, shares in respect of each Purchase under the Equity Line Purchase Agreement will be settled on the applicable Purchase Settlement Date immediately following the applicable VWAP Purchase Valuation Period for such Purchase, as set forth in the Equity Line Purchase Agreement.

Conditions to Commencement and Delivery of Purchase Notices

Our ability to deliver Purchase notices to Tumim under the Equity Line Purchase Agreement is subject to the satisfaction, both at the time of Commencement and at the time of delivery by us of any Purchase notice to Tumim, of certain conditions, all of which are entirely outside of Tumim’s control, including, among other things, the following:

●	the accuracy in all material respects of our representations and warranties included in the Equity Line Purchase Agreement;

●	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Equity Line Purchase Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by us;

●	the effectiveness of the Registration Statement that includes this prospectus;

●	the SEC shall not have issued any stop order suspending the effectiveness, prohibiting or suspending the use of the Registration Statement that includes this prospectus;

●	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the Registration Statement that includes this prospectus untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein not misleading;

●	this prospectus, in final form, shall have been filed with the SEC under the Securities Act, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, shall have been filed with the SEC;

●	trading in our Common Stock shall not have been suspended by the SEC or Nasdaq, we shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on Nasdaq shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on The Nasdaq Global Market, Nasdaq, The Nasdaq Global Select Market, the New York Stock Exchange or the NYSE American (or any nationally recognized successor to any of the foregoing) (each, an “Eligible Market”)), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock;

●	we shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Equity Line Purchase Agreement and the Registration Rights Agreement;

●	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Equity Line Purchase Agreement or the Registration Rights Agreement;

●	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Equity Line Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

●	all of the Shares that may be issued pursuant to the Equity Line Purchase Agreement shall have been approved for listing or quotation on Nasdaq (or if the Common Stock is not then listed on Nasdaq, on any Eligible Market);

●	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as defined in the Equity Line Purchase Agreement) shall have occurred and be continuing;

●	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; and

●	the receipt by Tumim of the opinions, bring-down opinions and negative assurances from outside counsel to us in the forms mutually agreed to by us and Tumim prior to the date of the Equity Line Purchase Agreement.

No Short-Selling or Hedging by Tumim

Tumim has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our Common Stock.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Equity Line Purchase Agreement, we are limited in our ability to enter into specified “dilutive issuances” during the period of time between the time we deliver a Purchase notice to Tumim under the Equity Line Purchase Agreement and the final Purchase Settlement Date of such Purchase. Such transactions include, the issuance of Common Stock, or securities convertible into or exercisable for Common Stock, at a price (or with a conversion or exercise price) that is less than the per share purchase price Tumim is required to pay for the shares that are subject to such pending Purchase notice.

From and after the date of the Equity Line Purchase Agreement until the termination of the Equity Line Purchase Agreement, we have also agreed not to enter into any “equity line of credit” or other substantially similar continuous offering in which we may offer, issue or sell Common Stock or Common Stock equivalents (or any combination of units thereof) at a future determined price; provided, however, that such prohibition shall not include any “at-the-market” offering to the extent the gross proceeds to the Company from any such offering does not exceed an aggregate $10.0 million.

Termination of the Equity Line Purchase Agreement

Unless earlier terminated as provided in the Equity Line Purchase Agreement, the Equity Line Purchase Agreement will terminate automatically on the earliest to occur of:

●	the first day of the calendar month immediately following the 24-month anniversary of the Effective Date;

●	the date on which Tumim shall have purchased shares of Common Stock under the Equity Line Purchase Agreement for an aggregate gross purchase price equal to its Total Commitment under the Equity Line Purchase Agreement;

●	the date on which the Common Stock shall have failed to be listed or quoted on Nasdaq or any other Eligible Market; and

●	the date on which we commence a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against us, a custodian is appointed for us in a bankruptcy proceeding for all or substantially all of its property, or we make a general assignment for the benefit of its creditors.

We have the right to terminate the Equity Line Purchase Agreement at any time after the Commencement Date, at no cost or penalty, upon ten trading days’ prior written notice to Tumim. We and Tumim may also terminate the Equity Line Purchase Agreement at any time by mutual written consent.

Tumim also has the right to terminate the Equity Line Purchase Agreement upon ten trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

●	the occurrence of a Material Adverse Effect;

●	the occurrence of a Fundamental Transaction (as defined in the Equity Line Purchase Agreement) involving us;

●	our failure to file with the SEC the Registration Statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement, within the time periods set forth in the Registration Rights Agreement or we are otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten trading days after notice of such failure, breach or default is delivered to us;

●	the effectiveness of the Registration Statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to Tumim for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of Tumim;

●	trading in the Common Stock on Nasdaq (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of three consecutive trading days; or

●	we are in material breach or default of the Equity Line Purchase Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten trading days after notice of such breach or default is delivered to us.

Unless notification thereof is required elsewhere in the Equity Line Purchase Agreement, we are required to promptly (but in no event later than 24 hours) notify Tumim (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the SEC, or under the applicable rules and regulations of the Trading Market, publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market) upon becoming aware of any of the events set forth above giving rise to a termination right by Tumim.

No termination of the Equity Line Purchase Agreement by us or by Tumim will become effective prior to the first trading day immediately following the applicable Purchase Settlement Date related to any pending Purchase that has not been fully settled in accordance with the terms and conditions of the Equity Line Purchase Agreement, and will not affect any of our respective rights and obligations under the Equity Line Purchase Agreement with respect to any pending Purchase, and both we and Tumim have agreed to complete our respective obligations with respect to any such pending Purchase under the Equity Line Purchase Agreement. Furthermore, no termination of the Equity Line Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Equity Line Purchase Agreement.

Effect of Performance of the Equity Line Purchase Agreement on our Stockholders

All Shares that may be issued or sold by us to Tumim under the Equity Line Purchase Agreement that are being registered under the Securities Act for resale by Tumim in this Offering are expected to be freely tradable. The Shares being registered for resale in this Offering may be issued and sold by us to Tumim from time to time at our discretion over a period of up to 24-months commencing on the Commencement Date. The resale by Tumim of a significant amount of Shares registered for resale in this Offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to Tumim under the Equity Line Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Tumim all, some or none of the Shares that may be available for us to sell to Tumim pursuant to the Equity Line Purchase Agreement.

Pursuant to the terms of the Equity Line Purchase Agreement, we have the right, but not the obligation, to direct Tumim to purchase up to $20.0 million of our Common Stock, subject to certain limitations. The number of Shares ultimately offered for resale under this prospectus is dependent upon the number of Shares we direct Tumim to purchase under the Equity Line Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Tumim from our sale of Shares to Tumim under the Equity Line Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Tumim(2)	Gross Proceeds from the Sale of Shares to Tumim Under the Purchase Agreement
$5.45	(3)	1,781,978	20.8%	$9,711,780
$5.60		1,781,978	20.8%	$9,979,077
$5.75		1,781,978	20.8%	$10,246,374
$5.90		1,781,978	20.8%	$10,513,670
$6.05		1,781,978	20.8%	$10,780,967

(1)	Although the Equity Line Purchase Agreement provides that we may sell up to $20.0 million of our Common Stock to Tumim, we are only registering 1,781,978 Shares under this prospectus, which may or may not cover all the Shares we ultimately sell to Tumim under the Equity Line Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those Shares that we are registering in this Offering. If we seek to issue shares of our Common Stock, including shares from other transactions that may be aggregated with the transactions contemplated by the Equity Line Purchase Agreement under applicable Nasdaq rules, in excess of 1,383,890 shares, or 19.99% of the total Common Stock outstanding immediately prior to the execution of the Equity Line Purchase Agreement, we may be required to seek stockholder approval in order to be in compliance with Nasdaq rules.

(2)	The denominator is based on 6,986,409 shares outstanding as of January 12, 2024. The numerator is based on the number of Shares issuable under the Equity Line Purchase Agreement at the corresponding assumed purchase price set forth in the first column, plus the 39,654 3i Commitment Shares beneficially owned by Tumim.

(3)	Reflects Nasdaq official closing sale price of our Common Stock on the date the Equity Line Purchase Agreement was executed.

Registration Rights Agreement

In connection with the Equity Line Transaction, we entered into the Registration Rights Agreement. Under the Registration Rights Agreement, we agreed to file a resale Registration Statement covering the resale of the Shares within 30 calendar days after the date of the Registration Rights Agreement, and to use commercially reasonable efforts to cause such resale Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than February 14, 2024 (the “Effectiveness Date”); provided, however, that in the event we are notified by the SEC that the resale Registration Statement will not be reviewed or is no longer subject to further review, the Effectiveness Date will be the fifth trading day following the date on which we are so notified if such date precedes the dates otherwise required above. Under certain circumstances, if we fail to meet our obligations under the Registration Rights Agreement, Tumim may require us to pay certain liquidated damages to Tumim.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of our Common Stock by non-U.S. holders (as defined below). This summary deals only with Common Stock held as a capital asset (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)) and does not discuss all of the U.S. federal income tax considerations applicable to a non-U.S. holder that is subject to special treatment under U.S. federal income tax laws, including, but not limited to: a dealer in securities or currencies; a broker-dealer; a financial institution; a qualified retirement plan, individual retirement plan, or other tax-deferred account; a regulated investment company; a real estate investment trust; a tax-exempt organization; an insurance company; a person holding Common Stock as part of a hedging, integrated, conversion, or straddle transaction or a person deemed to sell Common Stock under the constructive sale provisions of the Code; a trader in securities that has elected the mark-to-market method of tax accounting; an accrual method taxpayer subject to special tax accounting rules under Section 451(b) of the Code; an entity that is treated as a partnership for U.S. federal income tax purposes (or an investor therein); a person that received such Common Stock in connection with services provided, including upon the exercise of an option; a corporation that accumulates earnings to avoid U.S. federal income tax; a corporation organized outside the United States, any state thereof or the District of Columbia that is nonetheless treated as a U.S. corporation for U.S. federal income tax purposes; a person that is not a non-U.S. holder; a “controlled foreign corporation;” a “passive foreign investment company;” or a U.S. expatriate.

This summary is based upon provisions of the Code, its legislative history, applicable U.S. Treasury regulations promulgated thereunder, published rulings, and judicial decisions, all as in effect as of the date hereof. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained. Those authorities may be repealed, revoked, or modified, perhaps retroactively, or may be subject to differing interpretations, which could result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to stockholders in light of their personal circumstances, and does not address the Medicare tax imposed on certain investment income or any state, local, foreign, gift, estate, or alternative minimum tax considerations.

For purposes of this discussion, a “U.S. holder” is a beneficial holder of Common Stock that is for U.S. federal income tax purposes: an individual citizen or resident of the United States; a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) was in existence on August 20, 1996 and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a ”non-U.S. holder” is a beneficial owner of Common Stock that is neither a U.S. holder nor a partnership (or any other entity or arrangement that is treated as a partnership) for U.S. federal income tax purposes regardless of its place of organization or formation. If a partnership (or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding Common Stock is urged to consult its tax advisors.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME, ESTATE, AND OTHER TAX CONSEQUENCES OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF THEIR SPECIFIC SITUATIONS, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS (INCLUDING THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS).

Distributions on Our Common Stock

Distributions with respect to Common Stock, if any, generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits will be treated as a return of capital and will first be applied to reduce the holder’s tax basis in its Common Stock, but not below zero. Any remaining amount will then be treated as gain from the sale or exchange of the Common Stock and will be treated as described under “—Disposition of Our Common Stock” below.

Distributions treated as dividends that are paid to a non-U.S. holder, if any, with respect to shares of our Common Stock will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) of the gross amount of the dividends unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, subject to the discussion below regarding foreign accounts. If a non-U.S. holder is engaged in a trade or business in the United States and dividends with respect to the Common Stock are effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment, then although the non-U.S. holder will generally be exempt from the 30% U.S. federal withholding tax, provided certain certification requirements are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on those dividends on a net income basis at regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted under the Code. To claim the exemption from withholding with respect to any such effectively connected income, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form). In the case of a non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. Such holder’s agent will then be required to provide certification to us or our paying agent.

A non-U.S. holder of shares of Common Stock who wishes to claim the benefit of a reduced rate of withholding tax under an applicable treaty must furnish to us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the exemption or reduced rate. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty and does not timely file the required certification, it may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain from a sale, exchange or other disposition of our stock unless: (a) that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder); (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period for our Common Stock, and certain other requirements are met. Although there can be no assurance, we believe that we are not, and we do not anticipate becoming, a United States real property holding corporation for U.S. federal income tax purposes. Even if we are treated as a United States real property holding corporation, gain realized by a non-U.S. holder on a disposition of our Common Stock will not be subject to U.S. federal income tax so long as: (1) the non-U.S. holder owned, directly, indirectly and constructively, no more than five percent of our Common Stock at all times within the shorter of (x) the five-year period preceding the disposition, or (y) the holder’s holding period, and (2) our Common Stock is regularly traded on an established securities market. Although Nasdaq qualifies as an established securities market, there can be no assurance that our Common Stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition is taxable because we are a United States real property holding corporation and your ownership of our Common Stock exceeds five percent, you will be taxed on such disposition generally in the manner applicable to U.S. persons and in addition, a purchaser of your Common Stock may be required to withhold tax with respect to that obligation.

If a non-U.S. holder is described in clause (a) of the preceding paragraph, the non-U.S. holder will generally be subject to tax on the net gain derived from the disposition at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person, unless an applicable income tax treaty provides otherwise. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a rate equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted under the Code. If the non-U.S. holder is an individual described in clause (b) of the preceding paragraph, the non-U.S. holder will generally be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S. source capital losses even though the non-U.S. holder is not considered a resident of the United States, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding Tax

We report to our non-U.S. holders and the IRS certain information with respect to any dividends we pay on our Common Stock, including the amount of dividends paid during each fiscal year, the name and address of the recipient, and the amount, if any, of tax withheld. All distributions to holders of Common Stock are subject to any applicable withholding. Information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or withholding was reduced by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Under U.S. federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then-applicable rate (currently, 24%). Backup withholding, however, generally will not apply to distributions on our Common Stock to a non-U.S. holder, provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Backup withholding is not an additional tax but merely an advance payment, which may be credited against the tax liability of persons subject to backup withholding or refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Foreign Accounts

Certain withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined under these rules) and certain other non-U.S. entities if certification, information reporting and other specified requirements are not met. A 30% withholding tax may apply to “withholdable payments” if they are paid to a foreign financial institution or to a non-financial foreign entity, unless (a) the foreign financial institution undertakes certain diligence and reporting obligations and other specified requirements are satisfied, or (b) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and other specified requirements are satisfied. “Withholdable payment” generally means any payment of interest, dividends, rents, and certain other types of generally passive income if such payment is from sources within the United States. Treasury regulations proposed in December 2018 (and upon which taxpayers and withholding agents are entitled to rely) eliminate possible withholding under these rules on the gross proceeds from any sale or other disposition of our Common Stock, previously scheduled to apply beginning January 1, 2022. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or comply with comparable requirements under an applicable inter-governmental agreement between the United States and the foreign financial institution’s home jurisdiction. If an investor does not provide the information necessary to comply with these rules, it is possible that distributions to such investor that are attributable to withholdable payments, such as dividends, will be subject to the 30% withholding tax. Holders should consult their own tax advisers regarding the implications of these rules for their investment in our Common Stock.

LEGAL MATTERS

The validity of the Shares will be passed upon for us by Stradling Yocca Carlson & Rauth LLP, Newport Beach, California.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, included in this prospectus, have been audited by M&K CPAS, PLLC, an independent registered public accounting firm. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the Shares being offered by this prospectus. This prospectus, which constitutes part of the Registration Statement, does not include all of the information contained in the Registration Statement or the exhibits, schedules and amendments to the Registration Statement. For further information with respect to us and our Common Stock, we refer you to the Registration Statement and to the exhibits and schedules to the Registration Statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete. If a contract or other document has been filed as an exhibit to the Registration Statement, please see the copy of the contract or other document that has been filed. Each statement in this prospectus relating to a contract or other document filed as an exhibit is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov and on our website at expion360.com. Information contained on or accessible through our website or linked therein or otherwise connected thereto does not constitute part of nor is it incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only. You may inspect a copy of the Registration Statement through the SEC’s website, as provided herein.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Expion360, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Expion360, Inc. (the Company) as of December 31, 2022 and 2021, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and used cash in operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Equity Transactions

As discussed in Note 13 to the financial statements, the company issues options and warrants. The proper valuation of options and warrants requires significant management judgement in determining the volatility and method used to calculate the option and warrant values.

To evaluate the appropriateness of the model and estimates determined by management, we examined and evaluated the model, and the time period and stock prices used in determining the valuation of the options and warrants issued.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2021.

Houston, TX

March 30, 2023

Expion360 Inc.

Balance Sheets

	As of December 31, 2022	As of December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$7,201,244	$773,238
Accounts receivable, net	298,035	775,160
Inventory	4,530,136	2,051,880
Prepaid/in-transit inventory	141,611	1,081,225
Prepaid expenses and other current assets	171,791	71,703
Total current assets	12,342,817	4,753,206

Property and equipment	1,394,619	523,419
Accumulated depreciation	(250,861)	(96,190)
Property and equipment, net	1,143,758	427,229

Other Assets
Operating leases – right-of-use asset	3,148,455	1,281,371
Deposits	63,901	63,901
Total other assets	3,212,356	1,345,272
Total assets	$16,698,931	$6,525,707

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$230,250	$63,180
Customer deposits	58	436,648
Accrued expenses and other current liabilities	306,164	140,618
Line of credit and short-term revolving loans	—	550,000
Current portion of operating lease liability	465,055	218,788
Liability for sale of future revenues, net	—	11,502
Note payable in default	—	100,000
Current portion of long-term debt	571,426	51,135
Total current liabilities	1,572,953	1,571,871

Long-term debt, net of current portion and discount	439,049	779,486
Operating lease liability, net of current portion	2,754,964	1,092,861
Shareholder promissory notes	325,000	825,000
Total liabilities	$5,091,966	$4,269,218

Stockholders’ equity
Preferred stock, par value $.001; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.001; 200,000,000 shares authorized; 6,802,464 and 4,300,000 issued and outstanding as of December 31, 2022 and 2021, respectively	6,802	4,300
Additional paid-in capital	25,239,654	8,355,140
Accumulated deficit	(13,639,491)	(6,102,951)
Total stockholders’ equity	11,606,965	2,256,489
Total liabilities and stockholders’ equity	$16,698,931	$6,525,707

The accompanying notes are an integral part of these financial statements

Expion360 Inc.

Statements of Operations

	For the Years Ended December 31,
	2022	2021
Sales, net	$7,162,837	$4,517,499
Cost of sales	4,874,392	2,871,770
Gross profit	2,288,445	1,645,729
Selling, general and administrative	8,241,859	2,909,085
Loss from operations	(5,953,414)	(1,263,356)

Other (Income) / Expense
Interest income	(239)	(169)
Debt conversion expense	—	112,133
Extinguishment loss on debt settlement	—	2,791,087
Interest expense	1,605,916	554,044
Gain on sale of property and equipment	(13,312)	(8,521)
Other income	(389)	(372)
Total other (income) / expense	1,591,976	3,448,202
Loss before taxes	(7,545,390)	(4,711,558)

Tax (income) / expense	(8,850)	9,300
Net loss	$(7,536,540)	$(4,720,858)

Net loss per share (basic and diluted)	$(1.23)	$(1.63)
Weighted-average number of common shares outstanding	6,135,938	2,888,695

The accompanying notes are an integral part of these financial statements

Expion360 Inc.

Statements of Stockholders’ Equity (Deficit) for Twelve Months ended December 31, 2022 and 2021

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at December 31, 2020	2,430,514	$2,431	$—	$(1,382,093)	$(1,379,662)
Issuance of shares upon conversion of convertible notes	59,515	59	173,098	—	173,157
Effect of induced conversion of debt	—	—	112,133	—	112,133
Issuance of shares in exchange for building signage	6,667	7	19,993	—	20,000
Issuance of shares for cash	81,106	81	269,919	—	270,000
Issuance of shares for cash class	75,662	76	251,924	—	252,000
Issuance of shares upon settlement of convertible notes	1,527,647	1,527	5,543,832	—	5,545,359
Issuance of shares in exchange for services	30,000	30	108,870	—	108,900
Issuance of shares for cash amount	88,889	89	316,311	—	316,400
Issuance of detachable warrants to long-term debt	—	—	809,806	—	809,806
Issuance of warrants to underwriters	—	—	262,354	—	262,354
Issuance of warrants in exchange for services	—	—	407,700	—	407,700
Issuance of options in exchange for services	—	—	79,200	—	79,200
Net loss	—	—	—	(4,720,858)	(4,720,858)
Balance at December 31, 2021	4,300,000	$4,300	$8,355,140	$(6,102,951)	$2,256,489
Issuance of shares, initial public offering, net of issuance costs	2,466,750	2,466	14,770,021	—	14,772,487
Issuance of shares in exchange for IPO services	35,714	36	(36)	—	—
Issuance of stock options	—	—	2,114,529	—	2,114,529
Issuance of stock options	—	—	—	—	—
Net loss	—	—	—	(7,536,540)	(7,536,540)
Balance at December 31, 2022	6,802,464	$6,802	$25,239,654	$(13,639,491)	$11,606,965

The accompanying notes are an integral part of these financial statements

Expion360 Inc.
Statements of Cash Flows

	For the Years Ended December 31,

	2022	2021
Cash flows from operating activities

Net loss	$(7,536,540)	$(4,720,858)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	164,767	61,084
Accrued interest on convertible notes	—	103,701
Amortization of debt discount (sale of future revenues)	295	95,284
Amortization of debt discount - notes	1,196,843	117,588
Debt conversion expense on induced conversion of convertible notes	—	112,133
Extinguishment loss on debt settlement	—	2,791,087
Gain on sale of property and equipment	(13,312)	(8,521)
Increase in allowance for doubtful accounts	18,804	—
Stock-based compensation	2,114,529	188,100

Changes in operating assets and liabilities:
(Increase) / Decrease in accounts receivable	458,322	(566,435)
(Increase) in inventory	(2,478,256)	(1,683,602)
(Increase) / Decrease in prepaid/in-transit inventory	939,614	(728,033)
(Increase) in prepaid expenses and other current assets	(100,088)	(69,552)
(Increase) in deposits	—	(55,784)
Increase / (Decrease) in accounts payable	(3,792)	11,177
(Decrease) in customer deposits	(436,590)	—
Increase in accrued expenses and other current liabilities	165,546	494,553
(Decrease) in liability for refunds	—	(58,000)
Increase in right-of-use assets and lease liabilities	41,286	19,248
Net cash used in operating activities	(5,468,572)	(3,896,830)

Cash flows from investing activities
Purchases of property and equipment	(567,370)	(113,694)
Net proceeds from sale of property and equipment	51,678	—
Net cash used in investing activities	(515,692)	(113,694)

Cash flows from financing activities
Payments on line of credit and short-term revolving loans	(550,000)	(280,000)
Proceeds from issuance of long-term debt	—	1,385,000
Principal payments on long-term debt	(1,798,420)	(26,687)
Proceeds from sale of future revenues, net of discount	—	125,000
Payments on liability for sale of future revenues	(11,797)	(329,626)
Proceeds from issuance of convertible notes, net of discount	—	2,781,000
Net proceeds from issuance of common stock	14,772,487	838,400
Net cash provided by financing activities	12,412,270	4,493,087

Net change in cash and cash equivalents	6,428,006	482,563
Cash and cash equivalents, beginning	773,238	290,675
Cash and cash equivalents, ending	7,201,244	773,238

 Expion360 Inc.

Statements of Cash Flows - Continued

	For the Years Ended December 31,
Supplemental disclosure of cash flow information:	2022	2021
Cash paid for interest	$435,152	$341,257
Cash paid for franchise taxes	$300	$1,829

Non-cash operating activities:
Convertible notes and accrued interest converted to common stock	$—	$173,157
Reclassification of accrued interest to long-term debt	$—	$5,183
Reclassification of modified convertible note to long-term debt	$—	$100,000
Reclassification of modified member promissory note to convertible notes	$—	$250,000
Issuance of common stock in exchange for property and equipment	$—	$20,000
Acquisition/modification of operating lease right-of-use asset and lease liability	$2,348,509	$1,268,089
Purchases of property and equipment in exchange for long-term debt	$181,430	$183,058
Purchases of property and equipment in exchange for short-term payable	$170,863	$—
Reclassification of deposit to property and equipment	$—	$2,000
Conversion of 2021 convertible notes into common stock	$—	$3,282,701
Fair value of warrants issued in connection with long-term debt recorded as debt discount and additional paid-in capital	$—	$1,072,160
Membership contributions reclassified to additional paid-in capital upon conversion to C corporation	$—	$827,290

The accompanying notes are an integral part of these financial statements

Notes to the Financial Statements

1.    Organization and Nature of Operations

Expion360 Inc. (formerly Yozamp Products Company, LLC dba Expion360) (“the Company”) was incorporated in the state of Nevada in November 2021. Effective November 1, 2021, the Company converted to a C corporation. Prior to conversion, the Company was a limited liability company (LLC) with an indefinite life organized in the State of Oregon in June 2016. The LLC elected to be treated as a Subchapter S corporation effective January 1, 2017. Net profits and losses of the LLC and all distributions were allocated among the members in proportion to the ownership units held. The Original LLC Agreement was amended and restated on January 1, 2021 to add additional members and a non-voting class of member units. Upon conversion to a C corporation, all existing LLC members at the time of conversion were issued shares of common stock and became shareholders of the Company. (See Note 11 – Conversion to a C Corporation).

The Company designs, assembles, and distributes premium lithium batteries for RV, Marine, Golf, Industrial, Residential, and Off-The-Grid needs. The Company uses lithium iron phosphate (LiFePO4) batteries. LiFePO4 batteries are considered a top choice for high energy density, dependability, longevity, and safety, providing the ability to power anything, anywhere.

Beginning in March 2020, the COVID-19 pandemic and the measures imposed to contain this pandemic have disrupted and may continue to impact the Company’s business. The magnitude of the impact of the COVID-19 pandemic on the Company’s productivity, results of operations, and financial position, and its disruption to the Company’s business and battery development and timeline, will depend in part on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

2.    Summary of Significant Accounting Policies

Basis of Presentation

The accompanying audited financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information, and pursuant to the instructions to Form 10-Q and Article 10 of Regulation S-X promulgated by the Securities and Exchange Commission (SEC). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statement presentation. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Unless otherwise noted, all references to shares and shareholders in the accompanying financial statements have been restated retrospectively, to reflect the equity structure of the C corporation as of the beginning of the first period presented.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with current year presentation. These reclassifications had no effect on the reported results of operations.

Going Concern, Liquidity and Capital Resources

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding before the Company achieves sustainable revenues and profit from operations. The Company expects to continue to incur additional losses for the foreseeable future, and the Company may need to raise additional debt or equity financing to expand its presence in the marketplace, develop new products, achieve operating efficiencies, and accomplish its long-term business plan over the next several years. There can be no assurance as to the availability or terms upon which such financing and capital might be available.

As presented in the accompanying financial statements, the Company has sustained recurring losses and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern within twelve months after the date that the financial statements for the year ended December 31, 2022 are issued. However, management is working to address its cash flow challenges, including raising additional capital, alternative supply chain resources, and in-house assembly lines.

Historically, the Company’s growth has been funded through a combination of sales of equity interests, third party debt, and working capital loans. The Company’s sales for 2022 increased 59% over sales for 2021, as product demand continued to rise. On April 1, 2022, the Company completed an initial public offering and listing of its shares on the Nasdaq Stock Market (IPO). Proceeds from the IPO, net of costs, totaled $14,772,487, of which approximately $2,464,000 was used to pay down principal and accrued interest on high interest-bearing debt. The remaining proceeds will be used, in part, to stock inventory to keep up with demand and to build in-house assembly lines to improve the cash-flow cycle and help reduce the four-month turnaround that the Company currently experiences from suppliers in China. In the first half of 2022, a distribution warehouse was set up in Indiana to better service customers throughout the U.S. and an assembly facility was leased in Redmond, Oregon for future expansion of the in-house assembly lines. Additionally, management has secured a secondary source for lithium iron phosphate cells used in its batteries that is based in Denmark, should supply disruption issues with China arise. Management believes that these factors will contribute to achieving operating efficiency and profitability. However, there can be no assurance that the Company will be successful in achieving its objectives, including achieving operating efficiency and profitability.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary materially from the estimates that were used. The Company’s significant accounting estimates include the carrying value of accounts receivable and inventory, the depreciable lives of fixed assets, and stock-based compensation.

Future events, including the extent and the duration of the COVID-19-related economic impacts and their effects, cannot be predicted with certainty and, accordingly, the Company’s accounting estimates require the exercise of judgment.

Cash and Cash Equivalents

The Company considers all cash amounts which are not subject to withdrawal restrictions or penalties and all highly liquid investments purchased with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains its cash balances with high-quality financial institutions located in the United States. Accounts are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per institution. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts and management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents. As of December 31, 2022, cash balances exceeded FDIC limits by $222,162.

As of December 31, 2022, the Company had two accounts totaling $11,204 with SVB. As of March 13, 2023 all funds were transferred to another banking institution and no exposure currently exists.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, are due within a year or less, and generally do not bear any interest. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. An allowance for uncollectible accounts is recorded to reduce accounts receivable to the estimated amount that will be collected. The allowance is based upon management’s review of the accounts receivable aging and specific identification of potentially uncollectible balances. Recoveries of accounts previously written off and adjustments to the allowance for uncollectible accounts are recorded as adjustments to bad debt expense. The allowance for doubtful accounts totaled $18,804 as of December 31, 2022. There was no allowance for doubtful accounts as of December 31, 2021, as management believed all outstanding amounts to be fully collectible.

Customer Deposits

As of December 31, 2022 and December 31, 2021, the Company had customer deposits totaling $58 and $436,648, respectively.

Inventory

Inventory is stated at the lower of cost (first in, first out) or net realizable value and consists of batteries and accessories, resale items, components, and related landing costs. As of December 31, 2022 and December 31, 2021, the Company had inventory that consisted of finished assemblies totaling $2,722,765 and $985,537, respectively, and raw materials (inventory components, parts, and packaging) totaling $1,807,371 and $1,066,343, respectively. The valuation of inventory includes fixed production overhead costs based on normal capacity of the assembly warehouse.

The Company periodically reviews its inventory for evidence of slow-moving or obsolete inventory and provides for an allowance when considered necessary. The Company determined that no such reserve was necessary as of December 31, 2022 or December 31, 2021. The Company prepays for inventory purchases from foreign suppliers. Prepaid inventory totaled $141,611 and $1,081,225 at December 31, 2022 and December 31, 2021, respectively, and included inventory in transit where title had passed to the Company but had not yet been physically received.

Vendor and Foreign Concentrations of Inventory Suppliers

During the years ended December 31, 2022 and 2021, approximately 85% and 90%, respectively, of inventory purchases were made from foreign suppliers in China and Hong Kong. Any adverse change in either the economic or political conditions abroad could negatively impact the Company’s supply chain. The inability to obtain product to meet sales demand could adversely affect results of operations. However, the Company has secured a secondary source for lithium iron phosphate cells used in its batteries from a supplier in Denmark, enabling the Company to source materials outside of China in the event it becomes necessary to do so.

Property and Equipment

Property and equipment are stated at cost less depreciation calculated on the straight-line basis over the estimated useful lives of the related assets as follows:

Vehicles and transportation equipment	5 - 7 years
Office furniture and equipment	3 - 7 years
Manufacturing equipment	3 - 10 years
Warehouse equipment	3 - 10 years
QA equipment	3 - 10 years
Tooling and molds	5 - 10 years

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the Statements of Operations.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities representthe Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long-term operating lease liabilities on the Company’s Balance Sheets. The Company does not have any finance leases.

Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated using the Company’s incremental borrowing rate applicable to the lease asset, unless the implicit rate is readily determinable. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the Company’s Balance Sheet. The Company’s leases do not contain any residual value guarantees. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company accounts for lease and non-lease components as a single lease component for all its leases.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the use and eventual disposition of the asset to assess whether or not a potential impairment exists. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. No long-lived asset impairment was recognized during the years ended December 31, 2022 and 2021.

Product Warranties

The Company sells the majority of its products to customers along with conditional repair or replacement warranties. The Company’s branded DC mobile chargers are warrantied for two years from the date of sale. The company’s branded VPR 4EVER Classic and Platinum batteries and re-branded e360 and e360 Extreme Density batteries are warrantied at gradually lesser levels over a twelve-year period from date of sale. The Company determines its estimated liability for warranty claims based on the Company’s experience of the amount of claims actually made. Management estimates no liability as of December 31, 2022 and December 31, 2021 because, historically, there have been very few claims and costs for repairs or replacement parts have been nominal. It is possible that the Company’s estimate of a liability for product liability claims will change in the near term.

Liability for Refunds

The Company does not have a formal return policy but does accept returns under its warranty policies. Returns have historically been minimal. However, during 2020 the Company sold discontinued products and recorded a liability for refunds. As of December 31, 2020, the liability totaled $58,000. During the year ended December 31, 2021, the Company issued credits totaling $58,000, respectively. As of December 31, 2021, all allowable discontinued products had been returned and the Company had no further refund liability. No refund liability was recognized in the year ended December 31, 2022. Revenue is recorded net of this amount. Any returns of discontinued product are not added back to inventory and therefore related costs are nominal and not recorded as an asset.

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer, as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Concentration of Major Customers

A customer is considered a major customer when net revenue attributable to the customer exceeds 10% of total revenue for the period or outstanding receivable balances exceed 10% of total receivables.

During the year ended December 31, 2022, sales to three customers totaled $2.9 million, comprising approximately 41% of total sales. These customers represented 43% of total accounts receivable as of December 31, 2022. During the year ended December 31, 2021, sales to one customer totaled $486,000, comprising 11% of total sales. This customer did not have an accounts receivable balance as of December 31, 2021, but three other customers had accounts receivable balances totaling $658,000 and representing a total of 85% of total accounts receivable as of December 31, 2021.

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified on the Statement of Operations as “Sales, net” and totaled $23,188 and $25,688 during the years ended December 31, 2022 and 2021, respectively. Shipping and handling costs for shipping product to customers totaled $169,335 and $102,653 during the years ended December 31, 2022 and 2021, respectively, and are classified in selling, general and administrative expense in the accompanying Statements of Operations.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense totaled $239,814 and $67,394 for the years ended December 31, 2022 and 2021, respectively, and is included in selling, general and administrative expense in the accompanying Statements of Operations.

Research and Development

Research and development costs are expensed as incurred. Research and development costs charged to expense amounted to $270,054 and $58,044 for the years ended December 31, 2022 and 2021, respectively, and are included in selling, general and administrative expenses in the accompanying Statements of Operations.

Income Taxes

From January 1, 2017 to October 31, 2021, the Company was not subject to federal or state income taxes since it was a limited liability company taxed as an S corporation. The Company’s taxable income or losses were allocated to its members in accordance with their respective ownership percentages. Therefore, no provision or liability for federal income taxes was included in the accompanying financial statements for the relevant periods in 2021. Certain states impose minimum franchise taxes on entities taxed as an S corporation. Accordingly, the accompanying financial statements include provisions for state franchise tax fees.

Effective November 1, 2021, the Company converted from an LLC to a C corporation and, as a result, became subject to corporate federal and state income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of exiting assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The Cares Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic. Some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. As of December 31, 2022 and 2021, the Company has not recorded any income tax provision/(benefit) resulting from the CARES Act, mainly due to the Company’s history of net operating losses.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders. The Company will continue to evaluate the impact of the CAA and its impact on its financial statements in 2022 and beyond.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value, as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, short-term revolving loans, shareholder promissory notes, and long-term debt. The fair value of cash and cash equivalents, accounts receivable, accounts payable, and short-term revolving loans approximates their respective carrying values because of the short-term nature of those instruments. The fair value of the shareholder promissory notes, convertible notes, and long-term debt approximates their respective carrying values because the interest rate approximates market rates available to the Company for similar obligations with the same maturities.

Segment Reporting

The Company currently operates in one reportable segment. An operating segment is defined as a component of an enterprise for which discrete financial information is available and is reviewed regularly by the Chief Operating Decision Maker (“CODM”) to evaluate performance and make operating decisions. The Company has identified its CODM as the Chief Executive Officer.

Basic and Diluted Net Loss Per Share

The basic net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the period. Diluted earnings or loss per share adjusts the basic earnings or loss per share for the potentially dilutive impact of securities (e.g., options and warrants).

We calculate basic and diluted net loss per share using the weighted average number of common shares outstanding during the periods presented. In periods of a net loss position, basic and diluted weighted average common shares are the same. For the diluted earnings per share calculation, we adjust the weighted average number of common shares outstanding to include dilutive stock options, warrants, unvested restricted stock units and shares associated with the conversion of any convertible notes or preferred stock, when applicable. We use the if-converted method for calculating any potential dilutive effect of convertible notes and convertible preferred stock on diluted net loss per share.

The following shows the amounts used in computing net loss per share:

	Years Ended December 31,
	2022	2021
Net loss	$(7,536,540)	$(4,720,858)
Weighted average common shares outstanding – basic and diluted	6,135,938	2,888,695
Basic and diluted net loss per share	$(1.23)	$(1.63)

As of the years ended December 31, 2022 and 2021, the Company has outstanding warrants and options convertible into 1,717,936 shares of common stock, respectively. The following table sets forth the number of shares excluded from the computation of diluted loss per share, as their inclusion would have been anti-dilutive.

	Years ended December 31,
	2022	2021
Stock options	829,500	30,000
Warrants	888,436	710,431
	1,717,936	740,431

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation—Stock Compensation”, which requires compensation costs to be recognized at grant date fair value over the requisite service period of each of the awards. The Company recognizes forfeitures of awards as they occur.

The fair value of stock options is determined using the Black-Scholes-Merton option pricing model. In order to calculate the fair value of the options, certain assumptions are made regarding the components of the model, including risk-free interest rate, volatility, expected dividend yield and expected life. Changes to assumptions could cause significant adjustments to the valuation.

New Accounting Pronouncements

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the Emerging Issues Task Force).” ASU 2021-04 requires issuers to account for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. Under the guidance, an issuer determines the accounting for the modification or exchange based on whether the transaction was done to issue equity, to issue or modify debt, or for other reasons. ASU 2021-04 is applied prospectively and is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The Company adopted this standard in the first quarter of fiscal 2022, which did not have a material impact on the Company’s financial statements or disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020-06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. Similarly, equity-classified convertible preferred stock instruments will be accounted for as single units of account in equity unless the conversion feature needs to be bifurcated under Topic 815. The new guidance also made amendments to the earnings per share guidance in Topic 260, Earnings Per Share, for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted earnings per share calculation. Further, ASU 2020-06 made revisions to Subtopic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires using either a modified retrospective or a full retrospective approach. Effective January 1, 2021, the Company early adopted ASU 2020-06 using the modified retrospective approach. Adoption of the new standard did not have a material impact on the Company’s financial statements or disclosures.

In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The new guidance clarifies the interaction of accounting for the transition into and out of the equity method and the accounting for measuring certain purchased options and forward contracts to acquire investments. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Effective January 1, 2021, the Company adopted ASU 2020-01. The adoption of this guidance did not have an impact on the Company’s financial statements or disclosures.

Accounting Guidance Issued but Not Yet Adopted

In September 2022, the FASB issued ASU 2022-04, “Liabilities—Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations,” which is intended to enhance the transparency surrounding the use of supplier finance programs in connection with the purchase of goods and services. Supplier finance programs may also be referred to as reverse factoring, payables finance, or structured payables arrangements. The amendments in ASU 2022-04 require a buyer that uses supplier finance programs to disclose sufficient qualitative and quantitative information about the program to allow a user of financial statements to understand the program’s nature, activity during the period, changes from period to period, and potential magnitude. ASU 2022-04 is effective for all entities for fiscal years beginning after December 15, 2022 on a retrospective basis, including interim periods with those fiscal years, except for the requirement to disclose roll forward information, which is effective prospectively for fiscal years beginning after December 15, 2023. The Company is currently evaluating the impact of this standard on our financial statements.

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions,” which amends the guidance in Topic 820, Fair Value Measurement, to clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. In addition, the ASU introduces new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value. ASU 2022-03 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years for public business entities. The Company is currently evaluating the impact of this standard on our financial statements.

In March 2022, the FASB issued ASU 2022-02, “Financial Instruments—Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures,” which addresses and amends areas identified by the FASB as part of its post-implementation review of the accounting standard that introduced the current expected credit losses (“CECL”) model. The amendments eliminate the accounting guidance for troubled debt restructurings by creditors that have adopted the CECL model and enhance the disclosure requirements for loan refinancings and restructurings made with borrowers experiencing financial difficulty. In addition, the amendments require disclosure of current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. For entities, such as Expion360 Inc., that have not yet adopted the CECL accounting model in ASU 2016-13, the effective date for the amendments in ASU 2022-02 is the same as the effective date in ASU 2016-13 (i.e., fiscal years beginning after December 15, 2022, including interim periods within those fiscal years). The Company is currently evaluating the impact of this standard on our financial statements.

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.” ASU 2021-08 requires contract assets and contract liabilities acquired in a business combination to be recognized and measured in accordance with Topic 606, Revenue from Contracts with Customers, on the acquisition date as if the acquirer had entered into the original contract at the same date and on the same terms as the acquiree. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for public business entities. The Company is currently evaluating the impact of this standard on our financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU replaces the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information for credit loss estimates on certain types of financial instruments, including trade receivables. In addition, new disclosures are required. The ASU, as subsequently amended, is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting this guidance.

3.    Property and Equipment, Net

Property and equipment consist of the following:

	Years Ended December 31,
	2022	2021
Vehicles and transportation equipment	$593,097	$298,752
Leasehold improvements	314,819	59,316
Office furniture and equipment	188,131	105,003
Manufacturing equipment	179,274	—
Warehouse equipment	81,164	44,356
QA equipment	22,142	—
Tooling and Molds	15,992	15,992
	1,394,619	523,419

Less: accumulated depreciation	(250,861)	(96,190)
Property and equipment, net	$1,143,758	$427,229

Depreciation expense was $164,767 and $61,084 for the years ended December 31, 2022 and 2021, respectively.

4.    Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	Years Ended December 31,
	2022	2021

Accrued salaries and payroll liabilities	$169,337	$12,449
Rebate liability	26,015	23,010
Deferred income and deposit (sublease)	14,168	13,690
Commissions	9,720	29,120
Franchise tax	400	9,300
Accrued interest	222	26,301
Other	86,302	26,748
Accrued expenses and other current liabilities	$306,164	$140,618

5.    Liabilities for Sale of Future Revenues

On December 10, 2020 and January 26, 2021, Reliant Funding, under two separate ACH Total Receipts Purchase Agreements (“Purchase Agreements”), purchased a 50% interest in the Company’s future revenues for a total aggregate purchase price of $250,000. Pursuant to the terms of the Purchase Agreements, the purchased percentage continued to be owned by Reliant Funding, until the Company paid the full purchased amount of $349,750. Repayment of the purchased amount was achieved through 252 daily bank account withdrawals of $1,388 through December 15, 2021 and $694 thereafter through January 26, 2022. During the year ended December 31, 2022, the company repaid a total of $11,797, including $295 of interest. During the year ended December 31, 2021, the company repaid a total of $329,626, including $95,284 of interest. Interest was recognized at an effective annual interest rate of approximately 71%. As of December 31, 2021, the Company had a total remaining liability related to the Purchase Agreements of $11,502 and total remaining payments of $11,797 (including interest). The Purchase Agreements were secured by substantially all of the assets of the Company. As of December 31, 2022, the Company had no remaining liability related to the Purchase Agreements.

6.    Short-Term Revolving Loans

From January 2020 to October 2020, the Company received funds totaling $900,000 under four unsecured Working Capital Loan Agreements (“WC Loans”) from two different third-party lenders. As of December 31, 2021, a balance of $550,000 remained outstanding under the WC Loan Agreements and in accordance with the modified terms, the Company was subject to monthly extended maturity interest of one percent on the ending outstanding monthly balance which increased one percent for each month beyond the extended maturity date. The WC Loans were repaid in full in April 2022.

The terms of each WC Loan are summarized below:

·	$150,000 limit - dated January 25, 2020; monthly interest-only payments at 10% annual interest, principal payment of $70,000 paid during the year ended December 31, 2020, balance of $80,000 due 12 months from date of issue and paid in full at maturity in 2021.

·	$150,000 limit - dated January 28, 2020; monthly interest-only payments at 12% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021 (see below) and was paid in full with a payment of $50,000 in July 2021 and $100,000 in September 2021.

·	$200,000 limit – dated March 22, 2020; monthly interest-only payments at 15% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021. The Company paid $50,000 towards the principal balance in November 2021. The balance of $150,000 was paid in full in April 2022 (see below).

·	$400,000 limit – dated August 31, 2020; monthly interest-only payments at 10% annual interest; pursuant to the WC Loan, the maturity was to be determined by mutual agreement and was to be at least 30 days after a maturity date is agreed upon. The note was modified effective January 1, 2021 to establish a maturity date of December 31, 2021, and was paid in full in April 2022 (see below).

Effective January 1, 2021, as noted above, three of the working capital loan agreements, all from the same investor, were modified. The modification was to extend the maturity date on two of the notes from January 28, 2021 and March 22, 2021 to December 31, 2021, and to establish a maturity date of December 31, 2021 for the WC Loan that left the maturity date open to negotiations in the original agreement.

As of December 31, 2021, a balance of $550,000 remained outstanding under the WC Loan Agreements and in accordance with the modified terms, the Company was subject to monthly extended maturity interest of one percent on the ending outstanding monthly balance which increased one percent for each month beyond the extended maturity date. The Company remained in compliance with all interest payments and paid the WC Loans in full in April 2022.

All fees incurred in connection with obtaining and modifying these agreements were nominal and, given the short-term maturity of one year, were expensed as incurred. There was no accounting impact to the financial statements related to the modifications.

7.     Long-Term Debt

Long-term debt consisted of the following at December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021
Senior secured promissory notes – various investors. Monthly payments of interest only at 10% plus deferred interest of 5% accrued monthly to be paid at maturity. A minimum of one year interest is due at maturity. Matures the earlier of (a) May 15, 2023, (b) the closing of a qualified subsequent financing or (c) the closing of a change of control. The notes are senior to all other debt and are secured by substantially all assets of the Company. The notes included detachable warrants to purchase 482,268 shares of common stock at an exercise price of $3.32 per share (see Note 12 – Stockholders’ Equity). Debt issuance costs and discount totaling $1,287,160 at date of issuance were being amortized and recognized as additional interest expense over the term of the notes using the straight-line method because it was not substantially different from the effective interest rate method. We determined the expected life of the notes to be the contractual term. Interest expense related to these notes includes amortization of debt issuance costs and discount in the amount of $1,196,843 and $117,587, respectively, for the years ended December 31, 2022 and 2021, respectively. The notes were paid in full in April 2022	$—	$1,600,000
Note payable – bank. Payable in monthly installments of $332, including interest at 5.8% per annum, due August 2025, secured by equipment and personally guaranteed by a co-founder.	9,825	13,135
Note payable – credit union. Payable in monthly installments of $508, including interest at 5.45% per annum, due July 2026, secured by a vehicle and personally guaranteed by a co-founder.	19,364	24,259
Note payable – SBA. Economic Injury Disaster Loan payable in monthly installments of $731, including interest at 3.75% per annum, due May 2050, and personally guaranteed by a co-founder.	150,114	153,193

Note payable – individual. Monthly payments of interest only at 10% per annum, matured December 31, 2021 resulting in the entire principal balance recorded in current portion of long-term debt on the accompanying Balance Sheets for the year ending December 31, 2021; pursuant to the note, the past due balance is subject to 1% additional monthly interest which increases one percent for each month beyond maturity date, unsecured. The Company remained in compliance with the extended maturity interest payments and paid the note in full in April 2022	—	100,000
Note payable – finance company. Payable in monthly installments of $994, including interest at 8.5% per annum, due July 2026, secured by a vehicle and personally guaranteed by a shareholder. The Note was paid in full September 2022.	—	45,832
Note payable – finance company. Payable in monthly installments of $2,204, including interest at 11.21% per annum, due August 2026, secured by a vehicle and personally guaranteed by a co-founder. The note was paid in full January 2023.	79,963	96,155
Notes payable – The Company has six and two notes payable to GM Financial for vehicles at September 30, 2022 and December 31, 2021. In April 2022, the Company secured a commercial line up to $300,000 to be used to finance vehicle purchases. The agreement expires in April 2023 but prevailing GM Financial existing term notes will remain. The notes are payable in aggregate monthly installments of $4,676, including interest at rates ranging from 5.89% to 7.29% per annum, mature at various dates from October 2027 to May of 2028, and are secured by the related vehicles. Two of the notes are personally guaranteed by a co-founder.	251,209	94,890
Total	$510,475	$2,127,464
Less unamortized debt issuance costs and discount	—	(1,196,843)
Less current portion	(71,426)	(51,135)
Less note payable in default (paid April 2022)	—	(100,000)
Long-term debt, net of unamortized debt discount and current portion	$439,049	$779,486

Future maturities of long-term debt are as follows:

Years ending December 31,
2023	$71,426
2024	77,226
2025	82,237
2026	73,963
2027	55,305
Thereafter	150,318
Total	$510,475

8.     Shareholder Promissory Notes

As of December 31, 2022 and December 31, 2021, the Company had an outstanding principal balance of $825,000 due to shareholders under unsecured Promissory Notes Agreements (“Notes”). The Notes require monthly interest-only payments at 10% per annum. The Notes mature at various dates from August 2023 to December 2024 as follows: August 2023 - $500,000; January 2024 - $125,000; and December 2024 - $200,000.

On May 15, 2021, the Company modified another shareholder Note in the amount of $250,000 to be a convertible note for the same amount. The shareholder also invested additional proceeds of $24,000 for a total convertible note of $274,000. The convertible note included detachable warrants to purchase 548,000 shares of the Company’s common stock. The convertible note bore interest at a rate of 10% per annum, had an initial maturity of two years from date of issue, and was convertible at $0.50 per share. The modification resulted in a new effective annual interest rate of 9.15%. There was no accounting impact to the financial statements related to these modifications. On October 29, 2021, concurrent with the anticipated conversion from an LLC to a C corporation, the convertible note and warrants were modified under a Convertible Debenture Exercise and Waiver and Release Agreement and the shareholder agreed to convert the note and accrued interest into 236,498 shares of common stock resulting in a conversion price of $1.21 per share (see Note 9 –Convertible Notes).

Interest paid to the shareholders under the Notes totaled $82,508 and $92,007 during the years ended December 31, 2022 and 2021, respectively. There was no accrued interest as of December 31, 2022 or 2021 related to these Notes.

9.    Convertible Notes

2020 Convertible Notes – Converted January 1, 2021

Effective January 1, 2021, convertible debt holders were offered the opportunity for early conversion of their convertible notes into Class B LLC member units. Three of the four convertible note holders converted notes with a principal balance of $170,000 and accrued interest of $3,157 into 2,338 Class B member units (the equivalent of 59,515 shares of common stock) at per unit conversion prices ranging from $67 - $76 (per share prices ranging from $2.66 - $3.00). In accordance with FASB ASC 470-20, Debt with Conversion and Other Options, the fair value of the additional units issued under the induced conversion over the value of the number of units issuable under the original terms of the convertible note agreements is recognized as debt conversion expense. Accordingly, upon early conversion on January 1, 2021, the Company recognized $112,133 of debt conversion expense with a corresponding entry to equity of $285,290 consisting of the $173,157 of principal and accrued interest converted and the excess fair value of $112,133.

The fourth convertible note holder opted out of the early conversion and instead, the original note with a principal balance of $100,000 was modified into a term loan effective January 1, 2021 (see Note 7 – Long Term Debt). The modification included the elimination of the conversion feature, an increase in the interest rate from the original 6% per annum to 10% per annum, to be paid monthly instead of accrued, and an earlier maturity date of December 31, 2021. The modification resulted in a new effective annual interest rate of 9.58%, and a revised one-year maturity on December 31, 2021 (see Note 6 –Short-Term Revolving Loans). There was no accounting impact to the financial statements related to this modification. The note was paid in full in April 2022.

2021 Convertible Notes/Extinguishment Loss on Debt Settlement

From May to September 2021, the Company received gross proceeds of $2,929,000 from the issuance of unsecured convertible notes (the “Notes”), of which $44,000 was received from existing shareholders. Of the total proceeds, $1,820,000 was received during the three months ended September 30, 2021. Additionally, in May 2021, a shareholder converted a promissory note to a convertible note identical in terms discussed below (see Note 8 – Shareholder Promissory Notes).

At the option of the Note holders and after the completion of a merger with a Special Purpose Acquisition Company (“SPAC”) or an Initial Public Offering (“IPO”), the holder could convert all or a part of the outstanding principal and accrued interest into shares of common stock of the merged or public company. The Notes included detachable warrants (“Warrants”) to purchase 3,862,000 shares of the merged or public company. The Notes bore interest at a rate of 10% per annum, had an initial maturity of two years from date of issue, and were convertible at per-share prices ranging from $0.50 to $2.50. Effective January 1, 2021, the Company early adopted ASU 2020-06, and accordingly, no beneficial conversion features were recognized. The Notes were accounted for in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”) and ASC 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”). Under ASC 815-40, to qualify for equity classification (or nonbifurcation, if embedded) the instrument (or embedded feature) must be both (1) indexed to the issuer’s stock and (2) meet the requirements of the equity classification guidance. Based upon the Company’s analysis, it was determined the Notes do contain embedded features indexed to its own stock, but do not meet the requirements for bifurcation and recognition as derivatives, and therefore do not need to be separately recognized. Accordingly, the proceeds received from the issuance of the Notes were recorded as a single liability measured at amortized cost on the consolidated Balance Sheet. The Company incurred $148,000 of debt issuance costs relating to the issuance of the Notes, which were recorded as a reduction to the Notes on the Balance Sheet. The debt issuance costs were being amortized and recognized as additional interest expense over the term of the Notes using the straight-line method because it is not substantially different from the effective interest rate. Amortization of debt discount totaled $27,271 through the effective date of the conversion from LLC to a C corporation. Since the Warrants were not exercisable until a merger with a SPAC or an IPO, there was no impact on the financial statements at date of grant.

On October 29, 2021, in anticipation of conversion from LLC to a C corporation, the Notes and Warrants were modified under Convertible Debenture Exercise and Waiver and Release Agreements with the individual creditors. The Note holders agreed to settle the debt for an aggregate of 1,527,647 shares of common stock with a fair value of $5,545,359 ($3.63 per share). Since this transaction involved contemporaneous issuance of shares of common stock by the Company to the Note holders, the Company evaluated the transaction for modification and extinguishment accounting and determined that the debt was extinguished as a result of the issuance of shares that do not represent the exercise of a conversion right contained in the original terms of the Notes at issuance.

The settlement of the debt resulted in a recognized loss of $2,262,658 recorded as extinguishment loss on debt settlement in November 2021, calculated as the excess of the fair value of shares issued over the carrying amount of the debt. In addition, the fair value of warrants of $407,700 issued in exchange for services related to the extinguished debt (see Note 12 – Stockholders’ Equity) and the unamortized portion of debt discount remaining at date of settlement of $120,729 were also recorded as extinguishment loss on debt settlement for an aggregate loss of $2,791,087.

10.    Commitments and Contingencies

Operating Leases

The Company leases its warehouses and office space under long-term lease arrangements. None of its leases include characteristics specified in ASC 842, Leases, that require classification as financing leases, and accordingly, these leases are accounted for as operating leases. The Company does not recognize a right-of-use asset and lease liability for short term leases, which have terms of 12 months or less. For longer-term lease arrangements that are recognized on the Company’s Balance Sheet, the right-of-use asset and lease liability are initially measured at the commencement date based upon the present values of the lease payments due under the leases.

The implicit interest rates of the Company’s lease arrangements are generally not readily determinable and as such, the Company applies an incremental borrowing rate, which is established based upon the information available at the lease commencement date, to determine the present value of lease payments due under the arrangement. Under ASC 842, the incremental borrowing rate (IBR) for leases must be (1) a rate of interest over a similar term, and (2) for an amount that is equal to the lease payments. The Company uses both the Federal Reserve Economic Data (FRED) U.S. corporate debt effective yield and the U.S. Treasury rates adjusted for credit spread as the primary data points for purposes of determining the IBR.

In the first quarter of 2022, the Company entered into two new long-term, non-cancelable operating lease agreements for office and warehouse space resulting in the Company recognizing an additional lease liability totaling of $2,348,509, representing the present value of the lease payments discounted using an effective interest rate of 8.07% and 8.86%, and corresponding right-of-use assets of $2,348,509. The leases expire in December 2026 and December 2028. The second lease contains one three-year option to renew. The lease is guaranteed by a co-founder.

In the first quarter of 2021, the Company entered into a long-term, non-cancelable operating lease agreement for office and warehouse space resulting in the Company recognizing an additional lease liability totaling of $1,268,089, representing the present value of the lease payments discounted using an effective interest rate of 7.47% and a corresponding right-of-use asset of $1,268,089. The lease expires in January 2028 and contains one three-year option to renew. The lease is guaranteed by a co-founder.

The Company has two other leases that expire in January 2023 and February 2025. The leases generally provide for annual increases based on a fixed amount and generally require the Company to pay real estate taxes, insurance, and repairs. Both leases are guaranteed by a co-founder.

The following is a summary of total lease costs for the years ending December 31, 2022 and 2021:

	Years Ended December 31,
	2022	2021
Operating lease cost	$760,743	$304,082
Short-term lease costs	3,527	4,846
Variable lease costs	—	—
Sublease income	(123,386)	(75,061)
	$640,884	$233,867

The weighted-average remaining lease term was 5.49 years and 5.64 years as of December 31, 2022 and 2021, respectively. The weighted average discount rate was 8.48% and 8.02%, as of December 31, 2022 and 2021, respectively. Operating cash flows from the operating leases totaled $440,139 and $177,688 for the years ended December 31, 2022 and 2021, respectively.

The total lease liability as of December 31, 2022 and 2021 was $3,220,019 and $1,311,649, respectively.

The following is a maturity analysis of the annual undiscounted cash flows of the operating lease liabilities as of December 31, 2022, for years ending December 31:

Total
2023	$719,220
2024	727,709
2025	718,157
2026	732,061
2027	694,040
Thereafter	471,736
Total future minimum lease payments	4,062,923
Less imputed interest	(842,904)
Total	$3,220,019

Current lease liability	$465,055
Noncurrent lease liability	2,754,964
Total	$3,220,019

Subleases

The Company subleases office and warehouse space under three of its existing operating leases with similar terms as the Company’s lease agreements. Because the Company is not relieved of its primary obligations under the original lease, the Company accounts for the subleases as a lessor. Sublease rental income is recorded based on the contractual rental payments which are not substantially different from recognition on a straight-line basis over the lease term and totaled $123,386 and $75,061 during the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, deferred income and a sublease deposit totaled $14,168 and $13,690, respectively, and is included in accrued expenses and other current liabilities on the accompanying Balance Sheets.

The following are the total future minimum sublease payments as of December 31, 2022:

Years ending December 31,
2023	$46,147
2024	36,242
2025	6,070
Total future minimum lease payments	$88,459

Litigation

The Company may be involved from time to time in litigation or claims arising in the ordinary course of its business. While the ultimate liability, if any, arising from these claims cannot be determined with certainty, the Company believes that the resolution of any such matters will not likely have a material adverse effect on the Company’s financial statements.

On November 22, 2022, Expion360 Inc. (the “Company”) received notice of a complaint (the “Complaint”) filed against it in Oregon state court by Ravi Sinha. The Complaint alleges, inter alia, that Mr. Sinha is entitled to 282,284 shares of the Company’s common stock, or in the alternative, $300,000 plus interest in connection with services he previously rendered the Company as its chief executive officer. On March 21, 2023, the Company entered into a settlement agreement with Mr. Sinha and the matter has been resolved.

11.    Conversion to a C Corporation

Effective November 1, 2021, the Company converted from an LLC to a C corporation under the State of Nevada statutes in anticipation of an upcoming initial public offering, and changed its name to Expion360 Inc. The membership units of the existing LLC members and all existing convertible note holders (see Note 9 - Convertible Notes) converted into an aggregate of 4,181,111 shares of common stock. Additionally, investors purchased 88,889 shares of common stock for total proceeds of $316,400, and 30,000 shares of common stock were issued in exchange for legal services. The 30,000 shares issued in exchange for legal services were valued at $108,900 at date of grant based on the per share price of $3.63 paid for shares issued at the time of the conversion to a C corporation. The Company’s issued and outstanding shares of common stock totaled 4,300,000 upon conversion to a C corporation.

12.    Stockholders’ Equity

The Company is authorized to issue an aggregate of 220,000,000 shares of capital stock, par value $0.001 per share, consisting of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2022 and December 31, 2021, 6,802,464 and 4,300,000 shares, respectively, of common stock were issued and outstanding. No shares of preferred stock have been issued.

A holder of common stock is entitled to one vote for each share of common stock. The holders of common stock have no conversion, redemption or preemptive rights and shall be entitled to receive dividends when, as, and if declared by the board of directors. Upon dissolution, liquidation, or winding up of the Company, after payment or provision for payment of debts and other liabilities of the Company, subject to the rights, if any, of the holders of any class or series stock having a preference over the right to participate with common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation, or winding up of the Company, the holders of common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares of common stock held.

Since no shares of preferred stock have been issued, no rights and privileges of preferred stockholders have been defined.

Initial Public Offering

On April 1, 2022, the Company completed an initial public offering (“IPO”). A total of 2,466,750 shares of common stock were sold at $7.00 per share in the IPO, for total gross proceeds of $17,267,250. The Company incurred IPO costs of $2,494,763 resulting in net proceeds of $14,772,487. Additionally, during the year ended December 31, 2022, the Company issued 35,714 shares of common stock at $7.00 per share to an outside third party in exchange for IPO services. The fair value of the shares of $249,998 were recorded as an increase to common stock of $36 (35,714 shares at $.001 par value) and additional paid in capital of $249,962 and a corresponding reduction to additional paid in capital of $249,998, resulting in a net decrease in additional paid in capital of $36.

Issuance of Shares

Prior to conversion from an LLC to a C corporation, the following membership units were issued and included in the membership units that were converted into 4,181,111 shares of common stock upon the Company’s conversion to a C corporation (see Note 11 – Conversion to a C corporation).

·	On January 1, 2021, 8,000 membership units (equivalent to 192,234 shares) that were held in Trust were granted to three individuals.

·	On January 1, 2021, the Company issued 2,338 Class B member units (equivalent to 59,515 shares of common stock) upon the conversion of convertible notes and accrued interest totaling $173,157 (see Note 9 - Convertible Notes).

·	On January 1, 2021, the Company issued 262 Class B membership units (equivalent to 6,667 shares of common stock) in exchange for building signage valued at $20,000.

·	In March 2021, the Company sold 3,185 Class B membership units (equivalent to 81,106 shares of common stock) to two new members for gross proceeds of $270,000.

·	In April 2021, the company sold 2,972 Class B membership units (equivalent to 75,662 shares of common stock) to one new member for gross proceeds of $252,000.

Warrants/Options

On April 1, 2022, the Company issued warrants to IPO underwriters to purchase 148,005 shares of common stock at an exercise price of $9.10 per share. The warrants are exercisable 180 days after grant (September 27, 2022) and expire 5 years from date of grant (March 31, 2027). The fair value of the warrants was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $7, expected dividend yield of 0%, expected volatility of 110.03%, risk-free interest rate of 2.55% and expected life based on contractual life of 5 years. The fair value of $916,238 was recorded as an increase in additional-paid-in capital and a reduction to additional paid-in capital since the warrants were issued as IPO fees to underwriters, resulting in a zero impact to additional paid-in capital.

In November 2021, the Company issued 482,268 detachable warrants with secured promissory notes (see Note 7 – Long-Term Debt) for the purchase of common stock. The relative fair value of the warrants of $809,806 at the time of issuance was recorded as additional paid-in capital with a corresponding debt discount reducing the carrying value of the notes. Additionally, the Company issued 77,163 warrants to purchase shares of common stock to underwriters in connection with obtaining the notes. The fair value of the warrants of $262,354 was recorded as additional paid-in capital and reduced the carrying value of the notes. The warrants are exercisable at $3.32 per share for a period of 10 years from date of grant. The fair value of the warrants was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 110.8%, risk-free interest rate of 1.63% and expected life based on contractual life of 10 years.

Also in November 2021, the Company issued warrants to purchase 151,000 shares of common stock in in exchange for prior services related to extinguished 2021 convertible notes and 30,000 options for the purchase of common stock in exchange for legal services. The warrants are exercisable at $2.90 per share for a period of three years from the date of grant. The options are exercisable at $3.32 per share for a period of three years from the date of grant. The options issued were not issued under the Company’s stock option plans. The fair value of the warrants of $407,700 was recorded as additional paid-in-capital and expensed to extinguishment loss on debt settlement (see Note 9 – Convertible Notes). The fair value of the options of $79,200 was recorded as additional paid-in capital with a corresponding charge to legal expense. The fair value of the warrants and options was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 122.7%, risk-free interest rate of 0.71% and expected life based on contractual life of three years.

As of December 31, 2022 and December 31, 2021, a total of 858,436 and 710,431 warrants were issued and outstanding, respectively. As of December 31, 2022 and December 31, 2021, a total of 30,000 options, which were not issued under a specified plan, were outstanding. As of December 31, 2022, below is a summary of the various warrants/options issued and outstanding:

Number of warrants/non-plan options	Exercise Price	Weighted Average Remaining Life (Yrs)
559,431	$3.32	8.90
151,000	$2.90	1.86
30,000	$3.32	1.86
148,005	$9.10	4.25
888,436

Stock Option Plans

As of December 31, 2022, the Company had adopted two stock-based compensation plans, the 2021 Incentive Award Plan and the 2021 Employee Stock Purchase Plan, both of which are described below and became effective upon the initial public offering. On May 2, 2022, the Company granted 829,500 options under the 2021 Incentive Award Plan. No shares have been issued to date under the 2021 Employee Stock Purchase Plan. The compensation cost that has been charged against operations was $2,114,529 for the year ended December 31, 2022.

2021 Incentive Award Plan

The purpose of the Company’s 2021 Incentive Award Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Various stock-based awards may be granted under the plan to eligible employees, consultants, and non-employee directors. The number of shares issued under the plan is subject to limits and is adjusted annually. No more than 1,000,000 shares may be issued pursuant to the exercise of incentive stock options. The aggregate share limit will be subject to an annual increase on the first day of each calendar year ending on and including January 1, 2031, by a number of shares equal to the lesser of (i) a number equal to 5% of the aggregate number of shares of the Company's common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Company's board or committee. As of December 31, 2022, the aggregate number of shares that can be issued under the Plan is 859,500 of which 829,500 have been granted. The number of shares granted, the exercise price, and the terms will be determined at date of grant, however, the exercise price shall not be less than 100% of the fair value on the grant date (110% for options granted to greater than 10% shareholders) and the term shall not exceed ten years.

2021 Employee Stock Purchase Plan

The purpose of the Company’s 2021 Employee Stock Purchase Plan is to assist eligible employees of the Company in acquiring a stock ownership in the Company and to help such employees provide for their future security and to encourage them to remain in the employment of the Company. The plan consists of a Section 423 Component and Non-Section 423 Component. The Section 423 Component is intended to qualify as an employee stock purchase plan and also authorizes the grant of options. Options granted under the Non-Section 423 Component shall be granted pursuant to separate offerings containing sub-plans. The Company may make one or more offerings under the plan. The duration and timing of each offering period may be established or changed by the board, but in no event may an offering period exceed 27 months and in no event may the purchase period for the option exceed the duration of the offering period under which it is established. On each exercise date for an offering period, each participant shall automatically be deemed to have exercised the option to purchase the largest number of whole shares which can be purchased under the offering. Option awards are generally granted with an exercise price equal to 85% of the lesser of the fair market value of a share on (a) the applicable grant date and (b) the applicable exercise date, or such other price as designated by the administrator, provided that in no event shall the option price be less that the per share par value price. The maximum number of shares granted under the plan shall not exceed 2,500,000 shares.

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility was calculated based upon similar traded companies’ historical share price movements as adequate historical experience is not available to provide a reasonable estimate. Expected term is calculated based on the simplified method as adequate historical experience is not available to provide a reasonable estimate. The simplified method will continue to apply until enough historical experience is available to provide a reasonable estimate of the expected term. The risk-free interest rate is calculated based on the yield from U.S. Treasury zero-coupon bonds with an equivalent term. The Company has historically not paid dividends and have no foreseeable plans to pay dividends.

The Company has computed the fair value of all options granted during the year ended December 31, 2022 using the following assumptions:

Expected volatility	109.48% - 113.32%
Expected dividends	None
Expected term (in years)	2.5 – 5.01
Risk free rate	2.83% – 3.01%

The following table summarizes the Company’s stock option activity under the 2021 Incentive Plan:

(in thousands except number of options and per options data)	Number of options	Weighted average exercise price	Weighted average remaining contractual term (in years)	Aggregate intrinsic value (1)
Outstanding at beginning of period	—	$—	—	$—
Granted	829,500	3.43	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Outstanding at end of period	829,500	$3.43	8.26	$—
Exercisable at end of period	829,500	$3.43	8.26	$—

(1)	The aggregate intrinsic value of options outstanding and options exercisable as of December 31, 2022 is $0, as all options are out of the money.

The weighted-average grant-date fair value of the options granted during the nine months ended December 31, 2022 to employees and non-employees was $1,847,193 and $267,336, respectively. All options were immediately vested and there was no unrecognized compensation expense as of December 31, 2022.

Common Stock Reserved for Future Issuance

The following is a summary of common stock shares reserved for future issuance as of December 31, 2022:

Exercise of warrants	858,436
Exercise of options unrelated to any Plan	30,000
Exercise of stock options – 2021 Incentive Award Plan	829,500
Total shares of common stock reserved for future issuances	1,717,936

13.    Income Taxes

Our losses before income taxes for the year ended December 31, 2022 and for the two months ending December 31, 2021 were generated primarily from U.S. operations.

We have no current or deferred provision for income taxes from continuing operations for the years ended December 31, 2022 and 2021.

The significant differences between the U.S. Federal statutory rate and our effective rate for financial reporting purposes are as follows:

	Years Ended December 31,
	2022	2021
Federal statutory tax rate	(21.0)%	(21.0)%
State taxes, net of federal tax benefit	(5.3)	(1.7)
Change in valuation allowance	26.4	8.4
NQSO Comp – Other	0.0	0.5
EQ Comp – Other	0.0	13.4
True-up Adjustment	(0.1)	0.4
Effective tax rate	—%	—%

	As of December 31,
	2022	2021
Current:
Federal	$—	$—
State Franchise Fees	(8,850)	9,300

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows for the year ended December 31, 2022 and two months ended December 31, 2021.

Deferred income tax assets and liabilities consist of the following:

	As of December 31,
	2022	2021
Deferred tax assets:
Net Operating Losses	$1,719,889	$151,797
Stock-based compensation	444,051	150,524
Other	424,675	17,927
Subtotal	2,588,615	320,248
Valuation allowance	(2,584,010)	(297,815)
Deferred tax liabilities:
Depreciation	(4,605)	(22,433)
Net deferred tax asset	$—	$—

For financial reporting purposes, the Company incurred losses for the year ended December 31, 2022 and December 31, 2021 and for each period since inception. Accordingly, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2022, the Company had approximately $6.56 million of federal and state net operating losses.

A reconciliation between the amount of income tax benefit determined by applying the U.S statutory income tax rate to pre-tax loss is as follows:

	As of December 31,
	2022	2021
Income tax provision at federal statutory rate	$(1,584,531)	$(746,778)
State taxes	(399,174)	(59,202)
Stock-based compensation	—	491,727
Other	(8,964)	16,438
Valuation allowance	1,992,669	(297,815)
Net deferred tax asset	$—	$—

Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The aggregate changes in the balance of gross unrecognized tax benefits, which excludes penalties and interest, for the year ended December 31, 2022 is zero.

The Company is subject to taxation in the United States and Oregon. There are no ongoing examinations by taxing authorities at this time. The Company’s various tax years 2017 through 2022 remain open for examination by various taxing jurisdictions.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2022, the Company has not accrued any penalties or interest related to uncertain tax positions

In anticipation of an initial public offering, the Company converted from a limited liability company to a C corporation, a taxable entity, effective November 1, 2021.

Through October 31, 2021, the Company was treated as an S corporation for federal and state income tax purposes, such that the Company’s taxable income is reported by members in their respective tax returns and the Company was only subject to state franchise taxes and fees. For the year ended December 31, 2022 the Company reversed the 2021 accrual of $9,300 and accrued only $450 for state income taxes, as we do not anticipate owing more than the minimum state income taxes for 2022.

Since converting to a C corporation, the Company has incurred losses and consequently recorded no provision for state or federal income taxes for the year ended December 31, 2022. The Company maintains a full valuation allowance on all deferred tax assets, as it has concluded that it is more likely than not that these assets will not be realized. As of December 31, 2022 and December 31, 2021, there were no material unrecognized tax benefits included in the accompanying balance sheets that would, if recognized, affect the effective tax rate.

14.    401(k) Plan

The Company adopted a 401(k) Plan (“Plan”) for the benefit of its employees. Employees may contribute to the Plan within defined limits as defined by the Internal Revenue Service. Substantially all employees are eligible to participate. The Company has the option to make profit sharing contributions at its discretion. No profit-sharing contributions have been made.

15.    Related Party Transactions

As of December 31, 2022 and December 31, 2021, related party transactions consisted of Shareholder Promissory Notes (see Note 8 – Shareholder Promissory Notes).

As of December 31, 2022 and December 31, 2021, related party transactions consisted of Accounts Payables liability to board members for 2022 board compensation in the amount of $100,000 and $0, respectively.

16.    Subsequent Events

The date to which events occurring after December 31, 2022, the date of the most recent Balance Sheets, have been evaluated for possible adjustment to the financial statements or disclosures is March 27, 2023, which is the date the financial statements were issued.

On January 11, 2023, the Company filed an 8-K related to a published press release announcing a new product, the AURA POWERCAP™.

On January 20, 2023 the company paid off a note payable in the amount of $89,360.11 which included principal, interest and fees.

On January 26, 2023, the Company made certain leadership changes. On January 30, 2023, the Company filed an 8-K related to a press release announcing these changes. On February 1, 2023, the Company filed an 8-K with the details of the leadership changes.

In March 2023, the Company had 88,000 warrants exercised of which 73,000 were cashless resulting in 31,102 additional shares of common stock issued. The remaining 15,000 exercised shares were exercised for a total of $49,975 which included $175.00 in fees.

On March 21, 2023, the Company entered into a settlement agreement with Ravi Sinha related to a complaint filed against the Company by Mr. Sinha in Oregon state court and the matter has been resolved.

Expion360 Inc.

Balance Sheets

	September 30, 2023 (unaudited)	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$2,910,896	$7,201,244
Accounts receivable, net	473,284	298,035
Inventory	4,158,483	4,530,136
Prepaid/in-transit inventory	102,646	141,611
Prepaid expenses and other current assets	217,550	171,791
Total current assets	7,862,859	12,342,817

Property and equipment	1,348,326	1,394,619
Accumulated depreciation	(378,286)	(250,861)
Property and equipment, net	970,040	1,143,758

Other Assets
Operating leases – right-of-use asset	2,789,160	3,148,455
Deposits	58,896	63,901
Total other assets	2,848,056	3,212,356
Total assets	$11,680,955	$16,698,931

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$437,236	$230,250
Customer deposits	46,248	58
Accrued expenses and other current liabilities	299,793	306,164
Current portion of operating lease liability	506,743	465,055
Current portion of stockholder promissory notes	625,000	500,000
Current portion of long-term debt	50,058	71,426
Total current liabilities	1,965,078	1,572,953

Long-term debt, net of current portion and discount	311,431	439,049
Operating lease liability, net of current portion	2,376,474	2,754,964
Stockholder promissory notes, net of current portion	200,000	325,000
Total liabilities	$4,852,983	$5,091,966

(continued on next page)

Expion360 Inc.

Balance Sheets – Continued

	September 30, 2023 (unaudited)	December 31, 2022
Stockholders’ equity
Preferred stock, par value $.001; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.001; 200,000,000 shares authorized; 6,910,717 and 6,802,464 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	6,911	6,802
Additional paid-in capital	25,730,833	25,239,654
Accumulated deficit	(18,909,772)	(13,639,491)
Total stockholders’ equity	6,827,972	11,606,965
Total liabilities and stockholders’ equity	$11,680,955	$16,698,931

The accompanying notes are an integral part of these financial statements

Expion360 Inc.

Statements of Operations (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Sales, net	$1,890,115	$1,383,011	$5,122,415	$5,741,075
Cost of sales	1,417,552	980,141	3,752,006	3,770,025
Gross profit	472,563	402,870	1,370,409	1,971,050
Selling, general and administrative	2,290,955	1,662,005	6,363,514	6,479,954
Loss from operations	(1,818,392)	(1,259,135)	(4,993,105)	(4,508,904)

Other (Income) / Expense
Interest income	(33,048)	(64)	(100,945)	(158)
Interest expense	27,491	34,016	92,067	1,571,848
(Gain) / Loss on sale of property & equipment	—	(13,312)	3,426	(13,312)
Settlement expense	—	—	281,680	—
Other (income) / expense	—	(471)	(394)	(389)
Total other (income) / expense	(5,557)	20,169	275,834	1,557,989
Loss before taxes	(1,812,835)	(1,279,304)	(5,268,939)	(6,066,893)

Franchise taxes / (refund)	1,380	—	1,342	300
Net loss	$(1,814,215)	$(1,279,304)	$(5,270,281)	$(6,067,193)

Net loss per share (basic and diluted)	$(0.26)	$(0.19)	$(0.77)	$(1.03)
Weighted-average number of common shares outstanding	6,910,717	6,802,464	6,878,737	5,913,763

The accompanying notes are an integral part of these financial statements

Expion360 Inc.

Statements of Stockholders’ Equity (Deficit) for Nine Months ended September 30, 2023 and 2022 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total Stock-holders’ Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2021	4,300,000	$4,300	$8,355,140	$(6,102,951)	$2,256,489
Net loss	—	—	—	(696,853)	(696,853)
Balance at March 31, 2022	4,300,000	$4,300	$8,355,140	$(6,799,804)	$1,559,636
Issuance of shares, net of issuance costs	2,466,750	2,466	14,770,021	—	14,772,487
Issuance of shares in exchange for IPO services	35,714	36	(36)	—	—
Issuance of stock options	—	—	2,114,529	—	2,114,529
Net loss	—	—	—	(4,091,036)	(4,091,036)
Balance at June 30, 2022	6,802,464	$6,802	$25,239,654	$(10,890,840)	$14,355,616
Net loss	—	—	—	(1,279,304)	(1,279,304)
Balance at September 30, 2022	6,802,464	$6,802	$25,239,654	$(12,170,144)	$13,076,312

Balance at December 31, 2022	6,802,464	$6,802	$25,239,654	$(13,639,491)	$11,606,965
Proceeds received from exercise of warrants	46,102	47	49,740	—	49,787
Stock issued as a result of litigation settlement	52,000	52	251,628	—	251,680
Net loss	—	—	—	(1,977,278)	(1,977,278)
Balance at March 31, 2023	6,900,566	$6,901	$25,541,022	$(15,616,769)	$9,931,154
Exercise of warrants	10,151	10	(20)	—	(10)
Net loss	—	—	—	(1,478,788)	(1,478,788)
Balance at June 30, 2023	6,910,717	$6,911	$25,541,002	$(17,095,557)	$8,452,356
Issuance of warrants	—	—	65,046	—	65,046
Issuance of stock options	—	—	119,525	—	119,525
Issuance of RSUs	—	—	5,260	—	5,260
Net loss	—	—	—	(1,814,215)	(1,814,215)
Balance at September 30, 2023	6,910,717	$6,911	$25,730,833	$(18,909,772)	$6,827,972

The accompanying notes are an integral part of these financial statements

Expion360 Inc.
Statements of Cash Flows (Unaudited)

	For the Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities

Net loss	$(5,270,281)	$(6,067,193)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	153,714	115,670
Amortization of debt discount (sale of future revenues)	—	295
Amortization of debt discount - notes	—	1,196,843
(Gain) / Loss on sale of property and equipment	3,426	(13,312)
Increase / (Decrease) in allowance for doubtful accounts	(18,804)	19,604
Stock-based settlement	251,680	—
Stock-based compensation	189,831	2,114,529

Changes in operating assets and liabilities:
(Increase) / Decrease in accounts receivable	(156,445)	475,091
(Increase) / Decrease in inventory	371,653	(2,984,177)
Decrease in prepaid/in-transit inventory	38,964	812,562
Increase in prepaid expenses and other current assets	(45,759)	(134,191)
(Increase) / Decrease in deposits	5,005	(10,976)
Increase / (Decrease) in accounts payable	206,986	(87,369)
Increase / (Decrease) in customer deposits	46,190	(274,857)
Increase / (Decrease) in accrued expenses and other current liabilities	(6,371)	107,407
Increase in right-of-use assets and lease liabilities	22,494	30,454
Net cash used in operating activities	(4,207,717)	(4,699,620)

Cash flows from investing activities
Purchases of property and equipment	(20,170)	(434,458)
Net proceeds from sale of property and equipment	36,748	51,679
Net cash provided by / (used in) investing activities	16,578	(382,779)

Cash flows from financing activities
Payments on line-of-credit and short-term revolving loans	—	(550,000)
Payments on liability for sale of future revenues	—	(11,797)
Principal payments on long-term debt	(148,986)	(1,784,500)
Net proceeds from exercise of warrants	49,777	—
Net proceeds from issuance of common stock	—	14,772,487
Net cash provided by / (used in) financing activities	(99,209)	12,426,190

Net change in cash and cash equivalents	(4,290,348)	7,343,791
Cash and cash equivalents, beginning	7,201,244	773,238
Cash and cash equivalents, ending	$2,910,896	$8,117,029

Expion360 Inc.

Statements of Cash Flows (Unaudited) - Continued

	For the Nine Months Ended September 30,
Supplemental disclosure of cash flow information:	2023	2022
Cash paid for interest	$92,136	$401,037
Cash paid / (refunded) for franchise taxes	$1,341	$300

Non-cash financing activities:
Acquisition/modification of operating lease right-of-use asset and lease liability	$(13,993)	$2,348,509
Cashless warrant exercises	$41	$—
Purchases of property and equipment in exchange for long-term debt	$—	$181,430
Purchased of property and equipment in exchange for short-term payable	$—	$170,863

The accompanying notes are an integral part of these financial statements

1. Organization and Nature of Operations

Expion360 Inc. (formerly Yozamp Products Company, LLC dba Expion360) (“the Company”) was incorporated in the state of Nevada in November 2021. Effective November 1, 2021, the Company converted to a C corporation. Prior to conversion, the Company was a limited liability company (LLC) with an indefinite life organized in the State of Oregon in June 2016. The LLC elected to be treated as a Subchapter S corporation effective January 1, 2017. Net profits and losses of the LLC and all distributions were allocated among the members in proportion to the ownership units held. The Original LLC Agreement was amended and restated on January 1, 2021 to add additional members and a non-voting class of member units. Upon conversion to a C corporation, all existing LLC members at the time of conversion were issued shares of common stock and became stockholders of the Company.

The Company designs, assembles, and distributes premium lithium batteries for RV, Marine, Golf, Industrial, Residential, and Off-The-Grid needs. The Company uses lithium iron phosphate (LiFePO4) batteries. LiFePO4 batteries are considered a top choice for high energy density, dependability, longevity, and safety, providing the ability to power anything, anywhere.

Beginning in March 2020, the COVID-19 pandemic and the measures imposed to contain this pandemic disrupted and may continue to impact the Company’s business. While certain restrictions have eased recently, the magnitude of the impact of any new measures from a resurgence in the COVID-19 pandemic on the Company’s productivity, results of operations, and financial position, and its disruption to the Company’s business and battery development and timeline will depend in part on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information, and pursuant to the instructions to Form 10-Q and Article 10 of Regulation S-X promulgated by the Securities and Exchange Commission (SEC). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statement presentation. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three- and nine-month periods ended September 30, 2023 and 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2023. The unaudited interim financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023.

Unless otherwise noted, all references to shares and stockholders in the accompanying financial statements have been restated retrospectively, to reflect the equity structure of the C corporation as of the beginning of the first period presented.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with current year presentation. These reclassifications had no effect on the reported results of operations.

 Going Concern, Liquidity and Capital Resources

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding before the Company achieves sustainable revenues and profit from operations. The Company expects to continue to incur additional losses for the foreseeable future, and the Company may need to raise additional debt or equity financing to expand its presence in the marketplace, develop new products, achieve operating efficiencies, and accomplish its long-term business plan over the next several years. There can be no assurance as to the availability or terms upon which such financing and capital might be available.

As presented in the accompanying financial statements, the Company has sustained recurring losses and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern within twelve months after the date that the financial statements for the three and nine month periods ended September 30, 2023 are issued. However, management is working to address its cash flow challenges, including raising additional capital, managing inventory levels, identifying alternative supply chain resources, and managing operational expenses.

Historically, the Company’s growth has been funded through a combination of sales of equity interests, third party debt, and working capital loans. The Company’s sales for the three months ended September 30, 2023 increased 36.7% and sales for the nine months ended September 30, 2023 decreased 10.8% compared to the same periods in 2022. For the nine months ended September 30, 2023, we received net proceeds of $49,777 from warrant exercises. On April 1, 2022, the Company completed an initial public offering and listing of its shares on the Nasdaq Stock Market (IPO). Proceeds from the IPO, net of costs, totaled $14,772,487, of which approximately $2,464,000 was used to pay down principal and accrued interest on high interest-bearing debt. The remaining proceeds have thus far and will continue to be used, in part, to stock inventory to keep up with demand and to build in-house assembly lines to improve the cash-flow cycle and help reduce the four-month turnaround that the Company currently experiences from suppliers in China. In the first half of 2022, a distribution warehouse was set up in Indiana to better service customers throughout the U.S. and an assembly facility was leased in Redmond, Oregon for future expansion of the in-house assembly lines. Additionally, management has secured a secondary source for lithium iron phosphate cells used in its batteries that is based in Denmark, should supply disruption issues with China arise. Management believes that these factors will contribute to achieving operating efficiency and profitability. However, there can be no assurance that the Company will be successful in achieving its objectives, including achieving operating efficiency and profitability.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary materially from the estimates that were used. The Company’s significant accounting estimates include the carrying value of accounts receivable and inventory, the depreciable lives of fixed assets, and stock-based compensation.

Future events, including the extent and the duration of the COVID-19-related economic impacts and their effects, cannot be predicted with certainty and, accordingly, the Company’s accounting estimates require the exercise of judgment.

Cash and Cash Equivalents

The Company considers all cash amounts which are not subject to withdrawal restrictions or penalties and all highly liquid investments purchased with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains its cash balances with high-quality financial institutions located in the United States. Cash accounts are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per institution. At times, balances may exceed federally insured limits. Investment accounts are placed in funds consisting of US Treasury-related ultra-short paper. The Company has not experienced any losses in such accounts and management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents. As of September 30, 2023, cash balances exceeded FDIC limits by $547,054 and investment accounts totaling $2,100,847 are invested in US Treasury-related ultra-short paper.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, are due within a year or less, and generally do not bear any interest. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. An allowance for uncollectible accounts is recorded to reduce accounts receivable to the estimated amount that will be collected. The allowance is based upon management’s review of the accounts receivable aging and specific identification of potentially uncollectible balances. Recoveries of accounts previously written off and adjustments to the allowance for uncollectible accounts are recorded as adjustments to bad debt expense. For the three months ended September 30, 2023 and 2022, the Company wrote off $388 and $0, respectively. For the nine months ended September 30, 2023 and 2022, the Company recovered a net of ($412) and wrote off $19,604, respectively. There was no allowance for doubtful accounts as of September 30, 2023 or December 31, 2022, as management believed all outstanding amounts to be fully collectible.

Customer Deposits

As of September 30, 2023 and December 31, 2022, the Company had customer deposits totaling $46,248 and $58, respectively.

Inventory

Inventory is stated at the lower of cost (first in, first out) or net realizable value and consists of batteries and accessories, resale items, components, and related landing costs. As of September 30, 2023 and December 31, 2022, the Company had inventory that consisted of finished assemblies totaling $3,306,972 and $3,243,485, respectively, and raw materials (inventory components, parts, and packaging) totaling $851,511 and $1,286,651, respectively. The valuation of inventory includes fixed production overhead costs based on normal capacity of the assembly warehouse.

The Company periodically reviews its inventory for evidence of slow-moving or obsolete inventory and provides for an allowance when considered necessary. The Company determined that no such reserve was necessary as of September 30, 2023 or December 31, 2022. The Company prepays for inventory purchases from foreign suppliers. Prepaid inventory totaled $102,646 and $141,611 at September 30, 2023 and December 31, 2022, respectively, and included inventory in transit where title had passed to the Company but had not yet been physically received.

Vendor and Foreign Concentrations of Inventory Suppliers

During the three months ended September 30, 2023 and 2022, respectively, approximately 61% and 91%, respectively, of inventory purchases were made from foreign suppliers in China and Hong Kong. During the nine months ended September 30, 2023 and 2022, respectively, approximately 71% and 92%, respectively, of inventory purchases were made from foreign suppliers in China and Hong Kong. Any adverse change in either the economic or political conditions abroad could negatively impact the Company’s supply chain. The inability to obtain product to meet sales demand could adversely affect results of operations. However, the Company has secured a secondary source for lithium iron phosphate cells used in its batteries from a supplier in Denmark, enabling the Company to source materials outside of China in the event it becomes necessary to do so.

Property and Equipment

Property and equipment are stated at cost less depreciation calculated on the straight-line basis over the estimated useful lives of the related assets as follows:

Vehicles and transportation equipment	5 - 7 years
Office furniture and equipment	3 - 7 years
Manufacturing equipment	3 - 10 years
Warehouse equipment	3 - 10 years
QA equipment	3 - 10 years
Tooling and molds	3 - 10 years

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the Statements of Operations.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long-term operating lease liabilities on the Company’s Balance Sheets. The Company does not have any finance leases.

Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated using the Company’s incremental borrowing rate applicable to the lease asset, unless the implicit rate is readily determinable. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the Company’s Balance Sheet. The Company’s leases do not contain any residual value guarantees. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company accounts for lease and non-lease components as a single lease component for all its leases.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the use and eventual disposition of the asset to assess whether or not a potential impairment exists. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. No long-lived asset impairment was recognized during the three or nine months ended September 30, 2023 or 2022.

Product Warranties

The Company sells the majority of its products to customers along with conditional repair or replacement warranties. The Company’s branded DC mobile chargers are warrantied for two years from the date of sale and its branded VPR 4EVER Classic and Platinum batteries are warrantied at gradually lesser levels over a twelve-year period from date of sale. The Company determines its estimated liability for warranty claims based on the Company’s experience of the amount of claims actually made. Management estimates no liability as of September 30, 2023 and December 31, 2022 because, historically, there have been very few claims and costs for repairs or replacement parts have been nominal. It is possible that the Company’s estimate of liability for product liability claims will change in the near term.

Liability for Refunds

The Company does not have a formal return policy but does accept returns under its warranty policies. Returns have historically been minimal.

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer, as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Concentration of Major Customers

A customer is considered a major customer when net revenue attributable to the customer exceeds 10% of total revenue for the period or outstanding receivable balances exceed 10% of total receivables.

During the three months ended September 30, 2023, sales to three customers totaled $700,071, comprising approximately 38% of total sales. These customers represented 31% of total accounts receivable as of September 30, 2023. During the nine months ended September 30, 2023, sales to two customers totaled $1,178,142, comprising approximately 23% of total sales. These customers represented 23% of total accounts receivable as of September 30, 2023. Accounts receivable from three additional customers totaled $190,495, representing approximately 40% of accounts receivable as of September 30, 2023.

During the three months ended September 30, 2022, sales to two customers totaled $394,936, comprising approximately 28% of total sales. There were no accounts receivable for these customers as of September 30, 2022. During the nine months ended September 30, 2022, sales to two customers totaled $1,816,821, comprising approximately 32% of total sales. Accounts receivables for these customers totaled $7,486, representing approximately 3% of total accounts receivable as of September 30, 2022. Accounts receivable from two additional customers totaled $90,789, representing approximately 32% of total accounts receivables as of September 30, 2022.

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified in the Statement of Operations in “Sales, net” and totaled $27,398 and $6,133 during the three months ended September 30, 2023 and 2022, respectively, and $52,296 and $17,514 during the nine months ended September 30, 2023 and 2022, respectively. Shipping and handling costs for shipping product to customers totaled $58,141 and $54,840 during the three months ended September 30, 2023 and 2022, respectively, and $149,898 and $137,497 during the nine months ended September 30, 2023 and 2022, respectively, and are classified in selling, general, and administrative expense in the accompanying Statements of Operations.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense totaled $238,163 and $215,994 for the three months ended September 30, 2023 and 2022, respectively and $690,995 and $527,732 for the nine months ended September 30, 2023 and 2022, respectively, and is included in selling, general and administrative expense in the accompanying Statements of Operations.

Research and Development

Research and development costs are expensed as incurred. Research and development costs charged to expense amounted to $145,111 and $41,355 for the three months ended September 30, 2023 and 2022, respectively, and $316,369 and $153,730 for the nine months ended September 30, 2023 and 2022, respectively, and are included in selling, general and administrative expenses in the accompanying Statements of Operations.

Income Taxes

Effective November 1, 2021, the Company converted from an LLC to a C corporation and, as a result, became subject to corporate federal and state income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of exiting assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The Cares Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic. Some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. As of September 30, 2023 and December 31, 2022, the Company has not recorded any income tax provision/(benefit) resulting from the CARES Act, mainly due to the Company’s history of net operating losses.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders. The Company will continue to evaluate the impact of the CAA and its impact on its financial statements in 2023 and beyond.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value, as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, short-term revolving loans, stockholder promissory notes, and long-term debt. The fair value of cash and cash equivalents, accounts receivable, accounts payable, and short-term revolving loans approximates their respective carrying values because of the short-term nature of those instruments. The fair value of the stockholder promissory notes, convertible notes, and long-term debt approximates their respective carrying values because the interest rate approximates market rates available to the Company for similar obligations with the same maturities.

Segment Reporting

The Company currently operates in one reportable segment. An operating segment is defined as a component of an enterprise for which discrete financial information is available and is reviewed regularly by the Chief Operating Decision Maker (“CODM”) to evaluate performance and make operating decisions. The Company has identified its CODM as the Chief Executive Officer.

Basic and Diluted Net Loss Per Share

The basic net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the period. Diluted earnings or loss per share adjusts the basic earnings or loss per share for the potentially dilutive impact of securities (e.g., options and warrants).

We calculate basic and diluted net loss per share using the weighted average number of common shares outstanding during the periods presented. In periods of a net loss position, basic and diluted weighted average common shares are the same. For the diluted earnings per share calculation, we adjust the weighted average number of common shares outstanding to include dilutive stock options, warrants, unvested restricted stock units and shares associated with the conversion of any convertible notes or preferred stock, when applicable. We use the if-converted method for calculating any potential dilutive effect of convertible notes and convertible preferred stock on diluted net loss per share.

The following shows the amounts used in computing net loss per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(1,814,215)	$(1,279,304)	$(5,270,281)	$(6,067,193)
Weighted average common shares outstanding – basic and diluted	6,910,717	6,802,464	6,878,737	5,913,763
Basic and diluted net loss per share	$(0.26)	$(0.19)	$(0.77)	$(1.03)

As of September 30, 2023 and December 31, 2022, the Company has outstanding warrants, options, and restricted stock units (“RSUs”) convertible into 1,926,610 and 1,717,936 shares of common stock, respectively. The following table sets forth the number of shares excluded from the computation of diluted loss per share, as their inclusion would have been anti-dilutive.

As of:	September 30, 2023	December 31, 2022
Warrants	802,830	888,436
Stock options	1,075,000	829,500
RSUs	48,780	—
	1,926,610	1,717,936

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation—Stock Compensation”, which requires compensation costs to be recognized at grant date fair value over the requisite service period of each of the awards. The Company recognizes forfeitures of awards as they occur.

The fair value of stock options is determined using the Black-Scholes-Merton option pricing model. In order to calculate the fair value of the options, certain assumptions are made regarding the components of the model, including risk-free interest rate, volatility, expected dividend yield and expected life. Changes to assumptions could cause significant adjustments to the valuation.

New Accounting Pronouncements

In September 2022, the FASB issued ASU 2022-04, “Liabilities—Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations,” which is intended to enhance the transparency surrounding the use of supplier finance programs in connection with the purchase of goods and services. Supplier finance programs may also be referred to as reverse factoring, payables finance, or structured payables arrangements. The amendments in ASU 2022-04 require a buyer that uses supplier finance programs to disclose sufficient qualitative and quantitative information about the program to allow a user of financial statements to understand the program’s nature, activity during the period, changes from period to period, and potential magnitude. ASU 2022-04 is effective for all entities for fiscal years beginning after December 15, 2022 on a retrospective basis, including interim periods with those fiscal years, except for the requirement to disclose roll forward information, which is effective prospectively for fiscal years beginning after December 15, 2023. The Company adopted this standard effective January 1, 2023, and the adoption of this guidance did not have an impact on the Company’s financial statements or disclosures.

In March 2022, the FASB issued ASU 2022-02, “Financial Instruments—Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures,” which addresses and amends areas identified by the FASB as part of its post-implementation review of the accounting standard that introduced the current expected credit losses (“CECL”) model. The amendments eliminate the accounting guidance for troubled debt restructurings by creditors that have adopted the CECL model and enhance the disclosure requirements for loan refinancings and restructurings made with borrowers experiencing financial difficulty. In addition, the amendments require disclosure of current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. For entities, such as Expion360 Inc., that have not yet adopted the CECL accounting model in ASU 2016-13, the effective date for the amendments in ASU 2022-02 is the same as the effective date in ASU 2016-13 (i.e., fiscal years beginning after December 15, 2022, including interim periods within those fiscal years). The Company adopted this standard effective January 1, 2023, and the adoption of this guidance did not have an impact on the Company’s financial statements or disclosures.

 In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.” ASU 2021-08 requires contract assets and contract liabilities acquired in a business combination to be recognized and measured in accordance with Topic 606, Revenue from Contracts with Customers, on the acquisition date as if the acquirer had entered into the original contract at the same date and on the same terms as the acquiree. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for public business entities. The Company adopted this standard effective January 1, 2023, and the adoption of this guidance did not have an impact on the Company’s financial statements or disclosures.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU replaces the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information for credit loss estimates on certain types of financial instruments, including trade receivables. In addition, new disclosures are required. The ASU, as subsequently amended, is effective for the Company for fiscal years beginning after December 15, 2022. The Company adopted this standard effective January 1, 2023, and the adoption of this guidance did not have an impact on the Company’s financial statements or disclosures.

Accounting Guidance Issued but Not Yet Adopted

In March 2023, the FASB issued ASU 2023-02, “Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method.” This ASU was issued to allow reporting entities to consistently account for equity investments made primarily for the purpose of receiving income tax credits and other income tax benefits. ASU 2023-02 is effective for the Company for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on our financial statements.

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions,” which amends the guidance in Topic 820, Fair Value Measurement, to clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. In addition, the ASU introduces new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value. ASU 2022-03 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years for public business entities. The Company is currently evaluating the impact of this standard on our financial statements.

3. Property and Equipment, Net

Property and equipment consist of the following:

	September 30, 2023	December 31, 2022

Vehicles and transportation equipment	$551,906	$593,097
Leasehold improvements	314,819	314,819
Office furniture and equipment	188,131	188,131
Manufacturing equipment	179,274	179,274
Warehouse equipment	81,164	81,164
QA equipment	33,032	22,142
Tooling and Molds	—	15,992
	$1,348,326	$1,394,619

Less: accumulated depreciation	(378,286)	(250,861)
Property and equipment, net	$970,040	$1,143,758

Depreciation expense was $50,507 and $48,364 for the three months ended September 30, 2023 and 2022, respectively. Depreciation expense was $153,714 and $115,670 for the nine months ended September 30, 2023 and 2022, respectively. There were disposals and sales of fixed assets during the nine months ended September 30, 2023 and 2022 resulting in the net cash received of $36,748 and $51,679, respectively.

4. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	As of September 30, 2023	As of December 31, 2022
Accrued salaries and payroll liabilities	$222,411	$169,337
Rebate liability	30,255	26,015
Commissions	22,534	9,720
Franchise tax	4,999	400
Deferred income and deposit (sublease)	4,445	14,168
Accrued interest	153	222
Other	14,996	86,302
Accrued expenses and other current liabilities	$299,793	$306,164

5. Liabilities for Sale of Future Revenues

On December 8, 2020 and January 26, 2021, Reliant Funding, under two separate ACH Total Receipts Purchase Agreements (“Purchase Agreements”), purchased a 50% interest in the Company’s future revenues for a total aggregate purchase price of $250,000. Pursuant to the terms of the Purchase Agreements, the purchased percentage continued to be owned by Reliant Funding, until the Company paid the full purchased amount of $349,750. Repayment of the purchased amount was achieved through 252 daily bank account withdrawals of $1,388 through December 15, 2021 and $694 thereafter through January 26, 2022. There were no payments made in the three months ended September 30, 2023 or the same period for 2022. Interest was recognized at an effective annual interest rate of approximately 71%. The Purchase Agreements were secured by substantially all of the assets of the Company. As of September 30, 2023 and December 31, 2022, the Company had no remaining liability related to the Purchase Agreements.

6. Short-Term Revolving Loans

In 2020, the Company received funds under four unsecured Working Capital Loan Agreements (“WC Loans”). As of December 31, 2022, the loans had been repaid and a balance of $0 was outstanding. Under the WC Loan Agreements and in accordance with the modified terms, the Company was subject to monthly extended maturity interest of one percent on the ending outstanding monthly balance which increased one percent for each month beyond the extended maturity date. The WC Loans were repaid in full in April 2022.

The terms of each WC Loan are summarized below:

●	$200,000 limit – dated March 22, 2020; monthly interest-only payments at 15% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021. The Company paid $50,000 towards the principal balance in November 2021. The balance of $150,000 was paid in full in April 2022 (see below).
●	$400,000 limit – dated August 31, 2020; monthly interest-only payments at 10% annual interest; pursuant to the WC Loan, the maturity was to be determined by mutual agreement and was to be at least 30 days after a maturity date is agreed upon. The note was modified effective January 1, 2021 to establish a maturity date of December 31, 2021, and was paid in full in April 2022 (see below).

All fees incurred in connection with obtaining and modifying these agreements were nominal and, given the short-term maturity of one year, were expensed as incurred. There was no accounting impact to the financial statements related to the modifications.

7. Long-Term Debt

Long-term debt consisted of the following at September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022

Senior secured promissory notes – various investors.  Monthly payments of interest only at 10% plus deferred interest of 5% accrued monthly to be paid at maturity.  A minimum of one year interest is due at maturity. Matures the earlier of (a) May 15, 2023, (b) the closing of a qualified subsequent financing or (c) the closing of a change of control. The notes are senior to all other debt and are secured by substantially all assets of the Company. The notes included detachable warrants to purchase 482,268 shares of common stock at an exercise price of $3.32 per share (see Note 10 – Stockholders’ Equity in Item 1 – Financial Statements of Part I – Financial Information). Debt issuance costs and discount totaling $1,287,160 at date of issuance were being amortized and recognized as additional interest expense over the term of the notes using the straight-line method because it was not substantially different from the effective interest rate method. We determined the expected life of the notes to be the contractual term. Interest expense related to these notes includes amortization of debt issuance costs and discount in the amount of $0 and $1,196,843, respectively, for the three months and nine months ended September 30, 2022, respectively. The notes were paid in full in April 2022.

	$—	$—
Note payable – bank. Payable in monthly installments of $332, including interest at 5.8% per annum, due August 2025, secured by equipment and personally guaranteed by a co-founder.	7,213	9,825
Note payable – credit union. Payable in monthly installments of $508, including interest at 5.45% per annum, due July 2026, secured by a vehicle and personally guaranteed by a co-founder.	15,514	19,364
Note payable – SBA. Economic Injury Disaster Loan payable in monthly installments of $731, including interest at 3.75% per annum, due May 2050, and personally guaranteed by a co-founder.	147,735	150,114
Note payable – individual. Monthly payments of interest only at 10% per annum, matured December 31, 2021 resulting in the entire principal balance recorded in current portion of long-term debt on the accompanying Balance Sheets for the year ending December 31, 2021; pursuant to the note, the past due balance is subject to 1% additional monthly interest which increases one percent for each month beyond maturity date, unsecured. The Company remained in compliance with the extended maturity interest payments and paid the note in full in April 2022.	—	—
Note payable – finance company. Payable in monthly installments of $994, including interest at 8.5% per annum, due July 2026, secured by a vehicle and personally guaranteed by a stockholder. The Note was paid in full September 2022.	—	—
Note payable – finance company. Payable in monthly installments of $2,204, including interest at 11.21% per annum, due August 2026, secured by a vehicle and personally guaranteed by a co-founder. The note was paid in full January 2023.	—	79,963
Notes payable – The Company has acquired six notes payable to GM Financial for vehicles. In April 2022, the Company secured a commercial line up to $300,000 to be used to finance vehicle purchases. The agreement expired in April 2023 but was renewed for a commercial line up to $350,000 and prevailing GM Financial existing term notes will remain. The new agreement expires in April 2024. One note was paid off when the corresponding vehicle was sold in May 2023, so there are five notes remaining at September 30, 2023. The notes are currently payable in aggregate monthly installments of $4,084, including interest at rates ranging from 5.89% to 7.29% per annum, mature at various dates from October 2027 to May of 2028, and are secured by the related vehicles. Two of the notes are personally guaranteed by a co-founder.	191,027	251,209
Total	$361,489	$510,475
Less current portion	(50,058)	(71,426)
Long-term debt, net of unamortized debt discount and current portion	$311,431	$439,049

Future maturities of long-term debt are as follows:

Twelve months ending September 30,
2024	$50,058
2025	52,934
2026	50,982
2027	49,561
2028	27,963
Thereafter	129,991
Total	$361,489

8. Stockholder Promissory Notes

As of both September 30, 2023 and December 31, 2022, the Company had an outstanding principal balance of $825,000 due to stockholders under unsecured Promissory Notes Agreements (“Notes”). The Notes require monthly interest-only payments at 10% per annum. The Notes mature at various dates from January 2024 to December 2024 as follows: January 2024 - $125,000; August 2024 - $500,000 (this note would have matured at August 2023, but in June 2023, an agreement was signed extending the maturity date to August 2024); and December 2024 - $200,000.

Interest paid to the stockholders under the Notes totaled $20,627 and $20,627 during the three months ended September 30, 2023 and September 30, 2022, respectively. Interest paid to the stockholders under the Notes totaled $61,881 and $61,881 during the nine months ended September 30, 2023 and September 30, 2022, respectively. There was no accrued interest as of September 30, 2023 or December 31, 2022 related to these Notes.

9. Commitments and Contingencies

Operating Leases

The Company leases its warehouses and office space under long-term lease arrangements. None of its leases include characteristics specified in ASC 842, Leases, that require classification as financing leases, and accordingly, these leases are accounted for as operating leases. The Company does not recognize a right-of-use asset and lease liability for short-term leases, which have terms of 12 months or less. For longer-term lease arrangements that are recognized on the Company’s Balance Sheet, the right-of-use asset and lease liability are initially measured at the commencement date based upon the present values of the lease payments due under the leases.

The implicit interest rates of the Company’s lease arrangements are generally not readily determinable and as such, the Company applies an incremental borrowing rate, which is established based upon the information available at the lease commencement date, to determine the present value of lease payments due under the arrangement. Under ASC 842, the incremental borrowing rate (IBR) for leases must be (1) a rate of interest over a similar term, and (2) for an amount that is equal to the lease payments. The Company uses both the Federal Reserve Economic Data (FRED) U.S. corporate debt effective yield and the U.S. Treasury rates adjusted for credit spread as the primary data points for purposes of determining the IBR.

In the first quarter of 2022, the Company entered into two new long-term, non-cancelable operating lease agreements for office and warehouse space resulting in the Company recognizing an additional lease liability totaling of $2,348,509, representing the present value of the lease payments discounted using an effective interest rate of 8.07% and 8.86%, and corresponding right-of-use assets of $2,348,509. The leases expire in December 2026  and December 2028. The second lease contains one three-year option to renew. The lease is guaranteed by a co-founder.

In the first quarter of 2021, the Company entered into a long-term, non-cancelable operating lease agreement for office and warehouse space resulting in the Company recognizing an additional lease liability totaling of $1,268,089, representing the present value of the lease payments discounted using an effective interest rate of 7.47% and a corresponding right-of-use asset of $1,268,089. The lease expires in January 2028 and contains one three-year option to renew. The lease is guaranteed by a co-founder.

The Company has two other leases—one that expired in January 2023 and one that expires in February 2025. The leases generally provide for annual increases based on a fixed amount and generally require the Company to pay real estate taxes, insurance, and repairs. Both leases are guaranteed by a co-founder.

The following is a summary of total lease costs during the three months and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating lease cost	$187,315	$198,795	$562,660	$561,949
Short-term lease costs	—	450	150	3,077
Variable lease costs	—	—	—	—
Sublease income	(10,440)	(25,022)	(39,476)	(98,364)
	$176,875	$174,223	$523,334	$466,662

The weighted-average remaining lease term was 4.78 years and 5.49 years as of September 30, 2023 and December 31, 2022, respectively. The weighted average discount rate was 8.48% and 8.48%, as of September 30, 2023 and December 31, 2022, respectively. Operating cash flows from the operating leases totaled $116,591 and $115,442 for the three months ended September 30, 2023 and 2022, respectively, and $350,794 and $322,112 for the nine months ended September 30, 2023 and 2022, respectively.

The total lease liability as of September 30, 2023 and December 31, 2022 was $2,883,217 and $3,220,019, respectively.

The following is a maturity analysis of the annual undiscounted cash flows of the operating lease liabilities as of September 30, 2023, for years ending September 30:

Total
2024	$731,243
2025	725,589
2026	727,150
2027	703,541
2028	532,833
Thereafter	112,569
Total future minimum lease payments	$3,532,925
Less imputed interest	(649,708)
Total	$2,883,217

Current lease liability	$506,743
Noncurrent lease liability	2,376,474
Total	$2,883,217

Subleases

The Company subleases office and warehouse space under one of its existing operating leases with similar terms as the Company’s lease agreements. Because the Company is not relieved of its primary obligations under the original lease, the Company accounts for the subleases as a lessor. Sublease rental income is recorded based on the contractual rental payments which are not substantially different from recognition on a straight-line basis over the lease term and totaled $10,440 and $25,022  during the three months ended September 30, 2023 and 2022, respectively, and $39,476 and $98,364  during the nine months ended September 30, 2023 and 2022, respectively. As of September 30, 2023 and December 31, 2022, deferred income and a sublease deposit totaled $4,445 and $14,168, respectively, and is included in accrued expenses and other current liabilities on the accompanying Balance Sheets.

The following are the total future minimum sublease payments as of September 30, 2023:

Twelve months ending September 30,
2024	$42,491
2025	17,922
Total future minimum lease payments	$60,413

Litigation

The Company may be involved from time to time in litigation or claims arising in the ordinary course of its business. While the ultimate liability, if any, arising from these claims cannot be determined with certainty, the Company believes that the resolution of any such matters will not likely have a material adverse effect on the Company’s financial statements.

On November 22, 2022, Expion360 Inc. (the “Company”) received notice of a complaint (the “Complaint”) filed against it in Oregon state court by Ravi Sinha. The Complaint alleges, inter alia, that Mr. Sinha is entitled to 282,284 shares of the Company’s common stock, or in the alternative, $300,000 plus interest in connection with services he previously rendered the Company as its chief executive officer. On March 21, 2023, the Company entered into a settlement agreement with Mr. Sinha and the matter has been resolved with cash and the issuance of common stock (see Note 10 – Stockholders’ Equity in Item 1 – Financial Statements of Part I – Financial Information).

10. Stockholders’ Equity

The Company is authorized to issue an aggregate of 220,000,000   shares of capital stock, par value $0.001 per share, consisting of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. On March 31, 2023, at the closing price of $4.84 per share, the Company issued 52,000 shares of common stock as part of the settlement agreement with Mr. Sinha dated March 21, 2023. As of September 30, 2023 and December 31, 2022, 6,910,717 and 6,802,464 shares, respectively, of common stock were issued and outstanding. No shares of preferred stock have been issued.

A holder of common stock is entitled to one vote for each share of common stock. The holders of common stock have no conversion, redemption or preemptive rights and shall be entitled to receive dividends when, as, and if declared by the board of directors. Upon dissolution, liquidation, or winding up of the Company, after payment or provision for payment of debts and other liabilities of the Company, subject to the rights, if any, of the holders of any class or series stock having a preference over the right to participate with common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation, or winding up of the Company, the holders of common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares of common stock held.

Since no shares of preferred stock have been issued, no rights and privileges of preferred stockholders have been defined.

Initial Public Offering

On April 1, 2022, the Company completed an initial public offering (“IPO”). A total of 2,466,750 shares of common stock were sold at $7.00 per share in the IPO, for total gross proceeds of $17,267,250. The Company incurred IPO costs of $2,494,763 resulting in net proceeds of $14,772,487. Additionally, during the year ended December 31, 2022, the Company issued 35,714 shares of common stock at $7.00 per share to an outside third party in exchange for IPO services. The fair value of the shares of $249,998 were recorded as an increase to common stock of $36 (35,714 shares at $.001 par value) and additional paid in capital of $249,962 and a corresponding reduction to additional paid in capital of $249,998, resulting in a net decrease in additional paid in capital of $36.

Warrants/Options

On August 10, 2023, the Company issued 25,000 warrants to their investor relations firm in accordance with a letter of engagement signed July 22, 2022, to purchase 25,000 shares of common stock at an exercise price of $5.00 per share. The warrants expire 2 years from date of grant (August 9, 2025). The fair value of the warrants was determined at date of issuance using the Black-Scholes option-pricing model and following assumptions: per share price of common stock on date of grant $5.20, expected dividend yield of 0%, expected volatility of 88%, risk-free interest rate of 4.82% and expected life based on contractual life of 2 years. The fair value of $65,046  was recorded as an increase in additional paid-in capital and expensed to Legal and Professional Services.

On April 1, 2022, the Company issued warrants to IPO underwriters to purchase 148,005 shares of common stock at an exercise price of $9.10 per share. The warrants are exercisable 180 days after grant (September 27, 2022) and expire 5 years from date of grant (March 31, 2027). The fair value of the warrants was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $7, expected dividend yield of 0%, expected volatility of 110.03%, risk-free interest rate of 2.55% and expected life based on contractual life of 5 years. The fair value of $916,238 was recorded as an increase in additional-paid-in capital and a reduction to additional paid-in capital since the warrants were issued as IPO fees to underwriters, resulting in a zero impact to additional paid-in capital.

During the nine months ended September 30, 2023, 15,000 warrants exercisable at $3.32 per share were exercised on a cash basis which resulted in the issuance of 15,000 shares of common stock. In addition, 22,606 warrants exercisable at $3.32 per share were exercised using the cashless conversion option, which resulted in the issuance of 10,151 shares of common stock. This leaves 521,825 warrants remaining with an exercise price of $3.32.

During the nine months ended September 30, 2023, 73,000 warrants exercisable at $2.90 per share were exercised using the cashless conversion option which resulted in the issuance of 31,102 shares of common stock. This leaves 78,000 warrants remaining with an exercise price of $2.90.

As of September 30, 2023 and December 31, 2022, a total of 772,830 and 858,436 warrants were issued and outstanding, respectively. As of September 30, 2023 and December 31, 2022, a total of 30,000 options, which were not issued under a specified plan, were outstanding. As of September 30, 2023, below is a summary of the various warrants/options issued and outstanding:

Number of warrants/non-plan options	Exercise Price	Weighted Average Remaining Life (Yrs)
25,000	$5.00	1.86
521,825	$3.32	8.15
78,000	$2.90	1.11
30,000	$3.32	1.11
148,005	$9.10	3.50

Stock Option Plans

As of September 30, 2023, the Company had adopted two stock-based compensation plans, the 2021 Incentive Award Plan and the 2021 Employee Stock Purchase Plan, both of which are described below and became effective upon the initial public offering. On May 2, 2022, the Company granted 829,500 options and on August  23, 2023, the Company granted 245,500 options and 48,780 restricted stock units (“RSUs”) under the 2021 Incentive Award Plan. No shares have been issued to date under the 2021 Employee Stock Purchase Plan. The compensation cost that has been charged against operations was $2,114,529 for the year ended December 31, 2022 and $124,785 for the three months ended September 30, 2023.

2021 Incentive Award Plan

The purpose of the Company’s 2021 Incentive Award Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Various stock-based awards may be granted under the plan to eligible employees, consultants, and non-employee directors. The number of shares issued under the plan is subject to limits and is adjusted annually. No more than 1,000,000 shares may be issued pursuant to the exercise of incentive stock options. The aggregate share limit will be subject to an annual increase on the first day of each calendar year ending on and including January 1, 2031, by a number of shares equal to the lesser of (i) a number equal to 5% of the aggregate number of shares of the Company's common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Company's board or committee. As of September 30, 2023, the aggregate number of shares that can be issued under the Plan is 1,199,623, of which 1,075,000 options and 48,780 RSUs have been granted. The number of shares granted, the exercise price, and the terms will be determined at date of grant; however, the exercise price shall not be less than 100% of the fair value on the grant date (110% for options granted to greater than 10% stockholders) and the term shall not exceed ten years.

2021 Employee Stock Purchase Plan

The purpose of the Company’s 2021 Employee Stock Purchase Plan is to assist eligible employees of the Company in acquiring a stock ownership in the Company and to help such employees provide for their future security and to encourage them to remain in the employment of the Company. The plan consists of a Section 423 Component and Non-Section 423 Component. The Section 423 Component is intended to qualify as an employee stock purchase plan and also authorizes the grant of options. Options granted under the Non-Section 423 Component shall be granted pursuant to separate offerings containing sub-plans. The Company may make one or more offerings under the plan. The duration and timing of each offering period may be established or changed by the board, but in no event may an offering period exceed 27 months and in no event may the purchase period for the option exceed the duration of the offering period under which it is established. On each exercise date for an offering period, each participant shall automatically be deemed to have exercised the option to purchase the largest number of whole shares which can be purchased under the offering. Option awards are generally granted with an exercise price equal to 85% of the lesser of the fair market value of a share on (a) the applicable grant date and (b) the applicable exercise date, or such other price as designated by the administrator, provided that in no event shall the option price be less that the per share par value price. The maximum number of shares granted under the plan shall not exceed 2,500,000 shares.

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility was calculated based upon similar traded companies’ historical share price movements as adequate historical experience is not available to provide a reasonable estimate. Expected term is calculated based on the simplified method as adequate historical experience is not available to provide a reasonable estimate. The simplified method will continue to apply until enough historical experience is available to provide a reasonable estimate of the expected term. The risk-free interest rate is calculated based on the yield from U.S. Treasury zero-coupon bonds with an equivalent term. The Company has historically not paid dividends and have no foreseeable plans to pay dividends.

The Company has computed the fair value of all options granted during the year ended December 31, 2022 using the following assumptions:

Expected volatility	109.48% - 113.32%
Expected dividends	None
Expected term (in years)	2.5 – 5.01
Risk free rate	2.83% – 3.01%

The Company has computed the fair value of the 245,500 options granted during the nine months ended September 30, 2023 using the following assumptions:

Expected volatility	105%
Expected dividends	None
Expected term (in years)	6.0
Risk free rate	4.33%

The following table summarizes the Company’s stock option activity under the 2021 Incentive Plan:

(in thousands except number of options and per options data)	Number of options	Weighted average exercise price	Weighted average remaining contractual term (in years)	Aggregate intrinsic value (1)
Outstanding at beginning of period	829,500	$3.43	8.76	—
Granted	245,500	4.92	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Outstanding at end of period	1,075,000	$3.77	9.02	$567,595
Exercisable at end of period	829,500	$3.43	7.51	$567,595

(1)	The aggregate intrinsic value of options outstanding and options exercisable at beginning of period is $0, as all options are out of the money.

During the three months ended September 30, 2023 and 2022, the weighted-average grant-date fair value of the options granted to employees and non-employees was $998,924 and $1,847,193, respectively. Unrecognized compensation expense related to employees was $234,737 as of September 30, 2023. The options granted in May 2022 were vested 100% at time of grant. The options granted in August 2023 began to vest in equal quarterly installments beginning September 30, 2023 and ending June 30, 2026.

The following table summarizes the Company’s restricted stock unit (“RSU”) activity under the 2021 Incentive Plan:

(in thousands except number of options and per options data)	Number of restricted stock awards		Weighted average grant-date fair value
Nonvested at beginning of year	—	$	—
Granted	48,780		239,998
Vested	—		—
Forfeited	—		—
Nonvested at end of year	48,780	$	239,998

There was $0.2 million of total unrecognized compensation cost related to non-vested RSUs that are expected to be recognized over a period of up to 0.70 years.

Common Stock Reserved for Future Issuance

The following is a summary of common stock shares reserved for future issuance as of September 30, 2023:

Exercise of warrants	772,830
Exercise of options unrelated to any Plan	30,000
Exercise of stock options – 2021 Incentive Award Plan	1,075,000
Exercise of restricted stock units – 2021 Incentive Award Plan	48,780
Total shares of common stock reserved for future issuances	1,926,610

11. Income Taxes

The Company has incurred losses and consequently recorded no provision beyond the minimum or base tax rate for state or federal income taxes for the three or nine months ended September 30, 2023. The Company maintains a full valuation allowance on all deferred tax assets, as it has concluded that it is more likely than not that these assets will not be realized. As of September 30, 2023 and December 31, 2022, there were no material unrecognized tax benefits included in the accompanying balance sheets that would, if recognized, affect the effective tax rate. For the three months ended September 30, 2023, the Company accrued $1,380 for 2023 state income taxes, and for the three months ended September 30, 2022, the Company accrued and incurred state taxes of $0. For the nine months ended September 30, 2023, the Company has net state tax expenses totaling $1,341 due to a small refund, and for the nine months ended September 30, 2022, the Company incurred state taxes of $300.

12. 401(k) Plan

The Company adopted a 401(k) Plan (“Plan”) for the benefit of its employees. Employees may contribute to the Plan within defined limits as defined by the Internal Revenue Service. Substantially all employees are eligible to participate. The Company has the option to make profit sharing contributions at its discretion. No profit-sharing contributions have been made.

13. Related Party Transactions

As of September 30, 2023 and December 31, 2022, related party transactions consisted of Stockholder Promissory Notes (see Note 8 – Stockholder Promissory Notes in Item 1 – Financial Statements of Part I – Financial Information).

14. Subsequent Events

The date to which events occurring after September 30, 2023, the date of the most recent Balance Sheets, have been evaluated for possible adjustment to the financial statements or disclosures is November 7, 2023, which is the date the financial statements were issued.

On October 13, 2023, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) during which the Company’s stockholders approved an amendment to the Company’s 2021 Incentive Award Plan to increase by 250,000 the number of shares of Common Stock authorized for issuance under the plan. The Company filed an 8-K related to the results of the Annual Meeting on October 16, 2023.

On October 12, 2023, the Company filed an 8-K related to a published press release introducing a pilot program to offer transformative solar and energy storage solutions in partnership with REPM Corp.

Expion360 Inc.

Up to 1,781,978 Shares of Common Stock

PROSPECTUS

The date of this prospectus is February 7, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the Shares being registered hereby, all of which will be borne by us (except any underwriting discounts and commissions and expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC Filing Fee	$1,146.77
Accounting Fees and Expenses	$3,500
Legal Fees and Expenses	$80,000
Miscellaneous	$10,000
Total	$94,646.77

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

1.	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

2.	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The Articles of Incorporation of the Company provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, we shall indemnify our directors and officers in their respective capacities as such and in any and all other capacities in which any of them serves at our request. The Articles of Incorporation further provide that the liability of its directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, and that if the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time; and in addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by in our Bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Company, must be paid, by us or through insurance purchased and maintained by the Company or through other financial arrangements made by us, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

Further, we have entered into indemnification arrangements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the NRS. Such arrangements may require us, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification arrangements with any new directors and executive officers in the future.

We also have director and officer insurance providing for indemnification for our directors and officers for certain liabilities, and such insurance provides for indemnification of our directors and officers for liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all unregistered securities sold by the Registrant since January 1, 2019. Each of the issuances was exclusively to “accredited investors” as defined in Regulation D under the Securities Act and in reliance on the exemptions available pursuant to Regulation D under, and Section 4(a)(2) of, the Securities Act).

(1)	In August and October 2020, we received proceeds totaling $270,000 from the issuance of four Convertible Notes (“2020 Notes”). The 2020 Notes accrue monthly interest at 6% per annum and include two options for conversion: (1) automatic conversion of the principal balance and accrued interest into new financing securities issued in a new financing round of at least $1.0 million, not including the 2020 Notes — the conversion price will be equal to 85% of the price per unit at which the investor in the new financing purchased their equity securities; (2) optional conversion in founder securities if (a) the Company gives the investor notice of its intent to prepay its 2020 Note, or (b) the Company has not consummated a new financing prior to maturity. The conversion price is equal to $17.0 million divided by the number of founder securities outstanding at the date of the 2020 Notes (100,000 units), or $170.00 per unit. The 2020 Notes mature three years from date of issue. The outstanding balance at December 31, 2020, was $273,157, including accrued interest of $3,157, which was recognized as interest expense during 2020.

(2)	In late 2020, all convertible debt holders were offered the opportunity for early conversion of their convertible notes into Class B member units effective January 1, 2021. Three of the four convertible note holders converted notes with a principal balance of $170,000 and accrued interest of $3,157 into 2,338 Class B member units at per unit conversion prices ranging from $67.00 - $76.00. In accordance with FASB ASC 470-20, Debt with Conversion and Other Options, the fair value of the additional units issued under the induced conversion over the value of the number of units issuable under the original terms of the convertible note agreements is recognized as debt conversion expense. Accordingly, upon early conversion on January 1, 2021, the Company recognized $112,133 of debt conversion expense with a corresponding entry to members’ deficit of $285,290 consisting of the $173,157 of principal and interest converted and the excess fair value of $112,133. The fourth convertible note holder opted out of the early conversion and instead, the original note was modified into a term loan effective January 1, 2021. The modification included the elimination of the conversion feature, an increase in the interest rate from the original 6% per annum to 10% per annum, to be paid monthly instead of accrued, and an earlier maturity date of December 31, 2021. The modification resulted in a new effective annual interest rate of 9.58%, and a revised one-year maturity on December 31, 2021. The modification resulted in less than a 10% difference in the present values of cash flows of the original note compared to the modified note. Accordingly, there was no accounting changes related to these modifications.

(3)	On January 1, 2021, we issued 2,338 Class B member units upon the conversion of convertible notes and accrued interest totaling $173,157.

(4)	On January 1, 2021, we issued 262 Class B membership units in exchange for building signage valued at $20,000.

(5)	In March and April 2021, we sold 6,157 of Class B membership units to three new members for gross proceeds of $522,000.

(6)	On May 15, 2021, we modified a Promissory Note Agreement in the amount of $250,000 to be a convertible note for the same amount with detachable warrants to purchase 548,000 shares of Common Stock. The modification resulted in a new effective annual interest rate of 9.15%. The modification resulted in less than a 10% difference in the present values of cash flows of the original note compared to the modified note. Accordingly, there was no accounting changes related to these modifications. The convertible note was issued under the same terms and conditions as the convertible notes issued to third-party investors and therefore, in substance, was not a capital transaction. Effective November 1, 2021, all terms under the convertible note, including the warrants, were rescinded and the member agreed to convert the note at a conversion price of $1.21 per share.

(7)	On October 29, 2021, in anticipation of conversion from LLC to a C corporation, the Notes and Warrants were modified under Convertible Debenture Exercise and Waiver and Release Agreements with the individual creditors. The Note holders agreed to settle the debt for an aggregate 1,527,647 shares of common stock with a fair value of $5,545,359 ($3.63 per share). Since this transaction involved contemporaneous issuance of shares of common stock by the Company to the Note holders, we evaluated the transaction for modification and extinguishment accounting and determined that the debt was extinguished as a result of the issuance of shares that do not represent the exercise of a conversion right contained in the original terms of the Notes at issuance.

(8)	In November 2021, we issued 30,000 shares of Common Stock in exchange for legal services.

(9)	In November 2021, we issued 482,268 detachable warrants with secured promissory notes for the purchase of Common Stock. The relative fair value of the warrants of $809,806 at the time of issuance was recorded as additional paid-in capital with a corresponding debt discount reducing the carrying value of the notes. Additionally, we issued 77,163 warrants to purchase shares of Common Stock to underwriters in connection with obtaining the notes. The fair value of the warrants of $262,354 was recorded as additional paid-in capital and reduced the carrying value of the notes. The warrants are exercisable at $3.32 per share for a period of ten years from date of grant. The fair value of the warrants was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 110.8%, risk-free interest rate of 1.63% and expected life based on contractual life of 10 years.

(10)	Also in November 2021, we issued warrants to purchase 151,000 shares of Common Stock in exchange for prior services related to extinguished 2021 convertible notes and 30,000 options for the purchase of common stock in exchange for legal services. The warrants are exercisable at $2.90 per share for a period of three years from the date of grant. The options are exercisable at $3.32 per share for a period of three years from the date of grant. The options issued were not issued under the Company’s stock option plans. The fair value of the warrants of $407,700 was recorded as additional paid-in-capital and expensed to extinguishment loss on debt settlement. The fair value of the options of $79,200 was recorded as additional paid-in capital with a corresponding charge to legal expense. The fair value of the warrants and options was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 122.7%, risk-free interest rate of 0.71% and expected life based on contractual life of three years.

(11)	On November 22, 2021, we completed a private placement (the “Secured Note Financing”). In connection therewith, we issued an aggregate of $1,600,000 of 15% senior secured notes (the “Senior Secured Notes”) and warrants to purchase an aggregate of 559,431 shares of common stock at an exercise price of $3.32 per share (the “Warrants Senior Secured Notes”). After deducting offering related expenses, including legal fees of $15,000 and certain diligence and advisory fees of $200,000 paid to an entity owned by the spouse of an employee of the underwriter, the net proceeds to us were approximately $1,385,000. Out of the total warrants, warrants to purchase 28,935 shares of our common stock were issued to the same entity owned by the spouse of an employee of the underwriter that received the advisory fee. The maturity date of the Senior Secured Notes is the earlier of (i) May 15, 2023, (ii) the closing a Qualified Subsequent Equity Financing and (iii) the closing of a Change of Control. The Senior Secured Notes bear interest at a rate of 15% per annum of which (i) 10% accrues from the Closing Date and is paid to holder within 10 days after the first day of each month and (ii) 5% accrues and compound annually and payable in arrears on the Maturity Date. The Senior Secured Notes are general secured obligations as set forth in a security agreement between us and the noteholders. The Warrants are exercisable for a period of 10-years from the date of issuance and may be exercised via cashless exercise/net exercise provisions contained in the Warrants.

(12)	During the year ended December 31, 2021, we received gross proceeds of $2,929,000 from the issuance of unsecured convertible notes, of which $44,000 was received from existing members/shareholders. Additionally, a member/shareholder converted a promissory note to a convertible note identical in terms discussed below.

(13)	On April 1, 2022, we issued warrants to IPO underwriters to purchase 148,005 shares of Common Stock at an exercise price of $9.10 per share. The warrants are exercisable 180 days after grant (September 27, 2022) and expire five years from date of grant (March 31, 2027). The fair value of the warrants was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $7, expected dividend yield of 0%, expected volatility of 110.03%, risk-free interest rate of 2.55% and expected life based on contractual life of 5 years. The fair value of $916,238 was recorded as an increase in additional-paid-in capital and a reduction to additional paid-in capital since the warrants were issued as IPO fees to underwriters, resulting in a zero impact to additional paid-in capital.

(14)	In March 2023, holders of 73,000 warrants we previously issued on November 9, 2021 in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) with an exercise price of $2.90 exercised their warrants on a cashless basis, which resulted in the issuance of an additional 31,102 shares of Common Stock. During the same period, holders of 15,000 warrants previously issued by the Company on November 22, 2021 in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act with an exercise price of $3.32 exercised their warrants by paying the exercise price, which resulted in the issuance of an additional 15,000 shares of common stock and the receipt by the Company of $49,800.

(15)	On March 31, 2023, at the closing price of $4.84 per share, the Company issued 52,000 shares of Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act as part of the settlement agreement with Ravi Sinha dated March 21, 2023.

(16)	In April 2023, holders of 22,606 warrants previously issued by the Company on November 22, 2021 in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act with an exercise price of $3.32 exercised their warrants on a cashless basis, which resulted in the issuance of an additional 10,151 shares of Common Stock.

(17)	On August 10, 2023, we issued 25,000 warrants to our investor relations firm in accordance with a letter of engagement signed July 22, 2022, as partial compensation for services provided by the investor relations firm. The warrants were issued in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. The warrants are fully vested and exercisable with an expiration date two years from date of issue (August 9, 2025) and are exercisable at a price of $5.00 per share.

ITEM 16. EXHIBIT

(a)       Exhibits.

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this Registration Statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b)       Financial Statement Schedules.

All other schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or related notes.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this Offering.

(4)       That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in this Offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and this Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description	Form	Exhibit	Filing Date
3.1	Articles of Incorporation of the Company, effective as of November 4, 2021	S-1	3.1	3/31/2022
3.2	Bylaws of the Company currently in effect	S-1	3.2	3/31/2022
4.1	Form of the Company’s common stock certificate	S-1	4.1	3/31/2022
4.2	Form of Representative’s Warrant Agreement	S-1	4.4	3/31/2022
4.3	Form of Senior Secured Promissory Note issued to bridge loan investors	S-1	4.5	3/31/2022
4.4	Form of Warrant with an Exercise Price of $2.90	10-K	10.12	3/30/2023
4.5	Form of Warrant with an Exercise Price of $3.32	10-K	10.13	3/30/2023
5.1	Opinion of Stradling Yocca Carlson & Rauth LLP	-	-	-
10.1	Form of common stock warrant issued to Selling Stockholders	S-1	10.1	3/31/2022
10.2†	Expion360 Inc. 2021 Incentive Award Plan	S-1	10.2	3/31/2022
10.3†	Expion360 Inc. 2021 Employee Stock Purchase Plan	S-1	10.3	3/31/2022
10.4	Form of Security Agreement issued to bridge loan investors	S-1	10.7	3/31/2022
10.5	Commercial Lease of premises at 2045 SW Deerhound Avenue Redmond, OR	S-1	10.8	3/31/2022
10.6	Commercial Lease of premises at 1266 SW Lake Blvd., Redmond, OR	S-1	10.11	3/31/2022
10.7	Underwriting Agreement dated March 31, 2022, between the Company and Alexander Capital, LP as Representative of the Underwriters	8-K	1.1	4/05/2022
10.8†	Amended and Restated Employment Agreement, between John Yozamp and Expion360 Inc., dated January 26, 2023	8-K	10.1	2/01/2023
10.9†	Amended and Restated Employment Agreement, between Brian Schaffner and Expion360 Inc., dated January 26, 2023	8-K	10.1	2/01/2023
10.10†	Amended and Restated Employment Agreement, between Paul Shoun and Expion360 Inc., dated January 26, 2023	8-K	10.1	2/01/2023
10.11†	Amended and Restated Employment Agreement, between Greg Aydelott and Expion360 Inc., dated January 26, 2023	8-K	10.1	2/01/2023
10.14*	Common Stock Purchase Agreement, dated December 27, 2023, between Expion360 Inc. and Tumim Stone Capital, LLC	8-K	10.2	12/29/2023
10.15*	Registration Rights Agreement, dated December 27, 2023, between Expion360 Inc. and Tumim Stone Capital, LLC	8-K	10.3	12/29/2023
21.1	Subsidiaries of the Company	S-1	21.1	3/31/2022
23.1	Consent of M&K CPAS PLLC	-	-	-
23.2	Consent of Stradling Yocca Carlson & Rauth LLP (included in Exhibit 5.1)
24.1	Power of Attorney (reference is made to the signature page hereto)	-	-	-
101.INS	Inline XBRL Instance Document	-	-	-
101.SCH	Inline XBRL Taxonomy Extension Schema Document	-	-	-
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document	-	-	-
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document	-	-	-
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document	-	-	-
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document	-	-	-
104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)	-	-	-
107	Filing Fee Table

†	Indicates a management contract or compensatory plan or arrangement.

*	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Redmond, Oregon, on this 7th day of February, 2024.

EXPION360 INC.

By: /s/ Brian Schaffner
Brian Schaffner
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No.2 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Schaffner	Chief Executive Officer and Director	February 7, 2024
Brian Schaffner	(Principal Executive Officer)

/s/ Greg Aydelott	Chief Financial Officer	February 7, 2024
Greg Aydelott	(Principal Financial and Accounting Officer)

/s/ *	Director	February 7, 2024
George Lefevre

/s/ *	Director	February 7, 2024
Steven M. Shum

/s/ *	Director	February 7, 2024
Paul Shoun

/s/ *	Director	February 7, 2024
Tien Q. Nguyen

 *By: /s/ Brian Schaffner, attorney-in-fact